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                                                                   EXHIBIT 10.13

            AGREEMENT FOR RESALE OF LOCAL WIRELINE TELECOMMUNICATIONS
                  SERVICES AND PROVISION OF ANCILLARY SERVICES

                                     Between

                           Z-TEL COMMUNICATIONS, INC.

                                       and

                       SPRINT COMMUNICATIONS COMPANY L. P.

                                   dated as of

                                February 4, 2003










     Materials contained in this exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exhchange Commission. Those omitted materials have been filed separately. Omitted materials are indicated by placing *** characters in lieu at the omitted materials.
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                                TABLE OF CONTENTS

PREAMBLE ...........................................................................................      1

AGREEMENT ..........................................................................................      1

DEFINITIONS ........................................................................................      2

Section I. Scope of Services 16
           1.1. Statement of Work ..................................................................     16
           1.2. Agency and Resale Modes ............................................................     16
                    1.2.1. Migration ...............................................................     17
                    1.2.2. Implementation ..........................................................     17
                    1.2.3. Modification ............................................................     17
           1.3. Geographic Scope of Services .......................................................     17
                    1.3.1. Compliance with Regulations .............................................     17
           1.3.2. Service Area Additions ...........................................................     17
                    1.3.3. Service Area Limitations ................................................     17
           1.4. Local Wholesale Services ...........................................................     17
                    1.4.1. Termination of Long Distance Calls ......................................     18
                    1.4.2. Access to Toll Free Services ............................................     18
           1.5. Z Node Services ....................................................................     18
                    1.5.1. Extension of Capabilities ...............................................     18
           1.6. Long Distance Services .............................................................     18
           1.7. Travel Card Services ...............................................................     18
           1.8. Inside Wire Services ...............................................................     18
           1.9. OSS Services Supplied by Z-Tel .....................................................     19
                    1.9.1. Inbound Sales ...........................................................     19
                    1.9.2. Third Party Verification ................................................     19
                    1.9.3. Provisioning ............................................................     20
           1.9.4. Customer Care Escalations ........................................................     20
                    1.9.5. Access Charges ..........................................................     20
                    1.9.6. End User Billing ........................................................     20
                    1.9.7. Payment Posting .........................................................     20
                    1.9.8. CDR Processing ..........................................................     20
                    1.9.9. Responding to Subpoenas .................................................     21
                    1.9.10. Reports ................................................................     21
                    1.9.11. LEC Relations ..........................................................     21
                    1.9.13. Repair .................................................................     21
                    1.9.13. Collections ............................................................     21
                    1.9.14. Training ...............................................................     21
                    1.9.15. Fraud Detection ........................................................     21

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
                    1.9.16. Long Distance Services Exception .......................................     21
           1.10. OSS Functions Provided by Sprint ..................................................     21
                    1.10.1. Marketing ..............................................................     22
                    1.10.2. Customer Acquisition and TPV ...........................................     22
                    1.10.3. Order Entry ............................................................     22
                    1.10.4. Customer Care (Customer Interface and Tier 1 Resolution)................     22
                    1.10.5. Change Orders ..........................................................     22
                    1.10.6. Lockbox ................................................................     22
                    1.10.7. Tax Reconciliation/Filings/Remittances .................................     22
                    1.10.8. Transport (to Z-Node) ..................................................     22
           1.10.9. Fulfillment .....................................................................     23
                    1.10.10. Investigating Complaints ..............................................     23
                    1.10.11. Commission Program ....................................................     23
                    1.10.12. Additional Executive Reports ..........................................     23
                    1.10.13. Sprint Retained or Assumed Function ...................................     23
           1.11. Ancillary Services ................................................................     24
           1.12. Upgrades, Updates and New Z-Tel Services or Functionalities .......................     24
                    1.12.1. Upgrades and Updates ...................................................     24
                    1.12.2. New Services or Functionalities ........................................     24

                    1.12.3. Timing of Availability .................................................     25
                    1.12.4. Pricing ................................................................     25
                    1.12.5. Proprietary Work Requested by Sprint ...................................     25
                    1.12.6. Similarly Situated .....................................................     25
           1.13. Promotional Programs Excluded .....................................................     25
           1.14. Maintenance .......................................................................     26
           1.15. Notice of Changes .................................................................     26
           1.16. Grandfathering ....................................................................     27

Section II. Term, Termination and Transition .......................................................     27
           2.1. Initial Term .......................................................................     27
           2.2. Renewal Term .......................................................................     28
           2.3. Termination ........................................................................     28
                    2.3.1. Termination by Sprint ...................................................     28
                    2.3.2. Termination by Z-Tel ....................................................     30
           2.4. Obligations upon Expiration or Termination .........................................     30
                    2.4.1. Sprint's Obligations ....................................................     30
                    2.4.2. Z-Tel's Obligations .....................................................     31
                    2.4.3. Removal of Property .....................................................     32
           2.5. Transition of Customers ............................................................     32

                    2.5.1. Compliance with Law .....................................................     33
                    2.5.2. Failure to Pay During Transition ........................................     33
                    2.5.3. Assistance ..............................................................     33
                    2.5.4. New Orders ..............................................................     34
                    2.5.5. Transition Costs ........................................................     34

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
                    2.5.6. Transition Period Duration ..............................................     36
           2.6. Exit from Telecommunications Service by Sprint .....................................     37
           2.7. Lawful Purposes ....................................................................     37

Section III. Reserved ..............................................................................     38

Section IV. Fees and Charges .......................................................................     38
           4.1. Basis of Fees ......................................................................     38
           4.2. Interface Establishment Fee ........................................................     38
                    4.2.1. Development of PCS Interfaces ...........................................     38
           4.3. Service Fee Prepayment and Resulting Credit ........................................     39
                    4.3.1. Use Stimulation .........................................................     39
           4.4. Excluded Activities ................................................................     39
           4.5. SLC and PICC Charges ...............................................................     39
           4.6. Z-Tel OSS Support ..................................................................     39
                    4.6.1. Gross-Up of Expense .....................................................     39
                    4.6.2. Allocation of Employee Expense ..........................................     42
                    4.6.3. Pre-approved ............................................................     42
                    4.6.4. Adjustment to Headcount .................................................     42
                    4.6.5. Escalation of Headcount Matters .........................................     43
                    4.6.6. Level of Support ........................................................     43
                    4.6.7. Cost of Living Adjustment ...............................................     43
                    4.6.8. Minimization of Expense .................................................     44
           4.7. Allocation of **** and Usage Fees ..................................................     44
                    4.7.1. Allocation of **** Fees .................................................     44
                    4.7.2. Allocation of Usage Fees ................................................     44
           4.8. Slamming and Cramming Impact Expenses ..............................................     44
           4.9. Changes in Fees and Direct Costs ...................................................     45
                    4.9.1. Adjustment Process for ***** Fees Not in *****...........................     45
                    4.9.2. Resolution of Fee Change Disputes .......................................     45
                    4.9.3. ***** Fee Adjustments in *****...........................................     46
                    4.9.4. *****....................................................................     46
           4.10. Recovery of Taxes and Regulatory Fees .............................................     46
           4.11. Permitted Fees and Charges ........................................................     46

Section V. Billing and Billing Disputes ............................................................     47
           5.1. Invoicing of Fees ..................................................................     47
                    5.1.1. Invoice Date ............................................................     47
                    5.1.2. **** Recurring Fees .....................................................     47
                    5.1.3. Z-Tel Dedicated Support Fees ............................................     47
                    5.1.4. Receipt Credits .........................................................     47
           5.2. Back Billing .......................................................................     47
           5.3. Billing Disputes ...................................................................     47
                    5.3.1. No Withholding of ***** Fees ............................................     48
                    5.3.2. Withholding of ***** Fees ...............................................     48
                    5.3.3. Notice of Billing Dispute ...............................................     48
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
                    5.3.4. Payment Will Not Prejudice ..............................................     48
                    5.3.5. Restitution .............................................................     49
                    5.3.6. Resolution Period .......................................................     49
                    5.3.7. Joint Effort Regarding Third-Party Disputes .............................     49

Section VI. Payments ...............................................................................     49
           6.1. Responsibility .....................................................................     49
           6.2. Payment Schedule ...................................................................     49
                    6.2.1. **** Recurring Fees .....................................................     49
                    6.2.2. Other **** Fees .........................................................     50
                    6.2.3. Z-Tel Dedicated Support Fees ............................................     50
                    6.2.4. All Other Fees ..........................................................     50
           6.3. Currency and Payment Method ........................................................     50
           6.4. Late Payment Fees ..................................................................     50
                    6.4.1. Undisputed Amounts ......................................................     50
                    6.4.2. Disputed Amounts ........................................................     50
           6.5. Sprint Adjustments .................................................................     50

Section VII. Relationship to End Users .............................................................     51
           7.1. Serving End Users ..................................................................     51
           7.2. Points of Contact ..................................................................     51
           7.3. End User Interfaces ................................................................     51

Section VIII. Authorizations .......................................................................     51
           8.1. Listing Information ................................................................     51
           8.2. Authorization and Verification Requirements ........................................     52
                    8.2.1. Z-Tel Verification and Retention ........................................     52
                    8.2.2. Sprint Verification and Retention .......................................     52

Section IX. Z-Tel Responsibilities and Warranties ..................................................     52
           9.1. Z-Tel Cooperation ..................................................................     52
           9.2. Good Standing ......................................................................     52
           9.3. Z-Tel Compliance with Laws .........................................................     53
           9.4. Prior Consent for Branding .........................................................     53
           9.5. Sprint End User Interaction ........................................................     53
           9.6. No Contravention ...................................................................     53
           9.7. Sufficiency of Z-Tel Fundamental Technology ........................................     53
           9.8. Non-Discrimination .................................................................     54
           9.9. Toll-Free Access ...................................................................     54
           9.10. Restricting Service ...............................................................     54
           9.11. Tariffs ...........................................................................     55
           9.12. Material Threat ...................................................................     55
           9.13. Network Protection ................................................................     55
           9.14. Responding to Subpoenas ...........................................................     55
           9.15. Insurance .........................................................................     55

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
                    9.15.1. Certificates of Insurance ..............................................     56
                    9.15.2. No Limitation ..........................................................     57
           9.16. Fee Increases .....................................................................     57
           9.17. Change of Control .................................................................     57

Section X Sprint Responsibilities and Warranties ...................................................     57
           10.1. Sprint Compliance with Laws .......................................................     57
                    10.1.1. Authority in Place .....................................................     57
                    10.1.2. Demonstrated Proof of Authority ........................................     57
           10.2. Subscriber Fees ...................................................................     57
           10.3. No Contravention ..................................................................     57
           10.4. Hazards, Interference, Etc ........................................................     58
           10.5. Security ..........................................................................     58
           10.6. Subpoenas .........................................................................     58
           10.7. Sprint Compliance with Laws .......................................................     58
           10.8. Acceptable Use ....................................................................     58
           10.9. Long Distance Choice ..............................................................     58
                    10.9.1. PIC Selection ..........................................................     58
                    10.9.2. Carrier Arrangements ...................................................     58
                    10.9.3. Proof of Authorization .................................................     58
                    10.9.4. Responsibility for ANI Usage ...........................................     59
                    10.9.5. Manual Processing ......................................................     59
           10.10. Connectivity to Z-Node ...........................................................     59
           10.11. Fraud ............................................................................     59
           10.12. Forecasts ........................................................................     60
           10.13. Compliance with Regulatory Rules .................................................     60
           10.14. Future Services ..................................................................     60
           10.15. Use of Service ...................................................................     60
           10.16. Insurance ........................................................................     61
                    10.16.1. Coverage ..............................................................     61
                    10.16.2. Certificates of Insurance .............................................     62
                    10.16.3. No Limitation .........................................................     62
                    10.16.4. Self Insurance ........................................................     62
           10.17. Material Threat ..................................................................     62
           10.18. Reverse Engineering ..............................................................     63
           10.19. Interconnection Agreements .......................................................     63
           10.20. Z-Tel Vendors ....................................................................     63

Section XI. Service Level and Remedy ...............................................................     63
           11.1. SLAs ..............................................................................     63
                    11.1.1. Performance Levels .....................................................     63
                    11.1.2. Actions by ILECs and Regulatory Authorities ............................     63
           11.2. Force Majeure Application .........................................................     63

Section XII. Disaster Recovery, Back-up System .....................................................     64

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
           12.1. On-Site Disaster Recovery Plan ....................................................     64
           12.2. Back-Up Plan ......................................................................     64
                    12.2.1. Plan Contents ..........................................................     64
                    12.2.2. Plan Development .......................................................     65
                    12.2.3. Joint Disaster Planning Team ...........................................     65
           12.3. Material Breach ...................................................................     65
           12.4. Implementation of Back-Up Plan; Back-Up System ....................................     65
                    12.4.1. Timing of Implementation ...............................................     65
                    12.4.2. Location ...............................................................     66
                    12.4.3. Z-Tel's Assistance and Cooperation .....................................     66
                    12.4.4. Back-up System Operations ..............................................     66
                    12.4.5. Operating Methods and Procedures .......................................     66
                    12.4.6. Title ..................................................................     68
           12.5. Testing of Back-Up System .........................................................     68
                    12.5.1. Z-Tel Back-Up Materials ................................................     68
                    12.5.2. Restrictions on Sprint's Access and Use of Z-Tel Back-Up Materials .....     68
                    12.5.3. Z-Tel's Assistance .....................................................     69

Section XIII. Third Party Agreements ...............................................................     69
           13.1. Third-Party Agreements ............................................................     69

Section XIV. Technology Delivery, Technology License and Escrow ....................................     69
           14.1. Technology License Grant ..........................................................     69
           14.2. Triggering Event ..................................................................     70
                    14.2.1. Exercise of Option .....................................................     70
                    14.2.2. Royalty Payment ........................................................     71
           14.3. Technology Escrow .................................................................     71
           14.4. Technology Escrow Materials .......................................................     71
                    14.4.1. Deposit ................................................................     71
           14.4.2. Upgrades and Updates of Technology Escrow Materials .............................     72
           14.5. Audit of Technology Escrow Materials ..............................................     73
           14.6. Release of Technology Escrow Materials ............................................     73
           14.7. Bankruptcy ........................................................................     73
           14.8. Disputes Regarding Delivery or Release of Technology Escrow Materials .............     73
           14.9. Assignment of Technology License ..................................................     74
           14.10. Remedies Limited .................................................................     74

Section XV. Confidentiality ........................................................................     74
           15.1. Confidentiality ...................................................................     74
           15.2. Return or Destruction of Confidential Information .................................     75
           15.3. Third Party Disclosure Requests ...................................................     75
           15.4. Required Disclosures ..............................................................     75
           15.5. Equitable Relief ..................................................................     75
           15.6. Survival ..........................................................................     76

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
Section XVI. Property Rights; License; Trademarks ..................................................     76
           16.1. Property Rights and Usage .........................................................     76
           16.2. Title to Equipment ................................................................     76
           16.3. Grant of Use License ..............................................................     76
                    16.3.1. Retail Limitation ......................................................     77
                    16.3.2. Brand Limitation .......................................................     77
                    16.3.3. Sales Agents ...........................................................     77
           16.4. Trademarks ........................................................................     77
                    16.4.1. Sprint Branding Exception ..............................................     77
                    16.4.2. Z-Tel Branding Exception ...............................................     77

Section XVII. Disclaimer of Warranties .............................................................     77
           17.1. Disclaimer of Warranties ..........................................................     77

Section XVIII. Limitations on Liability ............................................................     78
           18.1. Limitations .......................................................................     78
           18.2. Application .......................................................................     78

Section XIX. Indemnification .......................................................................     78
           19.1. Indemnification ...................................................................     78
           19.2. Damages ...........................................................................     79
           19.3. Procedure .........................................................................     79

Section XX. Audits .................................................................................     80
           20.1. Adequate Books and Records ........................................................     80
           20.2. Right to Audit ....................................................................     80
           20.3. Verification of Third Party Charges ...............................................     81
           20.4. Disclosure ........................................................................     81

Section XXI. Miscellaneous .........................................................................     81
           21.1. Good Faith Performance ............................................................     81
           21.2. No Exclusivity ....................................................................     81
           21.3. Taxes .............................................................................     81
           21.4. Noninterference ...................................................................     82
           21.5. Dispute Resolution ................................................................     82
                    21.5.1. Escalation Procedures ..................................................     82
                    21.5.2. Negotiations ...........................................................     82
                    21.5.3. Disputes Involving Billing .............................................     82
                    21.5.4. Continued Performance ..................................................     82
           21.6. Entire Agreement ..................................................................     82
           21.7. Compliance with Ethical Business Practices ........................................     83
           21.8. Assignment ........................................................................     83
           21.9. Binding Agreement .................................................................     83
           21.10. Litigation Venue .................................................................     83
           21.11. Governing Law ....................................................................     83
           21.12. Legal Fees .......................................................................     83

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
           21.13. Letter of Agency .................................................................      83
           21.14. Notices ..........................................................................      83
                    21.14.1. Deemed Delivery .......................................................      83
                    12.14.2. Super Notice ..........................................................      84
                    21.14.3. Saturday, Sunday or Legal Holiday .....................................      84
           21.15. Waiver ...........................................................................      84
           21.16. Relationship of the Parties ......................................................      84
           21.17. Third Party Beneficiaries ........................................................      84
           21.18. Construction .....................................................................      84
           21.19. Severability .....................................................................      85
           21.20. Survival .........................................................................      85
           21.21. Counterparts .....................................................................      85
           21.22. Law Enforcement Cooperation ......................................................      85
           21.23. Emergency Interfaces .............................................................      85
           21.24. Payphone Services Prohibited .....................................................      86
           21.25. Sprint Services ..................................................................      86
           21.26. Waiver of Jury Trial .............................................................      86

List of Schedules and Exhibits .....................................................................      88

Schedule A Statement of Work .......................................................................      89

Schedule B Service Level Agreement and Remedies ....................................................      89

           Definitions .............................................................................      90

           1.0 SLA Generic Types ...................................................................      93
           1.1 Stabilization Period SLAs ...........................................................      93
           1.2 Operational SLAs ....................................................................      94
           1.3 Triggering Event SLAs ...............................................................      96
           2.0 Roles and Responsibilities ..........................................................      99
           3.0 Reporting ...........................................................................     100
           4.0 Exclusions ..........................................................................     101
           5.0 Service Level Agreement Change Process ..............................................     103
                  Attachment A .....................................................................     105
                  Attachment B .....................................................................     108
                  Metric Definition ................................................................     108

Schedule C Pricing Schedule ........................................................................     109


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
Schedule D Z-Tel Fundamental Technology ............................................................     111

Schedule E Existing Z-Tel Technology ...............................................................

Schedule 10.8 Acceptable Use Policy ................................................................     113

Schedule 13.1 Conditions, Restrictions, Rules, Policies, Procedures, Limitations and Rights
              Imposed or Granted under Z-Tel's Third Party Agreements and Licenses .................     116

Designee Schedule Sprint and Z-Tel Contact Information .............................................     117

Exhibit A Form Transition Escrow Agreement .........................................................     120

Exhibit B Technology Escrow Agreement ..............................................................     130

Exhibit C Form of Text for Initial SEC Filing and Press Release ....................................     131

Exhibit D Form of Blanket Agency Agreement Letter for Local Service Providers ......................     132

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                     AGREEMENT FOR RESALE OF LOCAL WIRELINE
             TELECOMMUNICATIONS SERVICES AND PROVISION OF ANCILLARY
                                    SERVICES

         THIS AGREEMENT, dated as of February 4, 2003, is between Z-TEL COMMUNICATIONS, INC. ("Z-Tel") a Delaware corporation having its principal place of business at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602, on the one hand, and SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint") a Delaware limited partnership having its principal place of business at 6200 Sprint Parkway, Overland Park, KS 66251, on the other. Z-Tel and Sprint are sometimes referred to collectively in this Agreement as the "Parties" and individually as a "Party."

                                    PREAMBLE

         Z-Tel and Sprint are both Competitive Local Exchange Carriers. Z-Tel provides bundled packages of local, long-distance and enhanced telecommunications services, primarily to residences and small businesses. Z-Tel provides its Telephone Exchange Services using the unbundled network elements ("UNES") of Incumbent Local Exchange Carriers ("ILECS") under Interconnection Agreements and tariffs on file with State Public Utility Commissions ("PUCS"). This Agreement sets forth the terms and conditions under which Z-Tel will provide to Sprint:

                  (a) certain Z-Tel Telecommunications Services and Information Services to be branded by Sprint for resale to Sprint's End Users,

                  (b) certain ancillary services and functions for Sprint's own use and for use in providing Telecommunications Services and Information Services to such Sprint End Users, and

                  (c) Operation Support Systems Services.

                                    AGREEMENT

         NOW THEREFORE, in reliance upon the foregoing Preamble, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Party to the other, Z-Tel and Sprint agree to the following terms and conditions.

                                       1
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                                   DEFINITIONS

AFFILIATE means:

         (a) any Person affiliated with, controlling, controlled by, under common control with, or directly or indirectly operated by a party to this Agreement,

                  (b) any Person in which a party to this Agreement has a direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the voting stock of such Person or in which a party to this Agreement has a controlling interest, and

         (c) with respect to Sprint, any Person that is engaged in the sale of Sprint-branded products.

The Persons described in paragraphs (a) and (b) are Owned Affiliates and the Persons described in paragraph (c) are Contractual Affiliates.

ALTERNATIVELY BILLED SERVICES or ABS refers to (a) local and long distance calls placed through an operator and billed to the called party (e.g., collect) or to a third number, and (b) information provider per fee calls via dedicated NPA/NXX codes such as 900 and 976.

ANCILLARY SERVICES means any facility or service that is requested by Sprint that is not a Telecommunications Service or an Information Service that is necessary or desirable to directly support delivery by Sprint of Telecommunications Services and Information Services to its End Users and is not identified as a function to be performed by Z-Tel in the SOW.

ANI or AUTOMATIC NUMBER IDENTIFICATION means the automatic identification of the calling station used for routing and billing.

AUP or AUTHORIZED USE PLAN has the meaning set forth in Section 10.8.

BACK-UP PLAN has the meaning set forth in Section 12.2.

BACK-UP SYSTEM has the meaning set forth in Section 12.2.

BANKRUPTCY or BANKRUPT means the happening of any of the following events concerning a Party:

         (a) the filing of an application for, or a consent to, the appointment of a trustee,

                                       2
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         receiver or liquidator for all or any substantial portion of the
         Party's assets;

         (b) the filing of a voluntary petition in bankruptcy;

         (c) the filing of a pleading in any court of record admitting inability to pay debts as they come due;

         (d) the making of an assignment for the benefit of creditors;

         (e) the consenting to, or default in the answering of, a bankruptcy petition filed;

         (f) the entry of a judgment or decree in any bankruptcy or insolvency proceeding adjudicating bankruptcy or insolvency;

         (g) the entry of an order for any relief in any bankruptcy or insolvency proceeding;

         (h) when one hundred twenty (120) calendar days after the commencement of any involuntary proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, the proceeding has not been dismissed; and

         (i) when ninety (90) calendar days after the appointment, without the Party's consent or acquiescence, of a trustee, receiver or liquidator of the Party or all or any substantial portion of the Party's assets, the appointment has not been vacated or stayed or when ninety (90) calendar days after the stay the appointment has not been vacated.

BILLING DATE means the date on which the bill is transmitted to the receiving Party.

BILLING DISPUTE means any claim on any contractual basis that any dollar amount in any bill issued for services performed under this Agreement is not rightly due and payable.

BUSINESS DAY means any day that is not a Saturday, Sunday or legal holiday.

CHANGE OF CONTROL means the occurrence of any of the following events:

                  (a) Any "person" (as that term is defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the rules under the Exchange Act, including Rule 13d-5(b)) acquires, directly or indirectly, "beneficial ownership" (as determined under Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of Z-Tel's directors ("VOTING SECURITIES") so that, after the acquisition, the "person" holds, directly or indirectly, shares of voting securities representing forty percent (40%) or more of the combined voting power of Z-Tel's then outstanding voting securities, other than an acquisition of voting securities:

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                           (i) by a trustee or other fiduciary holding the
                  securities under any employee benefit plan (or related trust) sponsored or maintained by Z-Tel or any person that Z-Tel controls,

                           (ii) by any employee benefit plan (or related trust)
                  sponsored or maintained by Z-Tel or any person that Z-Tel controls,

                           (iii) by Z-Tel,

                           (iv) by a corporation owned, directly or indirectly,
                  by Z-Tel's stockholders in substantially the same proportions as their ownership of Z-Tel stock, or

                           (v) in a transaction that would not be a Change in
                  Control under clause (c) below.

                  Notwithstanding the foregoing, an event is not a "Change of Control" under this subparagraph (a) unless:

                                    (A) the "person" is one or more Change of
                           Control Companies or any of their respective
                           Affiliates or successors, or

                                    (B) the "person" includes one or more Change
                           of Control Companies or any of their respective Affiliates or successors, and any included Change of Control Company, Affiliate or successor owns, controls or otherwise holds (together with its Affiliates and successors) voting securities representing in aggregate ***** or more of the combined voting power of the "person's" then outstanding voting securities.

                  For purposes of this Agreement, the "CHANGE OF CONTROL COMPANIES" are *****************************************************
         ********************************************************************
         ********************************************************************
         For the avoidance of doubt, nothing in the proceeding will limit the effectiveness of the exclusions set forth in clauses (i), (ii),
         (iii), (iv), and (v) of this subparagraph (a).

                           (b) A change occurs in the composition of Z-Tel's Board of Directors that causes less than a majority of Z-Tel's directors to be directors that meet one or more of the following descriptions:

                           (i) a director who:

                           (A) has been a director of Z-Tel for a continuous
                  period of at least the previous twelve (12) months, or

                            (B) was a director of Z-Tel as of the Effective Date
                  and has continued that role continuously without interruption since the Effective Date,

                           (ii) a director whose election or nomination as
                  director was approved by a vote of at least two-thirds of the then directors described in this clause (b) by prior nomination or election, but excluding, for the purpose of this subclause (b)(ii), any director whose initial assumption of office occurred as a result of:

                                    (A) an actual or threatened election contest
                           with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than Z-Tel's Board of Directors, or

                                    (B) a tender offer, merger, sale of
                           substantially all of Z-Tel's assets, consolidation, reorganization or business combination that would be a Change in Control under clause (c) below, or

                           (iii) a director who was serving on Z-Tel's Board of
                  Directors as a result of the consummation of a transaction that would not be a Change in Control under clause (c) below.

                  Notwithstanding the foregoing, an event is not a "Change of Control" under this subparagraph (b) unless after the event a majority of Z-Tel's directors are representing (through any arrangement, agreement, or understanding), were designated by, or are employed by, one or more of the Change of Control Companies or any of their respective Affiliates or successors.

                  (c) Z-Tel consummates (whether directly involving Z-Tel or indirectly involving Z-Tel through one or more intermediaries):

                           (i) a merger, consolidation, reorganization or
                  business combination,

                           (ii) a sale or other disposition of all or
                  substantially all of its assets, or

                           (iii) the acquisition of assets or stock of another
                  entity,

in each case, other than in a transaction:

                                    (A) that results in Z-Tel's voting
                           securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of Z-Tel or the person that, as a result of the transaction, controls, directly or indirectly, Z-Tel or owns, directly or indirectly, all or substantially all of Z-Tel's assets or otherwise succeeds to Z-Tel's business (Z-Tel or such person, the "SUCCESSOR ENTITY")) directly or indirectly, at least ***** *********** of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction,

                                    (B) after which more than **********
                           ***** of the members of the Successor Entity's Board of Directors were members of Z-Tel's Board of Directors when Z-Tel's Board of Director's approved the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of Z-Tel's Board of Directors at that time), and

                                    (C) after which no person or group
                           beneficially owns voting securities representing ********** or more of the combined voting power of the Successor Entity (but no person or group will be treated for purposes of this clause (C) as beneficially owning ********** or more of combined voting power of the Successor Entity solely because of the voting power the person or group held in Z-Tel before the consummation of the transaction.

                  Notwithstanding the foregoing, an event is not a "Change of Control" under this subparagraph (c) unless it results, whether through one transaction or a series of related transactions occurring during any 365-day period, in the "ultimate parent entity" (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under such act, but using a ***** rather than a **********) of Z-Tel becoming any of the Change of Control Companies or any of their respective Affiliates or successors.

                  (d) Z-Tel liquidates or dissolves.

CHANGE IN FEE NOTICE has the meaning set forth in Section 4.9.1.

CLAIM has the meaning set forth in Section 19.1.

CLLI means Common Language Location Identifier.

CLEC means a Competitive Local Exchange Carrier.

CLEC FEES mean fees and charges imposed upon Z-Tel by a CLEC other than Sprint in connection with services that Z-Tel provides to Sprint under this Agreement.

COMMITTED FORECAST has the meaning set forth in Section 10.12.

COMPLEX TRANSITION has the meaning set forth in Section 2.5.5(b)(ii).

CONFIDENTIAL INFORMATION means and includes the following information:

         (a) customer information, supplier information, distributor information, material terms of any contracts (including this Agreement), marketing philosophies, strategies, techniques and objectives (including service roll-out dates and volume estimates), legal and regulatory positions and strategies, advertising and promotional copy, competitive advantages and disadvantages, performance specifications, non-published financial data, network configurations, product or service plans, attributes, designs, technical and functional specifications, costs, prices and names, computer software (including third party software), inventions, discoveries, technological developments, "know how," business opportunities (including planned or proposed financings, mergers, acquisitions, ventures and partnerships) and methodologies and processes (including the look and feel of computer screens and reports) for provisioning (whether in connection with interexchange carriers or incumbent local exchange carriers), customer assistance, order acceptance and tracking, repairs and commissions; and

         (b) information for which the disclosing Party has an obligation of confidentiality if the disclosing party discloses the obligation to the recipient Party in writing before or contemporaneously with the disclosure.

Notwithstanding the foregoing, Z-Tel Fundamental Technology, Z-Tel Technology and Z-Tel Technical Information constitute Confidential Information of Z-Tel.

"Confidential Information" excludes information that:

                           (i) is not designated in writing (at the time of
                  delivery or promptly thereafter) or conspicuously marked as "confidential" or "proprietary" or likewise using words of similar import or is not otherwise specifically identified in this Agreement as Confidential Information;

                           (ii) is or becomes generally known or available by
                  publication, commercial use or otherwise through no fault of the receiving Party;

                           (iii) is known and has been reduced to tangible form
                  by the receiving Party at the time of disclosure and is not subject to restriction;

                           (iv) is independently developed by the receiving
                  Party without use of the disclosing Party's Confidential Information;

                           (v) is lawfully obtained from a third party who has
                  the right to make such disclosure; or

                           (vi) is released in writing for publication by the
                  disclosing Party.

Notwithstanding the foregoing, any information disclosed to a Party by the other Party before the Effective Date in connection with the negotiation of this Agreement, the SOW, the SLAs, the October Letter Agreement and the December Letter Agreement, or disclosed in connection with an audit under Section 20.2 is presumed to be Confidential Information of the disclosing Party, even if:

                  (A) it was not designated in writing (at the time of delivery or promptly thereafter) or conspicuously marked as "confidential" or "proprietary" or likewise using words of similar import, or

                  (B) is not otherwise specifically identified in this Agreement as Confidential Information, unless the information falls within one or more of the exclusions described in clauses (ii) through (vi) above.

CRAMMING means the submission or inclusion of unauthorized, misleading or deceptive charges for products or services on End User's bills.

CUSTOM SOFTWARE means software that Z-Tel owns or exclusively licenses (and related documentation).

CUSTOMER BILLING means the process of maintaining customer usage information, calculating taxes and fees (with the exception of fees determined by applicable state and federal regulatory agencies, such fees will be determined in Sprint's sole discretion), and preparing and delivering customer invoices and printing additional invoices for past due accounts. Z-Tel's billing services are described in greater detail in the SOW.

CUSTOMER DATA RECORDS or CDRS refers to information relating to the quantity, location and amount of use pertaining to telephone exchange service or telephone toll service not necessarily contained in a customer's bill but available from carriers on an ANI or CLLI code basis.

CPNI or CUSTOMER PROPRIETARY NETWORK INFORMATION means:

         (a) information that relates to the quantity, technical configuration, type, destination, location, and amount of use of a Telecommunications Service subscribed to by any customer of a telecommunications carrier, and that is made available to the carrier by the customer solely by virtue of the carrier-customer relationship; and

         (b) information contained in the bills pertaining to telephone exchange service or telephone toll service received by a customer of a carrier.

This term does not include subscriber list information.

DECEMBER LETTER AGREEMENT means the letter agreement dated December 10, 2002, between Sprint (signed by Gary Owens) and Z-Tel (signed by N. Dumas Garrett).

DISCONNECT means the process by which dial tone is disabled by the serving carrier in association with an End User line.

DISPATCH and NO DISPATCH refers to whether or not a telephone technician is required to undertake fieldwork or visit the End User's premises in establishing or maintaining/repairing Telecommunications Service.

EFFECTIVE DATE means the date first written above.

END USER means, with respect to any party, the party's retail customers including business users. "Sprint's End Users" (and derivatives thereof) includes any End User of Sprint's Affiliates who are purchasing Local Wholesale Services.

ESCROW ACCOUNT has the meaning set forth in Section 2.5.5(c).

FCC means the Federal Communications Commission.

FORECAST has the meaning set forth in Section 2.5.5 (c)(ii)(A).

FORCE MAJEURE EVENT means any of the following events, if not the result of any act or omission of the Party asserting its rights under Section 11.2:

                  (a) acts of God, such as fire, flood, earthquake or other natural cause,

                  (b) terrorist events, riots, insurrections, explosions, war or national emergency, vandalism,

                  (c) strikes, boycotts, lockouts or other labor difficulties,

                  (d) judicial, legal or other action of any governmental authority, which action makes performance of this Agreement impracticable, and

                  (e) utility curtailments, power failures, cable cuts, failure caused by telecommunications provider(s) (including failures or delays caused by ILECs in provisioning facilities or services or in providing or maintaining those facilities or services).

ILEC or INCUMBENT LOCAL EXCHANGE CARRIER means with respect to an area, the local exchange carrier that:

         (a) on the date of enactment of the Telecommunications Act of 1996, provided telephone exchange service in such area; and

         (b) (i) on the date of enactment of the Telecommunications Act of 1996, was deemed to be a member of the exchange carrier association pursuant to Section 69.601(b) of the FCC's regulations (47 C.F.R. *69.601(b)); or (ii) is a person or entity that, on or after such date of enactment, became a successor or assign of a member described in clause (i).

ILEC FEES means fees and charges that an ILEC imposes upon Z-Tel for interconnection, provisioning, change orders and other operational support services, unbundled access, network elements, ABS and any other services the ILEC provides to Z-Tel under applicable tariffs, Interconnection Agreements, or associated agreements, including any penalties or fees that the ILEC imposes for Slamming or other infractions that result from actions of Sprint or its employees, agents or contractors (other than Z-Tel or its third party vendors acting outside the scope of this Agreement).

INDEMNIFYING PARTY has the meaning set forth in Section 19.1.

INDEMNITEES has the meaning set forth in Section 19.1.

IXC means Interexchange Carrier.

INFORMATION SERVICE(S) has the meaning set forth in Section 3(20) of the Communications Act of 1934, as amended, 47 U.S.C. Section 153(20).

INITIAL SOW means the SOW executed by the Parties as of the Effective Date and attached to this Agreement as Schedule A.

INITIAL TERM is defined in Section 2.1.

INTELLECTUAL PROPERTY RIGHTS means any patent, copyright, trade name, trademark, service mark, trade secret or any other intellectual property right, now or hereafter owned, controlled or licensable by either party. Except as expressly stated in this Agreement, neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret, or other intellectual property right of the other Party except under a separate license agreement between the Parties granting the rights.

INTERCONNECTION AGREEMENT means a contract (as it may be amended from time to time) by and between Z-Tel and an ILEC or CLEC under which the ILEC or CLEC, among other things, agrees to sell and provide to Z-Tel interconnection, unbundled access and other services and functions for Z-Tel's use in providing its Telecommunications Services.

INTERFACE ESTABLISHMENT FEE has the meaning set forth in Section 4.2.

JOINT DISASTER PLANNING TEAM has the meaning set forth in Section 12.2.3.

LAW means any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute (as amended from time to time) applicable to an individual, entity or association or to an individual's, entity's or association's assets, properties, liabilities or business, including:

         (a) those that any Regulatory Authority promulgates, interprets or enforces,

         (b) any judicial or regulatory interpretation of any of the foregoing, and

         (c) the common law.

LIQUIDATION EVENT means:

         (a) the filing of a voluntary petition in bankruptcy by Z-Tel under Chapter 7 of the United States Bankruptcy Code;

         (b) the conversion of an existing proceeding for reorganization of Z-Tel into a proceeding for liquidation, dissolution, or similar relief under Chapter 7 of the United States Bankruptcy Code;

         (c) when one hundred twenty (120) calendar days after the commencement of any involuntary proceeding seeking liquidation, dissolution, or similar relief against Z-Tel under Chapter 7 of the United States Bankruptcy Code, the proceeding has not been dismissed; or

         (d) Z-Tel ceases ongoing business operations.

LOCAL NUMBER PORTABILITY or LNP means the mechanism by which an End User may move service from one carrier's local switch to another carrier's local switch without changing telephone numbers.

LOCAL WHOLESALE SERVICES means:

         (a) Telephone Exchange Service that Z-Tel provides to other carriers for resale to their End Users, and other associated services through use of Z-Tel's OCN, such as basic and adjunct to basic vertical services, and exchange access functionality, and

         (b) Telephone Exchange Service that Z-Tel supports for sale by Sprint to its End Users, and other associated services through use of Sprint's OCN, such as basic and adjunct to basic vertical services and exchange access functionality.

LONG DISTANCE SERVICES means communications between two (2) End Users that crosses predetermined local exchange boundaries. For purposes of this Agreement, Long Distance Services are considered to be a subset of Telecommunications Services and may include IntraLATA and InterLATA toll services (e.g., 1+ origination) and Toll Free Services.

LW BASED CUSTOMERS has the meaning set forth in Section 2.6.

LW BASED SERVICES means Telecommunications Services and information access based upon the Local Wholesale Services.

MARKS means any and all trademarks, service marks, trade names, logos, insignias, copyrights or other similar intellectual property belonging or licensed to a party.

OCTOBER LETTER AGREEMENT means the letter agreement dated October 17, 2002, between Z-Tel (signed by N. Dumas Garrett) and Sprint (signed by Harry Campbell).

OCN means operating company number.

OSS SERVICES or OPERATIONS SUPPORT SYSTEM SERVICES means all functionalities (as well as the hardware, software and documentation) that is reasonably necessary, required or useful to directly or indirectly support delivery of LW Based Services or Z-Tel Information Services to Sprint's End Users. Included within OSS Services, without limitation, are the following functionalities: ordering, provisioning, billing and collection, fulfillment, sales, preparing and handling CDRs, and customer care. For the avoidance of doubt, "OSS Services" does not include any Telecommunications Service, any Information Service or any customization of Z-Tel Technology that is developed as an Ancillary Service.

PERSON means a natural person, sole proprietorship, corporation, limited liability company, cooperative, partnership, trust, unincorporated association or organization, body corporate or other entity with juridical personality, or governmental authority or body, as well as a natural person acting in a Person's capacity as trustee, executor, administrator or other legal representative. Pronouns that refer to a Person have a similarly extended meaning.

PICC means Presubscribed Interexchange Carrier Charge as it relates to the FCC's allowed recovery of interstate access costs through flat monthly charges imposed on an End User's specified carrier of 1+ interstate interexchange traffic.

PRICING SCHEDULE has the meaning set forth in Section 4.1.

PROVISIONING SERVICES means the overall process and procedures by which Sprint will be established as the primary local exchange and interexchange service provider for Sprint's new End Users. A customer has been provisioned when the customer's telephone line has a dial tone and can be used for both local exchange and interexchange calling.

PUBLICITY has the meaning set forth in Section 15.3.

RECEIPT CREDITS has the meaning set forth in Section 5.1.4.

REGULATORY AUTHORITY means, as to any subject matter or Person, any of the following entities having jurisdiction over the subject matter or Person:

         (a) any court,

         (b) any governmental, regulatory or administrative agency,

         (c) any commission, authority or instrumentality, and

         (d) any other public body, domestic or foreign.

REPAIR has the meaning set forth in Section 1.9.12.

RENEWAL TERM has the meaning set forth in Section 2.2.

SALES CHANNEL INTERFACE means the mechanized systems and interfaces by which Z-Tel provides the Provisioning Services. The Sales Channel Interface involves both Z-Tel proprietary and third party vendor proprietary components.

SERVICES means the Telecommunications Services, Information Services, Ancillary Services, OSS Services, Provisioning Services, and any other services that Z-Tel provides or is required to provide to Sprint under this Agreement.

SERVICE FEES means those fees charged by Z-Tel and required to be paid by Sprint and identified in Schedule C as Z-Tel Support Service Recurring Fee and Z-Tel Support Service Non-Recurring Fee.

SERVICE LEVEL AGREEMENTS or SLAS means specified levels of service that Z-Tel is responsible to provide in relation to Local Wholesale Services, Z-Node Services and OSS Services.

SHORT TERM DEFERRED REVENUE means revenues offset to future periods for revenue recognition purposes that are included in current liabilities.

SLAMMING means a change of provider of Telecommunications Service without obtaining a subscriber's authorization and verification under 47 C.F.R. Part 64.

SLC means Subscriber Line Charge as it relates to the FCC's allowed recovery of interstate access costs through flat monthly charges on an End User's bill.

SPRINT DESIGNATED PROVIDER has the meaning set forth in Section 2.5(b).

SPRINT MARKET means the area of initial deployment and implementation in the geographic locations specified in the Initial SOW, and such other locations or franchise areas that are identified in subsequent SOWs.

SPRINT MARKS means any and all Marks belonging or licensed to Sprint.

SPRINT RETAINED FUNCTION means any support service or OSS Service that Sprint has undertaken to perform for itself under this Agreement or under the SOW.

SPRINT TRIGGERING EVENT has the meaning set forth in Section 2.3.2(a).

STATEMENT OF WORK or SOW means a written document, in the form of Schedule A, that the Parties execute and that sets forth the additional terms and conditions governing specific Services, together with all modifications and supplements thereto, now existing or hereafter arising.

SUPER NOTICE has the meaning set forth in Section 21.14.2.

TECHNICAL INFORMATION means configuration, interface, system integration and other related data, information and materials.

TECHNOLOGY ESCROW AGENT has the meaning set forth in Section 14.3.

TECHNOLOGY ESCROW AGREEMENT has the meaning set forth in Section 14.3.

TECHNOLOGY ESCROW MATERIALS has the meaning set forth in Section 14.4.1.

TECHNOLOGY LICENSE has the meaning set forth in Section 14.1.

TECHNOLOGY USE LICENSE has the meaning set forth in Section 16.3.

TELECOMMUNICATIONS means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

TELECOMMUNICATIONS SERVICES means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

TELEPHONE EXCHANGE SERVICE means:

         (a) service within a telephone exchange, or within a connected system of telephone exchanges within the same exchange area operated to furnish to subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which are covered by the exchange service charge, or

         (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a Telecommunications Service.

Telephone Exchange Service involves the combination of loop, switch port and any other necessary elements required to provide an unbroken signal of 350 + 440 Hz reflecting that telephone service is currently provided and that the telephone company is ready to receive dialed digits.

TERM means the Initial Term, all Renewal Terms and any transition period.

TIER 1 RESOLUTION means discussion/resolution at the first level of management. For purposes of this Agreement, the Tier 1 Resolution will typically be at the Manager or Supervisor job title.

TIER 2 RESOLUTION means discussion/resolution at the second level of management. For purposes of this Agreement, the Tier 2 Resolution will typically be at the Director job title.

TIER 3 RESOLUTION means discussion/resolution at the third level of management. For purposes of this Agreement, the Tier 3 Resolution will typically be at the Assistant Vice President or Vice President job title.

TOLL FREE SERVICE means a Long Distance Service whereby subscribers receive calls from specified areas with no charge to the person who is calling. Instead, all charges are billed to the called party.

TPV or THIRD PARTY VERIFICATION means corroboration, by an independent authority in compliance with applicable law, of an End User's intent regarding selection of local and interexchange carrier(s).

TRANSITION has the meaning set forth in Section 2.5.

TRANSITION DATE has the meaning set forth in Section 2.5.5(c).

TRANSITION ESCROW AGENT has the meaning set forth in Section 2.5.5(c).

TRANSITION ESCROW AGREEMENT has the meaning set forth in Section 2.5.5(c).

TRANSITION FEES has the meaning set forth in Section 2.5.5(c).

TRANSITION SERVICE has the meaning set forth in Section 2.5.

TRAVEL CARD SERVICES means services that allow End Users to make local and long distance calls from a telephone number other than their subscribed location and have those calls billed to their Z-Tel-provided LW Based Service account. Access to Travel Card Services is typically provided through a customer dialed toll free number where the customer is then asked to input both account and dialing information.

TRUSTEE has the meaning set forth in Section 14.7.

USE STIMULATION CREDIT has the meaning set forth in Section 4.3.1.

USE STIMULATION PERIOD has the meaning set forth in Section 4.3.1.

Z-TEL BACK-UP MATERIALS has the meaning set forth in Section 12.5.1.

Z-TEL DEDICATED SUPPORT FEES has the meaning set forth in Section 4.6.

Z-LINE PLATFORM or Z-NODE means the facilities that Z-Tel owns or controls through which Z-Tel provides Z-Node Services. The term excludes facilities that Z-Tel leases from any ILEC, Internet service provider, interexchange carrier, wireless provider or any other Telecommunications Service provider or Information Service provider.

Z-NODE SERVICES means any proprietary Z-Tel Information Service or Z-Tel Adjunct to Basic Service provided as a vertical feature through the Z-Line Platform. Available Z-Node Services include Voice Mail, Family Mail Box, Find Me, On-Line Account Maintenance, Notify Me, and Web Access. For the avoidance of doubt, Z-Node Services will not include access to Z-Tel's Personal Voice Assistant service ("PVA(tm) service").

Z-TEL FUNDAMENTAL TECHNOLOGY means, collectively:

         (a) all Custom Software that Z-Tel uses in the performance of its obligations under this Agreement, and

                  (b) all Technical Information that Z-Tel owns

(as itemized in Schedule E) in each case to the extent necessary to enable Sprint (through the use of reasonably trained technicians, and when used in combination with the third-party hardware, software, information, materials, products and services that are identified on Schedule 9.7 of this Agreement) to establish complete operational systems capable of generating and providing products and services substantially the same as those Z-Tel provides to Sprint under this Agreement.

Z-TEL MARKS means any and all Marks belonging to Z-Tel.

Z-TEL PERSONNEL means any and all Z-Tel employees, agents, and independent contractors, and the employees, agents and independent contractors of these agents and independent contractors, that Z-Tel directly or indirectly supplies or otherwise uses to perform Services for Sprint under this Agreement.

Z-TEL TECHNOLOGY means, collectively, all Z-Tel Fundamental Technology and all other software (including all related documentation), and all other configuration, interface, system integration and other data, information and material that Z-Tel owns that is necessary to enable Sprint (through the use of reasonably trained technicians, and when used in combination with third-party hardware, software, information, materials, products and services) to establish operational systems capable of generating and providing products and services substantially the same as those Z-Tel provides to Sprint under this Agreement (as itemized in Schedule E).

Z-TEL TRIGGERING EVENT has the meaning set forth in Section 2.3.1(a).

                         SECTION I. - SCOPE OF SERVICES

         1.1. STATEMENT OF WORK. The initial SOW attached to this Agreement as Schedule A describes and defines the services and support that Z-Tel will provide to Sprint to enable Sprint to provide Telecommunications and related services. The initial SOW sets forth the respective responsibilities of the Parties and includes the procedures for requesting the provisioning of Local Wholesale Services and the other services described in this Agreement. The Parties will work together to amend the Statement of Work to effect changes in environment such as to facilitate ongoing Z-Tel Services for Sprint End Users on a Sprint OCN.

         1.2. AGENCY AND RESALE MODES. Z-Tel will perform its obligations under this Agreement (and, in particular, under this Section I and under the SOW) for the benefit of Sprint both * **************** *******

*******************************************************************************
************************ In the latter case, Z-Tel will serve as Sprint's subcontractor to facilitate the furnishing of the Services to Sprint and the Sprint End User.

                  1.2.1. MIGRATION. From time to time during the Term, Sprint may, in its sole discretion, migrate Sprint End Users from Z-Tel's ******************* and thereafter utilize the Z-Tel Services in the same or lesser manner as before, as Sprint determines and communicates to Z-Tel in writing. Z-Tel will assist and cooperate with Sprint on all Sprint End User migrations, including any necessary amendments to the Statement of Work. The Parties will use their respective best efforts to accomplish these migrations in an expeditious, economical manner, minimizing any disruption of service to the Sprint End User. For any Sprint End Users not migrated to ************* before August 2, 2003, the migration escrow provisions under Sections 2.5.5(c) through 2.5.5(i) will apply.

                  1.2.2. IMPLEMENTATION. The Services that Z-Tel will provide under this Agreement will be implemented in accordance with the implementation schedule set forth in the SOW.

                  1.2.3. MODIFICATION. Z-Tel and Sprint will cooperate to amend the SOW from time to time to alter the procedures or responsibilities or to include any additional procedures or services. A SOW may be amended only with the written consent of both Sprint and Z-Tel.

         1.3. GEOGRAPHIC SCOPE OF SERVICES. Upon the schedule described in the SOW, Z-Tel will provide Local Wholesale Services, associated Z-Node Services and OSS Services to Sprint in every geographic area in which Z-Tel offers retail services directly to End Users or wholesale services and that is also in a service area covered by a Regional Bell Operating Company (including former G.T.E. territory).

                  1.3.1. COMPLIANCE WITH REGULATIONS. The geographic areas in which Z-Tel is required to provide the Services under this Agreement may be limited to the extent necessary to comply with regulations, orders, or policies that are issued by the FCC or by state public service commissions.

                  1.3.2. SERVICE AREA ADDITIONS. Upon the addition of a new Z-Tel retail service area or upon Sprint's written request to add additional service areas, Sprint and Z-Tel will work together to update the SOW, allowing for reasonable timeframes for deployment and implementation of the Service to Sprint within the new service area.

                  1.3.3. SERVICE AREA LIMITATIONS. Certain optional services (such as Long Distance Service or Inside Wiring Service) may have a more limited service area than Local Wholesale Services. Service area limitations for Z-Tel's products will be described in the SOW.

         1.4. LOCAL WHOLESALE SERVICES. Z-Tel will provide Local Wholesale Services to

Sprint for Sprint's use solely in providing retail Telecommunications Services to Sprint's End Users. Z-Tel will provide the Local Wholesale Services to Sprint to substantially the same extent and in substantially the same manner that Z-Tel makes retail and wholesale Telecommunications Services available under tariff or in a general offering, on the Effective Date of the Agreement, incorporating all features and functionality included in a general release and made available to its customers but, to avoid doubt, excluding PVA(tm) service. Sprint may not wholesale the Local Wholesale Service to any carrier providing Telecommunications Services under alternative certification or tariff issued by or filed with the FCC or any state public service commission without Z-Tel's written consent. Notwithstanding the foregoing (or any other retail restriction in this Agreement to the contrary), Sprint may wholesale Local Wholesale Services to its Contractual Affiliates to the extent necessary to facilitate their furnishing of the Services to their End Users who use Sprint-branded products and services.

                  1.4.1. TERMINATION OF LONG DISTANCE CALLS. Local Wholesale Service lines that Z-Tel provides as part of its basic service offering allow basic termination of domestic and international toll traffic for which the originating party pays.

                  1.4.2. ACCESS TO TOLL FREE SERVICES. Local Wholesale Service lines that Z-Tel provides as part of its basic service offering allow basic dialed access to Toll Free Services that other parties offer.

         1.5. Z NODE SERVICES. Z-Tel will provide to Sprint, for Sprint's use solely in conjunction with providing retail Telecommunications Services to Sprint's End Users utilizing Local Wholesale Services, the Z-Node Services that Z-Tel, as of the Effective Date, offers to Z-Tel's own retail customers.

                  1.5.1. EXTENSION OF CAPABILITIES. If Sprint desires to offer Z-Node Services in a manner that does not utilize Z-Tel's Local Wholesale Services, the Parties will negotiate in good faith on the terms and conditions of such an offering and, when setting rates for such an offering, the Parties will take into account aggregate Sprint volumes across all points of service in setting volume discounts.

         1.6. LONG DISTANCE SERVICES. End User billed Long Distance Services (e.g., out dial toll via 1+ or 0+ dialing, toll free services) are not provided under this Agreement. Z-Tel's provision and support of Toll Free services is limited to domestic applications.

         1.7. TRAVEL CARD SERVICES. Z-Node supported Travel Card Services are not provided under this Agreement. Under the SOW, Z-Tel will bill Sprint Travel Card usage in conjunction with Local Wholesale Services provisioned via this Agreement.

         1.8. INSIDE WIRE SERVICES. Subject to availability, Z-Tel will provide, upon Sprint's written request, support for Sprint's End Users relative to on-premise wiring (i.e., wiring on the customer side of the network interface device) in selected markets through arrangements with third party vendors.

         1.9. OSS SERVICES SUPPLIED BY Z-TEL. As and to the extent described in the SOW, Z-Tel will provide to Sprint, and Sprint will utilize, the OSS Services that are necessary to implement Section 1.2 of this Agreement. When providing these OSS Services, Z-Tel:

                           (a) will utilize various internal and external OSS
                  Services,

                           (b) may provide Sprint with direct access to certain
                  of these OSS Services, and

                           (c) may utilize the products and services of the
                  approved vendors described in the SOW. The Parties may add or delete vendors from this approved list by amending the SOW.

         If Z-Tel procures one or more products or services from a different vendor than the vendor providing the products or services as of the Effective Date, Z-Tel will make reasonable efforts to obtain the products or services from the new vendor on terms and conditions at least as favorable to Sprint as those existing as of the Effective Date.

         If Z-Tel's breach of its agreement with a vendor leads to the loss of the vendor (except for a Z-Tel breach caused, in whole or in part, by Sprint's act or omission), thereby necessitating a change to a new vendor, Z-Tel will bear the difference, if any, by which the pricing terms that the new vendor offers for the products or services exceed the pricing terms that Z-Tel and Sprint previously enjoyed with the replaced vendor.

         If Z-Tel desires to obtain any products or services from a vendor that is not on the approved vendor list under the SOW, the Parties will negotiate in good faith concerning the selection of the alternative vendor. If the Parties are unable to select a mutually acceptable alternative vendor, Sprint will have the right either:

                           (d) to designate a vendor for providing the product
                  or service in conjunction with LW Based Services, or

                  (e) to undertake, with Z-Tel's transition assistance, to provide the product or service itself in conjunction with LW Based Services through Sprint's own internal operations.

         Specific functions that Z-Tel will perform in connection with Sprint's rendering of Telecommunications and related services to Sprint's End Users include the following functions, each of which is described more fully in the SOW.

                  1.9.1. INBOUND SALES. Inbound sales is the process by which customer orders are received and processed internally.

                  1.9.2. THIRD PARTY VERIFICATION. In conjunction with Sprint's marketing associated with the Services Z-Tel provides under this Agreement, Z-Tel will interface with independent third party(ies) who will verify that Sprint's End User acquisition efforts fully comply with all state and federal regulations related to

         Slamming (but only to the extent that Sprint directs).

                  1.9.3. PROVISIONING. Through the provisioning process, Sprint will be established as the local exchange and the primary interexchange service provider for Sprint's new End Users.

                  1.9.4. CUSTOMER CARE ESCALATIONS. When customer inquiries, change orders, repair orders and other customer-related matters cannot be handled through normal operational interfaces, they are escalated to higher levels of management. After the initial escalation at the Manager level (which Sprint will handle), Z-Tel will seek satisfactory resolution regarding the service problems by contacting higher levels of management for the associated service provider or third party vendor.

                  1.9.5. ACCESS CHARGES. Z-Tel will bill, on its behalf and at its rates, all access fees charged to interexchange carriers in connection with interexchange calls made or received by Sprint End Users provisioned through Z-Tel's *** under this Agreement. Sprint will bill, either itself or through a third party, at Sprint's rates, all access fees charged to interexchange carriers in connection with interexchange carriers calls made or received by Sprint End Users provisioned through Sprint's *** under this Agreement. Z-Tel will, if asked by Sprint, direct data feeds from the ILECs to Sprint or its third party provider at Z-Tel's cost.

                  1.9.6. END USER BILLING. The End User billing services that Z-Tel will provide to Sprint under this Agreement will incorporate the maintenance of customer usage information, inclusion of taxes and fees in customer invoices, preparing and delivering customer invoices and printing additional invoices for past due accounts. A prototype of a Sprint End User bill is incorporated into the Initial SOW. Sprint may determine, to the extent technically feasible and legally permissible:

                           (a) the look, feel, appearance and content of the End
                  User bill from commercially feasible options described in the SOW,

                           (b) the types of charges, surcharges, taxes and other
                  fees appearing on the End User bill, and the descriptions thereof, and

                           (c) the form and content of any messages included on
                  or in the End User bills.

                  1.9.7. PAYMENT POSTING. Upon its receipt of payment information (e.g., payment received, NSF payment, etc.) from Sprint or Sprint's vendor in a manner and format described in the SOW, Z-Tel will update customer account information within Z-Tel's support system.

                  1.9.8. CDR PROCESSING. Z-Tel will process ILEC call records in a manner compatible with Sprint's and Z- Tel's billing requirements as documented in the SOW.

                  1.9.9. RESPONDING TO SUBPOENAS. In response to subpoenas, court orders and administrative agency orders to produce information, including those calling for call detail records, when the targeted telephone numbers belong to Sprint End Users using Z-Tel's OCN, Z-Tel will produce information as required by Law. Sprint and Z-Tel will cooperate in complying with these subpoenas, court orders and administrative agency orders.

                  1.9.10. REPORTS. Z-Tel will provide Sprint with periodic and real-time reports detailing the transaction activity for Sprint's End Users who are receiving Services, in the format and frequency jointly developed by Z-Tel and Sprint and incorporated into the SOW.

                  1.9.11. LEC RELATIONS. When Sprint is utilizing Z-Tel's services through Z-Tel's *** for any Sprint End User, Z-Tel will act as the primary interface for operational escalations, Interconnection Agreement interpretation and all other matters involving local exchange carriers associated with the furnishing of Z-Tel's Local Wholesale Services to those Sprint End Users (except carrier to carrier Slamming complaints under FCC rules). At Sprint's direction, Z-Tel may provide additional LEC relations support in association with Sprint End Users that Z-Tel provisions utilizing Sprint's ***.

                  1.9.12. REPAIR. Z-Tel will be the interface with the End User for the report and resolution of service issues ("REPAIR"). Z-Tel will provide Tier 1 Resolution, Tier 2 Resolution and Tier 3 Resolution of service issues.

                  1.9.13. COLLECTIONS. Z-Tel will be responsible for all collections and collection activities associated with Sprint customers using LW Based Services except as otherwise expressly agreed to in writing by Sprint and Z-Tel.

                  1.9.14. TRAINING. As more fully described in the SOW, Z-Tel will provide reasonable training to Sprint's employees and representatives in the use of the Z-Tel systems and interfaces including the Sales Channel Interface.

                  1.9.15. FRAUD DETECTION. Z-Tel will initiate service orders that block Sprint End User dial-around originating calls, calls to information services providers, collect calls and other traffic that poses a high potential risk of fraud unless otherwise instructed by Sprint. Z-Tel will not be responsible for the failure of ILEC systems to properly restrict End User calling through the mechanisms described in the preceding sentence. Z-Tel's liability for fraud is set forth in
         Section 10.11.

                  1.9.16. LONG DISTANCE SERVICES EXCEPTION. In accordance with the SOW, Z-Tel will provide Long Distance Services to Sprint's End Users in limited instances (e.g., Z-Node Find Me Service) through Z-Tel's third-party providers.

         1.10. OSS FUNCTIONS PROVIDED BY SPRINT. As more fully described in the SOW,

Sprint will provide the following support services without Z-Tel's direct involvement in connection with Sprint's rendering of Telecommunications and related services to Sprint's End Users.

                  1.10.1. MARKETING. Sprint will be responsible for all marketing, advertising and product development and management in association with the services it seeks to sell to End Users.

                  1.10.2. CUSTOMER ACQUISITION AND TPV. Sprint will be responsible for all activity associated with acquiring End User commitments to purchase Sprint services. Sprint will also be responsible for selecting, directing, managing and paying the Third Party Verification vendor(s).

                  1.10.3. ORDER ENTRY. Sprint will initiate order entry for Services through Z-Tel's Sales Channel Interface. For this purpose, Z-Tel will provide to Sprint access to Z-Tel's Sales Channel Interface.

                  1.10.4. CUSTOMER CARE (CUSTOMER INTERFACE AND TIER 1 RESOLUTION). Sprint will be the primary interface with its End Users for all customer care functions except Repair. Sprint-provided customer care functions will include customer inquiries, change orders and matters related to Sprint End User requests and inquiries. Sprint will also escalate customer care problems that require unique handling to the Manager level for the associated service provider or third party vendor.

                  1.10.5. CHANGE ORDERS. Sprint will be the primary interface with its End Users for requests for changes in Service deliverables. Sprint will enter change orders through Z-Tel's Sales Channel Interface. For this purpose, Z-Tel will provide to Sprint access to Z-Tel's Sales Channel Interface.

                  1.10.6. LOCKBOX. Sprint will receive payments from its End Users and reconcile the payments with billing invoices. Sprint will be responsible for transmitting data necessary for Z-Tel's posting of the payment information to back office systems.

                  1.10.7. TAX RECONCILIATION/FILINGS/REMITTANCES. Sprint will be responsible for all remittances (including documentation) to taxing authorities in connection with Z-Tel's furnishing of Services to Sprint and Sprint's End Users, except for any taxes on Z-Tel's gross income, Z-Tel's payroll taxes and withholdings, Z-Tel's real and personal property taxes, and any other taxes for which the Law imposes the remittance obligation on Z-Tel. For the avoidance of doubt, this
         Section 1.10.7 does not alter the allocation of tax payment obligations set forth in Section 4.10 of this Agreement.

                  1.10.8. TRANSPORT (TO Z-NODE). Sprint will separately establish and pay for transport in association with connectivity to the Z-Node (e.g., "00" transport and call forwarding associated with the call forward/don't answer and call forward/busy central office features).

                  1.10.9. FULFILLMENT. Fulfillment involves the delivery of new account materials to Sprint's new End Users.

                  1.10.10. INVESTIGATING COMPLAINTS. Sprint will investigate and resolve all Sprint End User and carrier to carrier complaints. Z-Tel will support these efforts as Sprint requests from time to time as set forth in the SOW. Each Party will support the other Party's complaint investigation and resolution efforts upon the other Party's reasonable request.

                  1.10.11. COMMISSION PROGRAM. Sprint will administer, as well maintain any records necessary to administer, any commission program associated with its agents and sales force.

                  1.10.12. ADDITIONAL EXECUTIVE REPORTS. Sprint may develop service management reports in addition to those that Z-Tel provides under this Agreement. For this purpose, Z-Tel will provide to Sprint access to standardized data through its report portal and training in the use of the report portal.

                  1.10.13. SPRINT RETAINED OR ASSUMED FUNCTION. Sprint may assume responsibility for any OSS function that Z-Tel then provides:

                           (a) upon at least ninety (90) calendar days' prior
                  notice by Sprint and appropriate modification of the SOW,

                           (b) immediately upon the occurrence of any
                  Liquidation Event with concurrent Super Notice to Z-Tel, and

                           (c) upon the occurrence of any Z-Tel Triggering Event
                  that is not a Liquidation Event and at least thirty (30) calendar days' prior Super Notice by Sprint and appropriate modification of the SOW.

                  In the event of Sprint's assumption of a function under this
         Section 1.10.13 when SOW modification(s) is required to effect Sprint's take-over of an OSS function outside the provisions of release of the Technology Escrow Materials (Section 14.6), Sprint:

                   (d) will not require Z-Tel's approval to the extent it
                  pertains to whether Sprint's assumption of the function occurs, and

                   (e) will require Z-Tel's approval to the extent it pertains to:

                                    (i) the technical and logistical manner in
                           which the Parties accomplish the transfer of the function, and

                                    (ii) the Parties' resolution of any material
                           adverse technical effects that the Parties reasonably expect Sprint's assumption of the function (or Sprint's subsequent performance of the function) to have on Z-Tel's continued furnishing of other Services under this Agreement.

                  In the event of Sprint's assumption of an OSS function under this Section 1.10.13, Z-Tel will provide the assistance described in Sections 2.4.2(g) and 2.5.3 as they pertain to the OSS function.

         1.11. ANCILLARY SERVICES. Z-Tel will have no obligation to perform for Sprint any Ancillary Service that is a Sprint Retained Function or any service that Z-Tel does not perform in the ordinary course of providing
Telecommunications Services to its own End Users.

         1.12. UPGRADES, UPDATES AND NEW Z-TEL SERVICES OR FUNCTIONALITIES.

                  1.12.1. UPGRADES AND UPDATES. Z-Tel may deploy, upgrade, migrate and maintain its network, services and operational support systems at its discretion and modify its network, services and operational support systems to the extent applicable Law permits, whether through the incorporation of new equipment or software or otherwise. Z-Tel will provide reasonable notification in writing of changes to the Z-Tel network, services, and operational support systems that will impact Sprint's operations or performance.

                  If Z-Tel develops an upgrade of, or update to, the Z-Line Platform or the Z-Tel Fundamental Technology, then the Parties will negotiate in good faith regarding the related service fee(s) that would be payable to Z-Tel, if any, for the upgrade or update.

                  Unless initiated, or reasonably required, to maintain interfaces with ILEC operational support systems, Z-Tel will not implement the upgrade or update for the furnishing of the Services to Sprint and Sprint's End Users without Sprint's consent (which Sprint will not unreasonably withhold or delay) if it:

                           (a) would cause Sprint to incur more than *****
                  for internal changes that Sprint must reasonably make to utilize the upgrade or update,

                           (b) would cause a material disruption in the
                  provision of services to Sprint's End Users, or

                           (c) would materially reduce the functionality or
                  quality of the Z-Tel Services to Sprint and Sprint's End
                  Users.

                 In accordance with the SLAs, Z-Tel will avoid service disruption to Sprint and Sprint's End Users resulting from these changes.

                  1.12.2. NEW SERVICES OR FUNCTIONALITIES. If Z-Tel desires to deploy additional service functionality (e.g., DSL) on a general release basis to its retail or wholesale users (whether because the additional functionality is newly developed, newly acquired, newly available or otherwise) and Sprint desires to internally utilize the additional functionality or make it available to Sprint's End Users, then the Parties will negotiate in good faith an amendment of the scope of services under this Agreement and a corresponding adjustment in Z-Tel Service Fees (if appropriate given the circumstances) before Z-Tel makes these additional features and functions available to Sprint and Sprint's End Users.

                  1.12.3. TIMING OF AVAILABILITY. Z-Tel will make additional services and functionalities available for use by Sprint and Sprint's End User on the timetable described in the appropriate SOW, but with Z-Tel offered service availability no more than thirty (30) calendar days after making the services and functionality available on a general release basis or to similarly situated Z-Tel customers. Notwithstanding the foregoing, when capacity constraints exist Z-Tel may phase in new services and functionalities to Sprint End Users on a pro rata basis with Z-Tel's other wholesale customers based upon parameters to be negotiated between the Parties in conjunction with the adoption of a SOW.

                  1.12.4. PRICING. Z-Tel will make additional services and functionalities described in Section 1.12 available to Sprint on pricing terms *********************************************************
         *********************************************************************.

                  1.12.5. PROPRIETARY WORK REQUESTED BY SPRINT. If Sprint requests that Z-Tel undertake product modifications or development of new service functionalities, Z-Tel and Sprint will negotiate in good faith an applicable Statement of Work concerning the terms and conditions (including costs, timeframes and deliverables) on which Z-Tel will develop, and make available to Sprint and Sprint's End Users, the product modifications or service functionalities. If the Parties do not agree on these terms and conditions, nothing in the preceding sentence obligates Z-Tel to undertake the product modifications or the development of new service functionalities. ***** stated otherwise in the SOW, ******************************************
         ***********************************************************************
         ***********************************************************************
         ************************************************************incorporate pre-existing Z-Tel intellectual or proprietary property or rights, Z-Tel will license, for the term of this Agreement, the pre-existing intellectual or proprietary property or rights to Sprint for use in connection with the works made for hire for the term of this Agreement.

                  1.12.6. ***************. For purposes of Section ****, a
         customer that is "*****************" to Sprint is a customer purchasing Services on ******* ***************************************************
         **********************************************************************.

         1.13. PROMOTIONAL PROGRAMS EXCLUDED. Sprint will not be entitled to participate in any Z-Tel plan, program, discount or promotion under which Z-Tel End Users or prospective Z-Tel customers may obtain products or services in return for trying, subscribing to or using any Z-Tel Services, including any Z-Tel Telecommunications Service or Information Access.

         1.14. MAINTENANCE. Subject to the customer notification requirements, under applicable Law, if any, Z-Tel may perform any routine or emergency maintenance under the SOW that may limit or suspend the availability of the Services despite Z-Tel's best efforts to avoid adverse effects on the Services. The suspension of the availability of any of the Services under this Section
1.14 will not be deemed to be a violation by Z-Tel of any of its obligations under this Agreement. Unless Sprint requests expedited treatment, Z-Tel will give Sprint:

                           (a) at least ******* Business Days' prior written
                  notice of scheduled outages affecting Sprint's End Users for maintenance purposes, and

                           (b) at least ******* Business Days' prior written
                  notice of scheduled maintenance work that is reasonably expected to affect the OSS Systems.

         1.15. NOTICE OF CHANGES. Z-Tel may discontinue or withdraw any Service during the Term under the following terms:

                           (a) Z-Tel's action is subject to any notice
                  requirements under the Law.

                           (b) Z-Tel's action is subject to Sprint's compliance
                  with any requirement under the Law in any jurisdiction:

                                    (i) that Sprint provide certain notice to
                           its End Users or others before effecting the exit or withdrawal of the Service from the jurisdiction, or

                                    (ii) that Sprint obtain regulatory approval
                           before exiting or withdrawing the Service from the jurisdiction and accomplish any required steps toward that end.

                           (c) Subject to Z-Tel's compliance with subsections
                  (a) and (b) above, Z-Tel must provide Sprint with at least sixty (60) calendar days' written notice of the proposed discontinuation or withdrawal of the Service except in the case of:

                                    (i) a discontinuation or withdrawal of a
                           Service that is required by applicable Law, for which Z-Tel will give Sprint as much advance written notice as reasonably possible;

                                    (ii) a Service that Sprint is no longer
                           utilizing under this Agreement; or

                                    (iii) termination of this Agreement by Z-Tel
                           under Section II of this Agreement.

         Upon receipt of written notice from Z-Tel concerning Z-Tel's desire to discontinue or withdraw any Service, Sprint will use commercially reasonable efforts to expeditiously:

                           (d) provide any legally required notice to the
                  affected Sprint End Users,

                           (e) obtain any necessary regulatory approval relating
                  to the exit or withdrawal, and

                           (f) take any actions that are necessary or
                  appropriate in connection with the regulatory approval.

         Except when Service termination is required by Law or in the event of a Z-Tel termination under Section 2.3.2 or an expiration under Sections 2.1 and 2.2, Z-Tel will bear the cost of any required notification of Sprint End Users associated with Z-Tel's discontinuance or withdrawal of any Service that Z-Tel provides to Sprint under this Agreement.

         1.16. GRANDFATHERING. To the extent permitted by applicable Law, Z-Tel will provide grandfathered Services to Sprint's End Users under the same conditions by which Z-Tel grandfathers Services to its own End Users. Among these conditions are those that the Services:

                           (a) will be available only to Sprint End Users who
                  already have the service;

                           (b) may not be moved to another location;

                           (c) will be available only to the extent facilities
                  are available to provide the service, and

                           (d) will be available for a maximum period of two (2)
                  years following the end of:

                                    (i) the Initial Term, or

                                    (ii) if this Agreement is renewed for one or
                           more Renewal Terms, the last Renewal Term.

                 SECTION II. - TERM, TERMINATION AND TRANSITION

         2.1. INITIAL TERM. This Agreement is effective and the Parties' obligations commence upon the Effective Date and will expire at midnight on January 31, 2006 ("INITIAL TERM"), unless this Agreement is terminated earlier under its terms.

         2.2. RENEWAL TERM. Upon expiration of the Initial Term, this Agreement will renew automatically on a year-by-year basis (each year a "RENEWAL TERM") until:

                           (a) either Party notifies the other in writing at
                  least one hundred eighty (180) calendar days before the end of the then current term of its desire that this Agreement expire at the end of that term (in which case this Agreement will terminate then), or

                           (b) this Agreement is otherwise terminated under this
                  Section II.

         2.3. TERMINATION.

                  2.3.1. TERMINATION BY SPRINT.

                           (a) Sprint may, by written Super Notice to Z-Tel
                  (including a description of the relevant event(s)), terminate this Agreement immediately upon the occurrence of any of the following events (each a "Z-TEL TRIGGERING EVENT"):

                                    (i) Z-Tel materially breaches any provision
                           of this Agreement and fails to cure the breach within thirty (30) calendar days after receiving written notice from Sprint;

                                    (ii) Z-Tel's performance under this
                           Agreement as measured by applicable SLAs for order processing, billing, OSS availability, Repair, data file transmission or Z-Node availability fails to meet the triggering event criteria as established in Schedule B and Z-Tel fails to cure this variance within thirty (30) calendar days after receiving written notice from Sprint;

                                    (iii) there occurs a Disconnect of Z-Tel
                           ILEC UNE services affecting greater than **************** of Sprint's End Users that Z-Tel is then serving through any particular ILEC;

                                    (iv) there is a material adverse change in
                           Z-Tel's regulatory environment, including any change in applicable Laws that materially and adversely affects Z-Tel's ability to perform its obligations under this Agreement;

                                    (v) there is a Change of Control;

                                    (vi) there is a material adverse change in
                           Z-Tel's financial condition, evidenced by:

                                             (A) simultaneously meeting three or
                                    more of the following criteria:

                                             (1) Z-Tel fails to hold cash and
                                    cash equivalents of at least **********.

                                                     (2) Z-Tel fails to maintain
                                    a ****************************************
                                    ****************************************
                                    ****************************************,

                                                     (3) Z-Tel fails to maintain
                                    a ****************************************
                                    ****************************************
                                    ****************************************

                                                     (4) Z-Tel fails to maintain
                                    ****************************************
                                    ****************************************
                                    ****************************************

                                                     (5) *******************
                                    ****************************************
                                    ****************************************
                                    ****************************************
                                    ****************************************

                                                     (6) Z-Tel materially
                                             breaches any agreement for borrowed
                                             money (including any material
                                             violation of a debt covenant); or

                                    (B) Z-Tel receives a going concern
                           qualification from its auditors;

                                    (vii) Z-Tel ceases ongoing business
                           operations; or

                                    (viii) Z-Tel becomes Bankrupt, makes a
                           general assignment for benefit of creditors or has a receiver appointed for its assets, or a court of competent jurisdiction issues an order for Z-Tel's winding up.

                           For purposes of this Section 2.3.1, cash and cash
                  equivalents exclude any restricted amounts.

                           (b) Within ***** calendar days after the end of
                  each month, Z-Tel will provide a certificate to Sprint by Super Notice signed by Z-Tel's Chief Financial Officer, providing:

                                    (i) the current numerical value for each of
                           the criteria under Section 2.3.1(a)(vi)(A) with supporting good faith financial statements, and

                                    (ii) certifying that the information
                           contained in the certificate is accurate as of the date of the certificate.

                           Z-Tel will provide Sprint with final financial
                  statements in supplement to the statements provided under
                  Section 2.3.1(b)(i) promptly when the final statements become available.

                           (c) Sprint may terminate this Agreement under an
                  express termination right of Sprint provided in this Agreement.

                  2.3.2. TERMINATION BY Z-TEL. Z-Tel may terminate this Agreement under any of the following conditions:

                           (a) Z-Tel may, by written Super Notice to Sprint,
                  terminate this Agreement immediately upon the occurrence of any of the following events (each a "SPRINT TRIGGERING EVENT"):

                                    (i) Sprint fails to fulfill any of its
                           payment obligations concerning undisputed amounts set forth in this Agreement (to the extent any amounts may be disputed under this Agreement) and fails to cure the breach within ten (10) Business Days after receiving written Super Notice from Z-Tel;

                                    (ii) Sprint materially breaches any
                           provision of this Agreement and fails to cure the breach within thirty (30) calendar days after receiving written notice from Z-Tel; and

                                    (iii) there is a material adverse change in
                           Sprint's regulatory environment, including any change in applicable Laws that materially and adversely affects Sprint's ability to perform its obligations under this Agreement.

                           (b) Z-Tel may terminate this Agreement under an
                  express termination right of Z-Tel provided in this Agreement.

         2.4. OBLIGATIONS UPON EXPIRATION OR TERMINATION.

                  2.4.1. SPRINT'S OBLIGATIONS. Upon the expiration of the Term or the earlier termination of this Agreement under Section 2.3 or
         Section 4.9.2, within thirty (30) calendar days after the end of the Term, in addition to any other post-termination obligations that this Agreement imposes on Sprint:

                           (a) Sprint will pay to Z-Tel when due all undisputed
                  charges owing to Z-Tel for the Services that Z-Tel renders under this Agreement through the end of the Term (net of amounts that Z-Tel owes to Sprint, such as Receipt Credits and Use Stimulation Credits).

                           (b) Sprint will pay Z-Tel, within thirty (30)
                  calendar days after the end of the Term, for any software or hardware that Z-Tel acquired to support Sprint's Services that are non-standard to the Z-Tel Services.

                           (c) Sprint will remove from Z-Tel's premises within
                  forty-five (45) calendar days after the end of the Term all property that Sprint owns.

                           (d) Sprint will return to Z-Tel within forty-five
                  (45) calendar days after the end of the Term all software, access keys and any other property that Z-Tel provides to Sprint under this Agreement (other than items for which Sprint already paid Z-Tel), subject, however, to Sprint's rights under the Technology License described in Section 14.1.

                           (e) In connection with termination (except under
                  Sections 2.1 and 2.2), Sprint will pay to Z-Tel an amount equal to ******** the remainder of the charges or ************** the early termination fees (whichever is less) for any leased line(s) that Z-Tel purchased for Sprint if these charges and fees are imposed upon Z-Tel by an underlying service provider other than Sprint and Z-Tel does not utilize these facilities in servicing other customers. However, Sprint's obligations under this Section 2.4.1(e) as to any leased line will not exceed ************ months of the scheduled lease charges if the lessor is not Sprint or any of its Owned Affiliates.

                           (f) In connection with termination (except under
                  Sections 2.1 and 2.2), Sprint will pay to Z-Tel an amount equal to all of the remainder of the charges or all of the early termination fees (whichever is less) for any leased line(s) that Z-Tel purchased for Sprint if these charges and fees are imposed upon Z-Tel by Sprint or a Sprint Owned Affiliate as the underlying service provider and Z-Tel does not utilize these facilities in servicing other customers.

                  2.4.2. Z-TEL'S OBLIGATIONS. Upon the expiration of the Term or the earlier termination of this Agreement under Section 2.3 or Section 4.9.2, Z-Tel will, in addition to any other post-termination obligations that this Agreement imposes on Z-Tel:

                           (a) pay to Sprint within ************** after the end
                  of the Term all Use Stimulation Credits and other charges owing to Sprint in connection with the Services that Z-Tel renders under this Agreement through the end of the Term,

                           (b) credit to Sprint via bill credits all collected
                  Receipt Credits within ten (10) calendar days after Z-Tel collects the Receipt Credits,

                           (c) return to Sprint within forty-five (45) calendar
                  days after the end of the Term all equipment and other property that Sprint provides to Z-Tel under this Agreement,

                           (d) deliver to Sprint within forty-five (45) calendar
                  days after the end of the Term all of Z-Tel's right, title and possession in and to the software or hardware that Z-Tel acquired to support Sprint's Services that are non-standard to the Z-Tel Services and for which Sprint has paid Z-Tel under
                  Section 2.4.1(b),

                   (e) perform all requested Services under this Agreement
                  during the notice or transition period except as provided under the first paragraph of Section 2.5, and under Sections
                  2.5.2 and 2.5.4,

                   (f) provide Sprint technical assistance (at Sprint's expense)
                  and access to the Z-Node during the notice or transition period except as provided under the first paragraph of Section 2.5, and under Sections 2.5.2 and 2.5.4, for the purpose of developing and implementing a plan and interface to transfer Sprint End User data to any system that Sprint designates, to the extent feasible using Z-Tel's existing technology, and otherwise cooperate with Sprint (at Sprint's request and expense) with the transfer of all Sprint End Users from Z-Tel's ************************** that Sprint otherwise designates,

                   (g) for any Sprint End User, on Sprint's behalf and direction submit any required orders to the appropriate ILEC to change from Z-Tel's **** to any system that Sprint designates,

                   (h) for any Sprint End User, redirect Z-Node homing to any system or location that Sprint designates, to the extent feasible using Z-Tel's existing technology,

                   (i) mitigate the charges and fees otherwise payable to Sprint under Section 2.4.1(e), and

                   (j) refund any amounts that Sprint pays under Section
                  2.4.1(e) with respect to lease charges paid, to the extent Z-Tel utilizes leased line(s) originally purchased for Sprint.

                  2.4.3. REMOVAL OF PROPERTY. Any Party's property that the Party does not remove from the other Party's premises within forty-five
         (45) calendar days after the termination or expiration of the Term will be considered abandoned property that the possessing Party may dispose of without paying any compensation to the abandoning Party. Nothing in this Section 2.4.3 affects the rights of any Party under Section XV with respect to the return or destruction of Confidential Information.

         2.5. TRANSITION OF CUSTOMERS. Upon the expiration, or a termination, of this Agreement under Section II or Section 4.9.2 of this Agreement, or at any other time upon Sprint's written request, and in each case only if Sprint has paid all prior undisputed balances involving charges set forth in this Agreement (net of amounts that Z-Tel owes to Sprint, such as Receipt Credits and Use Stimulation Credits), Sprint may cause a transition (a "TRANSITION") of LW Based Services and OSS Services (the process of moving, the "TRANSITION SERVICE") from Z-Tel or a Z-Tel third party service provider to:

         (a) a Sprint Owned Affiliate,

         (b) a third party service provider that Sprint selects (each of (a) and (b), a "SPRINT DESIGNATED PROVIDER"), or

         (c) directly to Sprint.

                  2.5.1. COMPLIANCE WITH LAW. Sprint and not Z-Tel will be responsible for establishing a process for the Transition of each Sprint End User in compliance with all relevant Law, including all Laws regarding authorization and verification of changes in the selection of a provider of Telecommunications Service.

                  2.5.2. FAILURE TO PAY DURING TRANSITION. During the Transition, Z-Tel will be entitled to the continuing payment of all undisputed fees and charges set forth in this Agreement relating to the Services Z-Tel is still providing. Any failure by Sprint to make any undisputed payment in a timely manner during a Transition will give rise to Z-Tel's right to suspend providing Transition Services to Sprint upon ten (10) Business Days' prior written Super Notice. If Z-Tel suspends providing Transition Services to Sprint under this
         Section 2.5.2, Z-Tel will reinstate providing Transition Services to Sprint within 24 hours of receipt of payment in full by Sprint of all undisputed payments then due and owing (net of amounts that Z-Tel owes to Sprint, such as Receipt Credits and Use Stimulation Credits).

                  2.5.3. ASSISTANCE. During a Transition, Z-Tel will provide the following assistance to Sprint, and Sprint and Z-Tel will use their respective best efforts to accomplish the following:

                           (a) coordinate the Transition between Z-Tel or the
                  applicable Z-Tel third party service provider and the Sprint Designated Provider or Sprint (as Sprint directs) through the provision and use of applicable CLLI (Bellcore - Common Language Location Identification) Codes, CIC (Carrier Identification Code) Codes, OCN Codes, ACNA (Access Customer Name Abbreviation) Codes, LRN (Local Routing Numbers) used for LNP (Local Number Portability) or other necessary telecommunication provider information to minimize service interruptions during the Transition of the operation, service and control of the Transition Service;

                           (b) ensure that users of the Transition Service will
                  continue to have access to the Service during the Transition;

                           (c) ensure that the Transition does not affect
                  either:

                                    (i) other Z-Tel-provided services that are
                           not subject to the Transition, or

                                    (ii) other Transition Services that have
                           already been transitioned;

                           (d) ensure that the Transition does not disrupt
                  Sprint's End Users use of any Transition Service; and

                           (e) settle all outstanding bills, invoices and
                  prepayments in a manner that is consistent with this Agreement.

                  2.5.4. NEW ORDERS. After termination of this Agreement and during any Transition period, Z-Tel will accept orders for new service solely in its discretion.

                  2.5.5. TRANSITION COSTS.

                           (a) Following a notice of termination under Section
                  2.3 or Sprint's decision to migrate End Users, the Parties will negotiate in good faith to determine what additional work and services are reasonably appropriate or necessary in connection with the Transition.

                           (b) On a monthly basis during the Transition Z-Tel
                  will provide Sprint detailed invoices describing services rendered and the costs of performing those services. Sprint will reimburse Z-Tel for all undisputed transition fees and charges within thirty (30) calendar days after its receipt of Z-Tel's invoice as follows:

                                    (i) Sprint will pay to Z-Tel *************
                           per Transition line for its additional work and services to effect the transition of Sprint's End Users without service interruption to the extent the Transition solely involves movement to Sprint's OCN serviced via Telution and when the Transition solely involves configuration, manipulation of account data or both and Sprint utilizes Z-Tel to Transition service under the contract as an Ancillary Service.

                                    (ii) When the Transition involves more than
                           configuration, manipulation of account data or both, or utilizes an account vendor other than Telution (a "COMPLEX TRANSITION"), Z-Tel will make available to Sprint or its contractor, documentation and data necessary to effect self development of a Transition procedure and will cooperate with Sprint in implementation of any resultant Transition program.

                                    (iii) If Z-Tel's subject matter experts are
                           required to spend time in support of development of a Sprint Transition Plan or its implementation, Z-Tel will bill Sprint for such support on a time and material basis.

                                    (iv) Sprint will also pay any fees and
                           charges that would apply from ILEC and Third Party Vendors under Schedule C.

                           (c) Sprint will deliver to Commerce Bank, N.A. (the
                  "TRANSITION ESCROW AGENT") under the terms of an escrow agreement in the form attached to this Agreement as Exhibit A (the "TRANSITION ESCROW AGREEMENT") for deposit into an escrow account (the "ESCROW ACCOUNT") certain funds for Z-Tel Dedicated Support fees, Basic System Support fees, **********************************************, and Third
                  Party unit based fees (the "TRANSITION FEES") for the Sprint End Users that have not been Transitioned by either ninety
                  (90) calendar days after the notice of termination date or August 2, 2003, whichever occurs first (the "TRANSITION DATE").

                                    (i) The purpose of the escrow is to secure
                           Sprint's payment obligations to Z-Tel. No amounts will be escrowed if the Transition has not occurred because Z-Tel has not completed the necessary work on ILEC interfaces.

                           (ii) The specific amount that Sprint will escrow is determined as follows:

                                             (A) if the Transition has been
                                    delayed beyond the Transition Date for two
                                    (2) months or less, the amount to be
                                    escrowed is one months Transition Fees
                                    (based on the most current of the forecasts described in Section 10.12, the "FORECAST") for the Sprint End Users that have not yet been Transitioned, and

                                             (B) if the Transition has been
                                    delayed beyond the Transition Date for more than two (2) months, the amount to be escrowed is two (2) months Transition Fees (based on the Forecast) for the Sprint End Users that have not yet been Transitioned.

                           (iii) Upon completion of the Transition of all Sprint End Users off Z-Tel's OCN and payment of all non-disputed due fees due Z-Tel for Transitioned Sprint End Users for Services provided while served by Z-Tel's OCN, Z-Tel will direct the Transition Escrow Agent to return to Sprint all funds remaining in the Escrow Account within ten (10) calendar days after the Transition completion date.

                                    (d) If the Transition has not occurred
                  because Z-Tel has not
                  completed the necessary work on ILEC interfaces, then for any new Sprint End Users added to Z-Tel's OCN after the Transition Date, Sprint will not be obligated to escrow any fees or pay the **************** per transition line under Sections 2.5.5(b), (c) and (d).

                           (e) After establishment of the Escrow Account, Sprint
                  will continue to pay Z-Tel's invoices when due and Z-Tel is not required to seek payment for its invoices from the Transition Escrow Agent.

                           (f) Sprint and Z-Tel will true-up the Escrow Account
                  balance on a monthly basis until the termination of the Transition Escrow Agreement as follows:

                                    (i) Within a reasonable period after the end
                           of each month after the Transition Date, the Transition Escrow Agent will provide to Sprint and Z-Tel a statement reflecting the balance of funds in the Escrow Account.

                                    (ii) Within five (5) Business Days after
                           receiving the Transition Escrow Agent's statement, Sprint will deposit in the Escrow Account the additional funds that are necessary to cause the balance of the Escrow Account to equal or exceed the amount then required under Section 2.5.5(c)(ii).

                           (g) Sprint is entitled to disbursement from the
                  Escrow Account the amount by which the balance of the Escrow Account reflected in the Transition Escrow Agent's statement exceeds the amount then required under Section 2.5.5(c)(ii).

                           (h) Z-Tel is entitled to disbursements from the
                  Escrow Account from time to time during the term of the Transition Escrow Agreement in amounts equal to any Transition Fees payable by Sprint under this Agreement that Sprint does not pay when due.

                           (i) The Transition Escrow Agent will disburse the
                  funds in the Escrow Account in accordance with the provisions of the Transition Escrow Agreement.

                           (j) During any Transition period following
                  termination under this Agreement, so long as there are any Sprint End Users utilizing Z-Tel's OSS Services, Sprint will pay Z-Tel a monthly minimum Service Fee of **********.

                  2.5.6. TRANSITION PERIOD DURATION.

                           (a) For any termination under Section 4.9.2 of this
                  Agreement, Z-Tel's
                  obligation to assist Sprint in the Transition will cease (subject to applicable Law) as of the later of:

                                    (i) **************** calendar days
                           after the termination of this Agreement, and

                                    (ii) the date on which Sprint or a Sprint
                           Designated Provider has obtained the consents and approvals from ILECs or Regulatory Authorities that are necessary or appropriate for processing applicable service orders.

                  Sprint will diligently pursue the consents and approvals required in this Section 2.5.6(a).

                           (b) For any termination, or expiration, under Section
                  2.1 and 2.2 of this Agreement, the duration of the Transition period will not be limited.

                           (c) For termination due to a Z-Tel Triggering Event
                  or a Sprint Triggering Event, Z-Tel's obligation to assist Sprint in the Transition will cease the later of (subject to applicable Law):

                                    (i) **************** calendar days
                           after termination of this Agreement, and

                                    (ii) until Sprint or a Sprint Designated
                           Provider obtains the consents and approvals from such ILECs or Regulatory Authorities that are necessary or appropriate for processing applicable service orders.

                  Sprint or the applicable Sprint Designated Provider will diligently pursue the consents and approvals required in this Section 2.5.6(c).

         2.6. EXIT FROM TELECOMMUNICATIONS SERVICE BY SPRINT. Should Sprint decide to cease providing LW Based Services to its End Users who receive those services under this Agreement (collectively, the "LW BASED CUSTOMERS") or to sell the LW Based Customers, then, to the extent allowed by Law, Sprint will grant to Z-Tel, for the earlier of fifteen (15) Business Days or until Z-Tel submits a bid, the right to bid on the purchase, in whole or in part, of the LW Based Customers for future LW Based Services.

         2.7. LAWFUL PURPOSES. Z-Tel will furnish the Local Wholesale Services subject to the condition that Sprint uses them only for lawful purposes. Z-Tel may suspend any Local Wholesale Services that Sprint uses in violation of Law if Z-Tel provides at least fifteen (15) Business Days' prior written Super Notice to Sprint before the suspension. Z-Tel may suspend any Local Wholesale Services immediately and without prior notice to Sprint (but with contemporaneous written Super Notice to Sprint) if any law enforcement agency advises Z-Tel that its Local Wholesale Services are being used in violation of applicable Law. Any suspension of Local Wholesale Services by Z-Tel under this Section 2.7 will be limited to the extent necessary to eliminate the unlawful purpose or use.

                             SECTION III. - RESERVED

                         SECTION IV. - FEES AND CHARGES

         4.1. BASIS OF FEES.

         (a) Z-Tel will provide Local Wholesale Services, Z-Node Services, Long Distance Services and Z-Tel's OSS Services to Sprint as specified in this Agreement and the SOW in accordance with the charges and fees described on Schedule C to this Agreement (the "PRICING SCHEDULE") and Section 4.6 below.

         (b) Sprint and Z-Tel will negotiate fees and charges for new functionality and services in accordance with Section 1.12.2 of this Agreement. Fees and charges in association with the development of Ancillary Services will be separately established within the applicable SOW for each project.

         (c) With the exception of ******************************************
*********************************************************************
************************************************************s.

         (d) The **********************************************************
**********************************************************************
********************************************************************.

         4.2. INTERFACE ESTABLISHMENT FEE. For initialization of Z-Tel service and support interfaces, Z-Tel will be entitled to an one-time payment of *************** from Sprint, and Sprint will pay to Z-Tel such fee in full in immediately available funds within five (5) calendar days after the Effective Date ("INTERFACE ESTABLISHMENT FEE") less any amounts that Sprint pays to Z-Tel under the October Letter Agreement or the December Letter Agreement. The Interface Establishment Fee compensates Z-Tel for its costs associated with configuration of Operations Support System Services and its costs associated with the hiring of appropriate and necessary employees to process and support the Services that Z-Tel will provide to Sprint. Z-Tel will provide operational interfaces capable of supporting Sprint's End User orders in accordance with the time schedule set forth in the Initial SOW

                  4.2.1 DEVELOPMENT OF PCS INTERFACES. The development of interfaces by Z-Tel necessary to support a Sprint PCS offering is not incorporated into the initial interface establishment project or the Interface Establishment Fee. The Parties will jointly develop a separate SOW with respect to these additional interfaces. The target completion date for the additional SOW is February 15, 2003, and this SOW will itemize separate charges, scheduled delivery dates and high level project requirements. Upon completion of the additional SOW for PCS interface development, which the parties will expeditiously negotiate in good faith, and payment of any up front fees and charges required under that SOW, Z-Tel will develop interfaces necessary to support a Sprint PCS offering.

         4.3. SERVICE FEE PREPAYMENT AND RESULTING CREDIT. Within five (5) Business Days after the Effective Date, Sprint will pay *************** to Z-Tel as a prepayment towards Sprint's fees under Schedule C (net of any additional amounts that Sprint pays to Z-Tel, beyond the Interface Establishment Fee, under the October Letter Agreement or the December Letter Agreement (including the $**************** Trial Payment (as defined in the December Letter) and $*************** Extension Payment (as defined in the December Letter)).

                  4.3.1. USE STIMULATION. Beginning in the first month Sprint has ********* active End Users utilizing Local Wholesale Services that Z-Tel has provisioned (the "USE STIMULATION PERIOD"), Z-Tel will credit Sprint at the rate of up to *********** monthly to be credited against the Service Fee prepayment described in Section 4.3 ("USE STIMULATION CREDIT"). ********************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         **********.

         4.4. EXCLUDED ACTIVITIES. Indirect costs (such as general software or processing enhancements, costs associated with increasing capacity generally and costs supporting Z-Tel activities that Sprint has not pre-approved) will be Z-Tel's responsibility. ****** **********..

         4.5. SLC AND PICC CHARGES. Sprint will solely determine the amount of, and be entitled to, any End User access charges (e.g., SLC and PICC charges) associated with Sprint End Users provisioned under this Agreement. SLC and PICC charges will not accrue to Z-Tel.

         4.6. Z-TEL OSS SUPPORT. Z-Tel will be entitled to and, subject to
Section 5.3, Sprint will pay to Z-Tel when due, ****************************
***************** in support of Z-Tel's OSS Service offerings that Sprint and Sprint's End Users utilize ("Z-TEL DEDICATED SUPPORT FEES").

                           4.6.1. GROSS-UP OF EXPENSE. In determining the *********************************** who are engaged in the furnishing of Z-Tel's OSS Services:

                           (a) ************************************************
                  **************************************************************
                  **************************************************************
                  ***************

                           (b) the following maximum rates per paid hour by
                  function will apply:


                    FUNCTION                            PAID HOURLY RATE           GROSSED UP RATE
                    --------                            ----------------           ---------------
Reject (e.g., New Install, Migrate, Change              *********                  ************
Order, Suspend, Restore, Disconnect)

Support (Escalation)                                    ********                   ***********
                                                        ********                   *********
                                                        *********:                 *********
Support (Change Order)                                  **********
                                                                                   **********
                                                        *********                  **********
Support (all other activities, such as Repair           **********
Level II, TOS, Pending Order, Line Swap)                **********                 **********
                                                                                   **********
                                                        **********
                                                        **********
                                                        ***********
                                                        ***********
Repair Level I                                          ***********:               **********
                                                        ***********                **********:

                           (c) Sprint will pay ****************************:

                  FUNCTION MAXIMUM WEEKS PAID

                  Reject: ******

                  Support:
                   Repair Level II: *******************************
                   TOS: ********************************
                   Escalation: ***********************************)
                   Pending Order: *************
                   Line SWAP: *********************

                   Repair Level 1:  ******************

                           Sprint will not pay for any (and Z-Tel will be
                  responsible for all) expenses related to
                  *************************. Sprint will not pay
                  ***************************************.

                   (d) Sprint and Z-Tel will negotiate in good faith to
                  determine the *******************************************
                  **************************************************.

                   (e) Z-Tel will meet the following productivity measures (AHT and Utilization):

                           Trouble Tickets: ************

                           Repair Level 1 Tickets: *********

                           Support - Repair Level II Tickets: *********

                           Support - TOS Tickets: **************

                           Support - Escalation Tickets: ************

                           Support - Pending Order Changes: ********

                           Support - Line SWAP Request: *************

                   For purposes of the foregoing, "Utilization" means the time spent working tickets divided by paid time. The agreed upon Utilization rate will be **********************************

                           Sprint and Z-Tel will negotiate in good faith to
                  modify and true-up, as appropriate, the foregoing processes and measures every six (6) months during the first year of the Term and annually thereafter.

                   (f) Sprint unit costs as contained in this Section 4.6.1 will not exceed ***** **********of the negotiated rate per function unless Sprint pre-approves the exception in writing. Sprint's Committed Forecast under Section 10.12 will include a unit cost calculation for each function described in this Section
                  4.6. This calculation will take into consideration:

                                    (i) ************************,

                                    (ii) *****************************

                                    (iii) *****************************

                                    (iv) ******************************

                                    (v) **********************************

                                    (vi) *************************************

                                    (vii) *********************************.

                           Notwithstanding any other provision of this Section
                  4.6 or Schedule C, Sprint's costs for headcount under this Agreement in any particular month will not exceed ******************* of the aggregate unit cost calculations under this Section 4.6.1(f) for that month except with Sprint's written consent.

                           (g) Notwithstanding the above, charges associated
                  with Z-Tel personnel supporting the collection of past due balances of Sprint End Users is separately incorporated in the Pricing Schedule. For clarity purposes, the hourly fee associated with collection activity, as stated in the Pricing Schedule, is not subject to gross-up under subsection (a) of this Section 4.6.1.

         4.6.2. ALLOCATION OF EMPLOYEE EXPENSE. For employee expenses, Z-Tel will:

                           (a) identify employees that are exclusively
                  performing services for Sprint, and

                           (b) with respect to employees that do not exclusively
                  perform services for Sprint, establish a project code within its payroll system for tracking and allocating, pro rata, the expense of these employees by reference to hours worked for Sprint.

          Sprint must approve the number of employees and the rate per employee charge back for each allocated employee expense. The maximum grossed-up cost per person per month for the following functions is:

                   CDR Processing: *********
                   Line Loss: *********
                   Payment Processing: *********
                   Payment / NSF Research: ********
                   Retail Billing: ********
                   Subscriber Management: ********
                   Applications: ********
                   Provisioning Support **********

                  4.6.3. PRE-APPROVED. Included in each Committed Forecast (as defined in Section 10.12) that Sprint submits to Z-Tel under Section
         10.12 will be an estimate of the Z-Tel headcount that is necessary to support Sprint's forecasted volume of business during the period for which the Committed Forecast applies. ****************** that Sprint submits in the Committed Forecast will be considered pre-approved by Sprint for purposes of Schedule C.

                  4.6.4. ADJUSTMENT TO ************. From the date of Z-Tel's receipt of

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

         Sprint's ******************, Z-Tel will have ********************** to submit a written objection to Sprint regarding the volumes and associated headcount reflected in Sprint's Committed Forecast. Z-Tel will be deemed to have accepted Sprint's ************************ does not provide this written objection in the specified time period. If Z-Tel provides a timely written objection to the volumes reflected in Sprint's Committed Forecast as they affect Z-Tel ********* (including with the objection an alternative Z-Tel volume forecast and a description of the disputed portion of the Committed Forecast), the Parties will negotiate in good faith to adjust the forecast in such a manner that:

                           (a) both parties are satisfied that the forecast
                  represents reasonable expectations of anticipated demand, and

                           (b) Z-Tel can perform the Services consistently with
                  the forecast and in compliance with its obligations under this Agreement, including compliance with relevant SLAs.



                  4.6.5. ESCALATION OF ********* MATTERS. If the Parties cannot reach agreement regarding the volume and ********* forecast, they may utilize the dispute resolution process set forth in Section 21.5. If resolution between Parties cannot be reached within *********** calendar days after submission to the dispute resolution process, Z-Tel will use the most recent Sprint Committed Forecast as the basis of operations while the dispute resolution process proceeds. During the pendency of the dispute resolution process, Z-Tel will be relieved of all SLAs (other than SLAs concerning Utilization) that are affected or impacted by the difference between:

                           (a) ********* under the Committed Forecast, and

                           (b) ********* under the alternative forecast that
                  Z-Tel submits under Section 4.6.4 above.

                  4.6.6. LEVEL OF SUPPORT. Z-Tel will endeavor in good faith to fully perform the contracted-for Services to the extent practicable without regard to forecast levels.

                  4.6.7. COST OF LIVING ADJUSTMENT. On each anniversary date of the Effective Date during the Term, with ninety (90) calendar days prior written notice, Z-Tel may adjust ******************** established in this Section 4.6 to the extent it can reasonably document that Z-Tel's paid ********************* have risen since the inception of the Agreement or the last anniversary date (whichever is applicable). In no instance may the ******************** rise:

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

                           (a) more in any year than the consumer price index
                  for prior year as announced by the United States federal government, and

                           (b) more than six percent (6%) in the aggregate over
                  the Initial Term.

                  4.6.8. MINIMIZATION OF EXPENSE. If Z-Tel believes that the actual headcount need (based on forecasted volumes) is less than the forecasted headcount, it will use commercially reasonable efforts to minimize the ******** ********* to Sprint.

         4.7. ******** ************** FEES.

                  4.7.1. ************* *********FEES. In allocating *******
         Fees, each LW Based services End User will be assigned a unique purchase order number consisting of the customer's ANI number, identifying the retail CLEC (that is, Z-Tel, Sprint or other Z-Tel Local Wholesale Services customer) and the CLLI code for the ILEC end office serving the End User. In those cases in which the ILEC reports usage based upon ANIs, Z-Tel will allocate the Local Wholesale Service *********************************************** customers based upon
         ANIs. *************************************************
         *****************************************:

                           (a****************************************** in the
                  area served by the end office times the aggregate number of calendar days in the month that the customers were LW Based Services customers,

                           (b) *****************************************
                  Wholesale Services customers have in the area served by the end office ***********
                  ******************************************* that the customers were customers,

                           (c)
                  *************************************************. 4.7.2.
                  *******************. In cases in which *********** are
                  reported on an aggregate basis, Z-Tel will
                  ********************************
                  **********************************************************.

         4.8. ******************* EXPENSES.

                           (a) Sprint, including its Affiliates, will pay all
                  ********** ************************************ ************
               ***************************

                            (i) Sprint's (or its Affiliates', employees' and
                           agents') failure to obtain a subscriber's authorization and verification in accordance with the procedures specified in 47 C.F.R. Part 64 to change a provider or telecommunications service,

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

                            (ii) Sprint's (or its Affiliates', employees' and
                           agents') misrepresentation in the course of marketing or obtaining or verifying consent to a change in provider or telecommunications service, in connection with this Agreement,

                            (iii) the failure of a Third Party Verification
                           provider if Sprint is providing its own Third Party Verification Services from time to time under this Agreement, or

                            (iv) Sprint's (or its Affiliates', employees' and
                           agents') acts or omissions

                           For purposes of clarification, Z-Tel will not be
                  deemed to be an agent to Sprint under this Section 4.8.

                           (b) Z-Tel will pay all fees, penalties, charges,
                  expenses and costs that any ILEC or Regulatory Authority imposes on either Party to the extent they result from Z-Tel's (or its Affiliates, employees and agents) actions or omissions including the failure of a Third Party Verification provider if Z-Tel is providing Third Party Verification Services from time to time under this Agreement.

         4.9. CHANGES IN FEES AND DIRECT COSTS. Except for ************ charges modified in conformance with Section 4.6.7, ************************** that Sprint must pay under this Agreement will ******************* during the Term, except as more fully described in this Section 4.9.

                  4.9.1. ADJUSTMENT PROCESS FOR ****** FEES NOT IN EXCESS OF MARKET RATE. Z-Tel will notify Sprint in writing (a "CHANGE IN FEE NOTICE") of any increase or decrease in the ******* Fees because of an ****************************************************************** or
         arbitration order. Z-Tel will use reasonable commercial efforts to provide this notice to Sprint at least thirty (30) calendar days before the effective date of the ******* Fee change. Z-Tel will notify Sprint through a Change in Fee Notice of any other increase or decrease in the ******** Fees within fifteen (15) calendar days after Z-Tel becomes aware of the increase or decrease (but, if the effective date of the *******Fee change is less than fifteen (15) calendar days after Z-Tel becomes aware of the change, Z-Tel will notify Sprint immediately upon becoming aware of the change).

                  With any Change in Fee Notice, Z-Tel will submit to Sprint a proposed revised Pricing Schedule (including the anticipated **** Fee change effective date) along with a summary of the underlying action necessitating the ***** Fee change. Subject to Section 4.9.2, absent a written objection by Sprint in response to a Z-Tel Change in Fee Notice, the changes in ****** Fees payable by Sprint under this Agreement will become effective as of the specified effective date.

                  4.9.2. RESOLUTION OF FEE CHANGE DISPUTES. If Sprint objects in writing to any proposed change in *****Fees, the Parties will negotiate in good faith

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

         concerning an appropriate modification in the ***** Fees payable under this Agreement. If the Parties do not reach an agreement on the new **** Fees within sixty (60) calendar days after the date of Z-Tel's Change in Fee Notice, then this Agreement will automatically terminate one hundred eighty (180) calendar days after the date of Z-Tel's Change in Fee Notice. In the event of termination under this Section 4.9.2, the **** Fee change will go into effect as of the specified effective date and Sprint will pay Z-Tel at the new rate from that date through the end of the Term.

                  4.9.3. **** FEE ADJUSTMENTS IN EXCESS OF MARKET RATE. Z-Tel will not implement any **** fee changes that are above market rates without Sprint's written consent.

                  4.9.4. CHANGE IN NON-ILEC FEES. Other than in accordance with
         Section 4.6.7 and in association with postage, Z-Tel will not change any ********** fees under this Agreement without Sprint's written consent unless:

                  (a) the fee change is reasonably not avoidable by Z-Tel;

                  (b) Z-Tel had given Sprint advance notice of at least ninety
                  (90) calendar days of contract negotiations and consulted with Sprint on service and pricing issues related to the proposed increase from the date of notice until any implementation of the proposed fee change; and

                           (c) Z-Tel has made a good faith effort to minimize
                  the economic effects of the fee increase on Sprint's business.

                  4.9.5. CHANGE IN POSTAGE. Z-Tel will automatically implement and bill to Sprint any changes in rates of the United States Postal Service in association with providing billing of Sprint End Users on Sprint's behalf.

         4.10. RECOVERY OF TAXES AND REGULATORY FEES. The Party upon which applicable Law imposes the payment obligation will bear any federal, state or local excise, sales or use taxes (excluding any taxes levied on income) or regulatory fees (e.g., fees from local 911) resulting from performance of this Agreement even if this Agreement or applicable Law places the obligation to collect and remit the taxes upon the other Party. But Z-Tel will pass through to Sprint, and Sprint will bear, any sales or use tax or any regulatory fee arising from the Services that Z-Tel provides to Sprint or Sprint's End Users.

         4.11. PERMITTED FEES AND CHARGES. Except as otherwise explicitly described or contemplated under this Agreement (for avoidance of doubt, including the SOW), the fees and charges set forth on Schedule C are the only fees and charges that Z-Tel may bill to Sprint, and Sprint is obligated to pay when due, for the Services that Z-Tel will provide under this Agreement to Sprint and Sprint's End Users.

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

                    SECTION V. - BILLING AND BILLING DISPUTES

         5.1. INVOICING OF FEES. Z-Tel will provide invoicing to Sprint in an electronic format that is acceptable to Sprint.

                  5.1.1. INVOICE DATE. Z-Tel will invoice all fees and charges payable by Sprint to Z-Tel under this Agreement, other than ********* Fees and Z-Tel Dedicated Support Fees, monthly in arrears. Z-Tel will invoice Sprint no later than the 23rd day of each month. Each Z-Tel invoice will also reflect prior Sprint payments, Receipt Credits, Use Stimulation Credits and reconciliation.

                  5.1.2. ILEC RECURRING FEES. Each month, Z-Tel will calculate the actual ************** Fees relating to Sprint End Users based upon actual ****** billing. Z-Tel will then invoice Sprint for the following month's estimated ******* Recurring Fees, basing the estimate on the sales forecasts for the following month described in Section 10.12 and the SOW. The monthly invoice that Z-Tel sends to Sprint for the estimated *********** Fees will reflect:

                           (a) a true - up of the estimated ************ Fees
                  that Sprint previously paid for the prior month and the actual ************ Fees relating to Sprint's End Users for the prior month, and

                           (b) any settlement amount due from Sprint to Z-Tel or
                  from Z-Tel to Sprint because of the true-up.

                  5.1.3. Z-TEL DEDICATED SUPPORT FEES. Bi-weekly, Z-Tel will calculate the actual Z-Tel Dedicated Support Fees based upon ************** and Section 4.6. Z-Tel will then invoice Sprint for ************* as directed in Section 4.6.

                  5.1.4. RECEIPT CREDITS. Z-Tel will credit to Sprint, against Sprint's balance of usage charges due to Z-Tel, Z-Tel's usage base cash receipts (less direct costs, cost of collections and uncollected amounts) in connection with the local Telecommunications Services provided to Sprint through Z-Tel ("RECEIPT CREDITS"). Z-Tel will apply this credit for any month no later than thirty (30) calendar days after collection.

         5.2. BACK BILLING. Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 5.3), Sprint will pay any invoices without regard to whether this Agreement has expired or been terminated, rescinded or cancelled, to the extent the fees are related to services provided to Sprint by Z-Tel during the Term. Z-Tel will credit or remit to Sprint any overpayment associated with the true-up of prior invoices without regard to whether this Agreement has expired or been terminated, rescinded or cancelled.

         5.3. BILLING DISPUTES. Notwithstanding any other provision of this Agreement, disputes between the Parties concerning any invoice that Z-Tel presents to Sprint for

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

payment will be resolved in accordance with this Section 5.3.

                  5.3.1. NO WITHHOLDING OF ****** FEES. Under no circumstances will Sprint withhold payment of any Z-Tel bill for ******* Fees. If Sprint withholds any ******* Fee invoiced by Z-Tel for a given month for any reason, Z-Tel's duty to perform its obligations under this Agreement will be suspended until one (1) Business Day after Z-Tel receives the unpaid invoiced Sprint ***** Fees. Z-Tel's right to suspend service under this Section 5.3.1 is in addition to and not in lieu of any other remedies available to it under this Agreement and under applicable Law. Sprint stipulates and agrees that:

                           (a) Sprint's withholding of ******* Fees will cause
                  irreparable harm to Z-Tel, and.

                           (b) Sprint will consent to the granting of emergency
                  relief by any court of competent jurisdiction, including injunctive relief.

                  5.3.2. WITHHOLDING OF ********* FEES. In the event of any good faith dispute about the amount due from Sprint to Z-Tel for ********* fees, Sprint may withhold up to a maximum of *************** of the amount invoiced for non-ILEC fees for a given month. But if Z-Tel incorrectly billed more than ****** ********* of any monthly bill, then Sprint may thereafter withhold up to *** ******************* of any disputed amount.

                  If Sprint withholds any amount greater than this Section 5.3.2 permits of the amount invoiced by Z-Tel for *********** fees for a given month for any reason, Sprint stipulates and agrees that:

                           (a) such withholding will cause irreparable harm to
                  Z-Tel, and

                           (b) it will consent to the granting of emergency
                  relief by any court of competent jurisdiction, including but not limited to injunctive relief.

                  5.3.3. NOTICE OF BILLING DISPUTE. A Party wishing to raise a Billing Dispute must notify the other party in writing of the dispute within one hundred eighty (180) calendar days (but this deadline will be tolled during any audit) after the Billing Date, describing the billing discrepancies in reasonable detail together with supporting documentation so the billing party can fully understand the nature of the dispute. Except in situations involving Audits under this Agreement, any party that does not notify the other of a Billing Dispute in writing within one hundred eighty (180) calendar days after the Billing Date thereby waives any claim it may otherwise have regarding that bill or any part not disputed within one hundred eighty
         (180) calendar days, regardless of when the claim was discovered. This section will not limit either Party to pursue any remedies available by law or equity against the other Party for fraudulent acts.

                  5.3.4. PAYMENT WILL NOT PREJUDICE. Payment will not prejudice a Party's

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

         right to dispute charges so long as they are disputed in the manner and timeframe specified in this Agreement.

                  5.3.5. RESTITUTION. Disputed charges mutually agreed upon in favor of one Party will be paid by the other Party within five (5) Business Days of the resolution along with interest payments calculated based upon the lesser of ten percent (10%) per annum or the maximum allowed by law.

                  5.3.6. RESOLUTION PERIOD. The Parties will engage in good faith negotiations and use reasonable efforts to resolve Billing Disputes by the respective representatives of both Parties listed on the Designee Schedule within the timeframes and escalation process set forth below:

                           5.3.6.1. ESCALATION. If the Parties fail to resolve
                  the dispute within thirty (30) calendar days , the dispute will be escalated to senior executives of each party for resolution for a period of fifteen (15) calendar days.

                           5.3.6.2. FINAL RESOLUTION. If the Parties fail to
                  mutually resolve or settle the dispute within the aggregate forty-five (45) calendar day period described in Section
                  5.3.6.1 (unless both Parties have agreed in writing to extend such period), either Party may seek court resolution. Neither Party may seek court resolution until expiration of the resolution and escalation period.

                  5.3.7. JOINT EFFORT REGARDING THIRD-PARTY DISPUTES. Z-Tel and Sprint will work together to resolve disputes with ILECs and third parties arising from performance of the services described in this Agreement. But, to the extent Sprint has not migrated Sprint End Users to its own *** under Section 1.2, and notwithstanding any other provision in this Agreement, Z-Tel will have sole authority to resolve disputes with ILECs and third parties, and resolution of the disputes will be final. To the extent Sprint has migrated Sprint End Users to its own ***, Sprint will have sole authority to resolve disputes with ILECs and third parties related to those Sprint End Users on Sprint's
         ***.

                             SECTION VI. - PAYMENTS

         6.1. RESPONSIBILITY. Sprint will be responsible for and pay all undisputed charges for the Services that Z-Tel provides to Sprint or Sprint's End Users under this Agreement. Subject to Section 10.11, Sprint, and not Z-Tel, will bear the risk of any failure by Sprint's End Users to pay charges to Sprint.

         6.2. PAYMENT SCHEDULE. Sprint will pay Z-Tel by wire transfer the undisputed amounts for fees incurred under this Agreement as follows.

                  6.2.1. ************** FEES.

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

                           (a) For Sprint End Users on Z-Tel's ***, Sprint will
                  prepay each month an amount equal to one month's estimated recurring **** Fees, based on monthly forecasts, as described in Section 10.12 and the SOW.

                           (b) Sprint will pay to Z-Tel the recurring **** Fees
                  within ********************** after receiving the invoice from Z-Tel.

                  6.2.2. ********** FEES. Sprint will pay all other **** Fees within ********************** after receiving an invoice from Z-Tel.

                  6.2.3. Z-TEL DEDICATED SUPPORT FEES. Sprint will pay all Z-Tel Dedicated Support Fees within ********************** after receiving an invoice from Z-Tel.

                  6.2.4. ALL OTHER FEES. Sprint will pay all other fees for Services under this Agreement within ************************* after receiving the invoice from Z-Tel.

         6.3. CURRENCY AND PAYMENT METHOD. All payments will be made via wire transfer in US Dollars in immediately available funds.

         6.4. LATE PAYMENT FEES.

          6.4.1. UNDISPUTED AMOUNTS. If any undisputed payment or undisputed portion of a payment is not received by Z-Tel when due, or if any undisputed portion of the payment is not in immediately available funds, then Sprint will pay a late fee to Z-Tel. The late fee will be equal to the lesser of one and one half percent (1.5%) or the maximum percentage allowed by Law multiplied by the undisputed portion of a payment not received by the due date. An additional late fee of the lesser of one and one half percent (1.5%) or the maximum percentage allowed by law multiplied by the undisputed portion of a payment not received by the due date will accrue each subsequent month during which the undisputed payment or undisputed portion of a payment is not made. Z-Tel will be entitled to these late payment fees in addition to and not in lieu of all other remedies available to Z-Tel under this Agreement or otherwise permitted by Law.

          6.4.2. DISPUTED Amounts. If Sprint makes any payment to Z-Tel that it previously disputed, whether the payment is made voluntarily or pursuant to a settlement or order, it will pay a late fee to Z-Tel. The late fee will be equal to the lesser of eighteen percent (18%) per annum or the maximum percentage allowed by law multiplied by the disputed amount and will be assessed from the initial due date until the date of dispute resolution or order and Sprint will pay the amount within five (5) Business Days. Z-Tel will be entitled to these late-payment fees in addition to and not in lieu of all other remedies available to Z-Tel under this Agreement or otherwise permitted by Law.

         6.5. SPRINT ADJUSTMENTS. Sprint will have the right, in its sole discretion, to

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

adjust, via credit, refund or otherwise, the invoices of Sprint
End Users. These Sprint adjustments will not reduce payments due from Sprint to Z-Tel under this Agreement.

                    SECTION VII. - RELATIONSHIP TO END USERS

         7.1. SERVING END USERS. Z-Tel may serve directly any End User and may continue to market, sell and deliver its own Telecommunications Services and other Services or otherwise establish independent relationships with any End User. However, Z-Tel will not target Sprint End Users for switching to Z-Tel retail services or use End User information gained from its performance of this Agreement to market directly to Sprint End Users or for any other reason not related to Z-Tel's performance of its obligations under this Agreement; provided, however, that the foregoing prohibition does not prohibit Z-Tel from advertising or offering services to any Sprint End User in connection with a general advertising or sales effort made in geographic areas where there are Sprint End Users.

         7.2. POINTS OF CONTACT. Except when documented in the SOW, Sprint will be Z-Tel's single point of contact for all Services purchased and provided under this Agreement. Except as otherwise provided in this Agreement, as modified and supplement by the SOW, Z-Tel will not be required to have any contact with Sprint's End Users, and Sprint will act as the single point of contact for Sprint's End Users' service needs, including sales, service, design, order taking, provisioning, change orders, training, maintenance, post sale servicing, billing, collection and inquiry. Sprint will inform its End Users that they are customers of Sprint. Z-Tel will refer Sprint's End Users who inadvertently contact Z-Tel with questions regarding Sprint's services to Sprint. Likewise, Sprint will refer Z-Tel customers who inadvertently contact Sprint with questions regarding Z-Tel services to Z-Tel. Nothing in this Agreement will prohibit either Party from discussing its products or services with End Users of the other Party who solicit this information.

         7.3. END USER INTERFACES. From technically and commercially feasible options documented in the SOW, Sprint will control the look, feel, appearance and, as applicable, content of Z-Tel's presentation to and interaction with the End User, including the following End User interfaces: Internet, fulfillment, Third-Party Verification, system interfaces, voice mail, credit screening, customer service, IVR and provisioning.

                         SECTION VIII. - AUTHORIZATIONS

         8.1. LISTING INFORMATION. Sprint authorizes Z-Tel to release Sprint listing information regarding its End Users to other carriers and their publishers for the purposes of publishing directories and providing directory assistance, except to the extent Sprint's End Users have specifically requested that they not be listed in a directory (i.e., non-publish or non-list) and Sprint or the Sprint End User has communicated this End User request to Z-Tel. Z-Tel will not be liable for the content or accuracy of the listing information.

         8.2. AUTHORIZATION AND VERIFICATION REQUIREMENTS. Simultaneously with the execution of this Agreement, Sprint will execute and deliver to Z-Tel a letter of authorization in substantially the same form as Schedule D to this Agreement.

                  8.2.1. Z-TEL VERIFICATION AND RETENTION. To the extent set forth in the SOW, Z-Tel will obtain, in compliance with applicable regulatory requirements, authorization and verification of the selection of a provider of Telecommunications Service from Sprint's End Users in connection with Sprint's use of the Local Wholesale Services. When Z-Tel performs the services for Sprint, Z-Tel will:

                           (a) maintain records of those authorizations and
                  verifications in formats that meet ILEC and federal and state regulatory requirements, as applicable, and

                           (b) deliver copies of any authorization or
                  verification records to Sprint, any ILEC or any Regulatory Authority upon request, as soon as reasonably feasible, but in no event more than seventy-two (72) hours after Z-Tel receives Sprint's request.

                  8.2.2. SPRINT VERIFICATION AND RETENTION. Unless otherwise specified in the SOW, Sprint will obtain authorization and verification of the selection of a provider of Telecommunications Service from all End Users from whom Sprint employees or agents take orders in connection with Sprint's use of the Local Wholesale Services. In conjunction with performing authorization and verification, Sprint will:

                           (a) maintain records of those authorizations and
                  verifications in formats that meet ILEC and federal and state regulatory requirements, as applicable; and

                           (b) deliver copies of any authorization or
                  verification records to Z-Tel, any ILEC or any Regulatory Authority upon request, as soon as reasonably feasible, but in no event more than seventy-two (72) hours after a regulatory request is received.

               SECTION IX. - Z-TEL RESPONSIBILITIES AND WARRANTIES

         9.1. Z-TEL COOPERATION. Z-Tel will work reasonably and cooperatively with Sprint to establish and modify the Telecommunications Services to be offered by Sprint and, as modified by Sprint from time to time, utilizing the Local Wholesale Services, Z-Node Services and other ancillary and support services described in this Agreement.

         9.2. GOOD STANDING. Z-Tel represents and warrants that Z-Tel is and will remain, at all times during the Term, in good standing with each applicable ILEC and CLEC and under each applicable Interconnection Agreement. Z-Tel will maintain Interconnection Agreements with ILECs that do not prohibit it from performing the services that it is obligated to perform under this Agreement. Z-Tel will notify Sprint in writing within ten (10) calendar days after the change if there is a change in any Interconnection Agreement, and promptly after Z-Tel becomes aware of the change if there is a change in any Law, in each case giving rise to a material change in Z-Tel's delivery of Local Wholesale Services under this Agreement.

         9.3. Z-TEL COMPLIANCE WITH LAWS. Z-Tel will be responsible for obtaining and keeping in effect in all material respects all FCC, state regulatory commission, franchise authority and other regulatory approvals that are necessary in connection with the performance of its obligations under this Agreement. Z-Tel will perform its obligations under this Agreement in compliance in all material respects with all Laws. Z-Tel will reasonably cooperate with Sprint in obtaining and keeping in effect the regulatory approvals for which Sprint is responsible. Notwithstanding any other provision of the Agreement, Z-Tel will have no obligation to perform under this Agreement in any state or jurisdiction in which Sprint has not obtained authorization as required by Law or Regulatory Authority for providing the Telecommunications Services or other Services contemplated by this Agreement or for the conduct of business within the state or jurisdiction.

         9.4. PRIOR CONSENT FOR BRANDING. Except as set forth in the SOW, any use by a Party of the other Party's Marks is subject to obtaining the other Party's prior written consent.

         9.5. SPRINT END USER INTERACTION. When Z-Tel Personnel must interact with Sprint customers to perform Z-Tel's obligations under this Agreement, Z-Tel Personnel will identify themselves as representing Sprint. Sprint consents to Z-Tel's use of the necessary Sprint Marks solely for the foregoing purpose.

         9.6. NO CONTRAVENTION. Z-Tel represents and warrants that the execution and delivery of this Agreement, the performance by Z-Tel of its obligations under this Agreement and the exercise by Z-Tel of the rights created by this Agreement do not and will not:

                  (a) violate Z-Tel's Certificate of Incorporation or bylaws, or

                  (b) constitute a breach of or a default under any agreement or instrument to which Z-Tel is a party to or by which it or its assets are bound, which breach or default would have a material adverse effect on Z-Tel's ability to perform its obligations under this Agreement.

         9.7. SUFFICIENCY OF Z-TEL FUNDAMENTAL TECHNOLOGY. Z-Tel represents and warrants that the Z-Tel Fundamental Technology is sufficient to enable Sprint, through the use of reasonably trained technicians, and when used in combination with the other hardware, software, information, materials, products and services listed on Schedule 9.7 of this Agreement, to establish complete operational systems capable of generating and providing products and services substantially the same as those that Z-Tel provides to Sprint under this Agreement.

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

         9.8. NON-DISCRIMINATION. Z-Tel will provide services to Sprint under this Agreement that are equal or better in quality and provided within the same time intervals as Z-Tel generally provides in the comparable metropolitan market places the services to itself, its End Users and its wholesale customers with similar or lesser volume than Sprint.

         9.9. TOLL-FREE ACCESS. If Z-Tel uses toll-free numbers in connection with providing services under this Agreement, Z-Tel will assign the toll-free number and select Sprint as the interexchange carrier serving the toll-free number.

         9.10. RESTRICTING SERVICE. To the extent that applicable Law permits, Z-Tel will, within one Business Day, submit to the relevant ILEC an order to cut off or restrict service to any Sprint End User based upon Sprint's written instructions to do so. If the ILEC order system is unavailable on the day that Z-Tel receives Sprint's instructions to cut off or restrict service, Z-Tel will submit the order as soon as practicable when the ILEC order system becomes available. Further, if the ILEC rejects a Z-Tel order dealing with cut off or restriction of service, then Z-Tel will work with Sprint to promptly correct the order problems and resubmit the order. Subject to these conditions and Section 5.3, after Z-Tel receives Sprint's written instructions to cut off or restrict service to a Sprint End User, Sprint will be liable for, and Z-Tel entitled to, only those fees and costs in connection with the Sprint End User in question that are:

                  (a) incurred through the third Business Day after Z-Tel's receipt of Sprint's written instructions; except that Sprint will also be liable for, and Z-Tel entitled to,

                           (i) fees and costs through the first Business Day
                  after Z-Tel resubmits an order to cut off or restrict service that the ILEC rejected in processing, and

                           (ii) fees and costs through the second Business Day
                  after Z-Tel resubmits an order to cut off or restrict service that was delayed because the ILEC order system was unavailable, or

                  (b) incurred after that point for services that applicable Law does not permit to be cut off or restricted.

         In case of disagreement between the Parties as to whether applicable Law permits the full implementation of any particular Sprint instruction to cut off or restrict service that is being provided through Z-Tel's ***, Z-Tel will, upon receiving a second written instruction from Sprint, fully implement the cut off or restriction as Sprint instructs if Sprint executes, in a form that is reasonably acceptable to Z-Tel, a written agreement to indemnify Z-Tel for any damages, penalties, fine or expenses that Z-Tel may incur from the implementation.

         Z-Tel will, immediately upon Sprint's written request, implement any cut off or restriction of service if the service is being provided through Sprint's ***.

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         9.11. TARIFFS. If Z-Tel is required to file any tariff in connection with wholesale services governed by this Agreement, then it will take all steps necessary to ensure that such tariff is consistent with this Agreement and preserves for Sprint the full benefit of the rights provided by this AGREEMENT. Z-Tel will provide Sprint with prior written notice of the filing of any material tariff modification filed under this Section 9.11. Four (4) times annually upon Sprint's request, Z-Tel will provide Sprint with copies of all wholesale tariffs. However, in the event of a conflict between this Agreement and any Z-Tel tariff, to the extent that applicable Law permits, the Agreement will prevail. Under no circumstances will Z-Tel voluntarily file any tariff that raises any prices under this Agreement without Sprint's consent.

         9.12. MATERIAL THREAT. As soon as possible, but in any case within fifteen (15) Business Days after Z-Tel learns in writing of the commencement of any suit or administrative, arbitration or other proceeding against Z-Tel, any of its Affiliates or their respective businesses, assets or properties, and in each case only to the extent an adverse judgment in the suit or proceeding would materially impact Z-Tel's ability to fulfill its obligations under this Agreement, Z-Tel will provide to Sprint a reasonably detailed description of the threat summarizing its potential impacts both operationally and financially.

         9.13. NETWORK PROTECTION. Z-Tel may, without incurring any liability, cancel or suspend service in whole or in part, immediately upon contemporaneous verbal notice and subsequent prompt written notice to Sprint, as set forth in the SOW, if Z-Tel reasonably determines that this action is necessary to protect its personnel, agents, facilities, certifications or services or to prevent or to protect it, Sprint and their respective Affiliates against fraud. If the activity involves a suspected criminal offense, Z-Tel may notify law enforcement authorities.

         9.14. RESPONDING TO SUBPOENAS. In response to subpoenas, court orders and administrative agency orders concerning the production of information, including those calling for call detail records, when the targeted telephone numbers belong to Sprint End Users using Sprint's OCN, Z-Tel will produce information as the Law requires. Sprint and Z-Tel will cooperate in complying with these subpoenas, court orders and administrative agency orders.

         9.15. INSURANCE. Z-Tel will obtain and keep in force during the Term not less than the following insurance:

                           (a) Commercial General Liability insurance,
                  including:

                                    (i) bodily injury,

                                    (ii) property damage,

                                    (iii) personal and advertising injury
                           liability, and

                                    (iv) contractual liability covering
                           operations, independent contractor and
                           products/completed operations hazards,

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

                  with limits of not less than $1,000,000 combined single limit per occurrence and $2,000,000 annual aggregated, naming Sprint, its Affiliates and their respective officers, directors and employees as additional insureds;

                           (b) Workers' Compensation insurance, as provided for
                  in any jurisdiction in which Z-Tel personnel who perform Services under this Agreement work, with an Employer's Liability limit of not less that $500,000 for bodily injury by accident or disease;

                           (c) Business Auto insurance covering:

                                    (i) owned,

                                    (ii) non-owned, and

                                    (iii) hired autos,

                  with limits of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability, naming Sprint, its Affiliates and their respective officers, directors and employees as additional insureds;

                           (d) Umbrella/Excess Liability with limits of not less
                  than $3,000,000 combined single limit in excess of the above-references Commercial General Liability, Employer's Liability and Business Auto Liability, naming Sprint, its Affiliates and their respective officers, directors and employees as additional insureds; and

                           (e) Professional Errors and Omissions Liability
                  Coverage with limits of not less than $1,000,000 per occurrence and $3,000,000 annual aggregate, naming Sprint, its Affiliates and their respective officers, directors and employees as additional insureds.

                  9.15.1. CERTIFICATES OF INSURANCE.

                           (a) All required insurance policies will be issued by
                  insurers who are:

                                    (i) financially reputable, and

                                    (ii) licensed to do business in all
                           jurisdictions where Services are provided under this Agreement.

                           (b) Z-Tel will provide Sprint with certificates of
                  insurance that:

                                    (i) are industry standard in form and
                           content,

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

                                    (ii) evidence that all the required
                           coverages are in force, and

                                    (iii) have been endorsed to provide that no
                           policy will be canceled or materially altered without first giving Sprint thirty (30) calendar days' prior written notice.

                  9.15.2. NO LIMITATION. Nothing contained in this Section 9.15 limits Z-Tel's liability to Sprint to the limits of insurance certified or carried.

 9.16. FEE INCREASES. Z-Tel represents and warrants that no provisions in any Z-Tel contract with Third Party Vendors contain any clause that will result in an increase in the fees charged to Sprint upon the reduction of the volume of services purchased by Z-Tel.

 9.17. CHANGE OF CONTROL. Z-Tel will provide Super Notice to Sprint of any Change of Control within five (5) Business Days after Z-Tel becomes aware of the Change of Control occurrence.

               SECTION X. - SPRINT RESPONSIBILITIES AND WARRANTIES

         10.1. SPRINT COMPLIANCE WITH LAWS. Sprint will obtain and keep in effect in all material respects all approvals and authorizations from the FCC, state regulatory commissions, franchise authorities and other regulatory approvals necessary in connection with its use of Local Wholesale Services and other Services as contemplated in this Agreement. Sprint will reasonably cooperate with Z-Tel in obtaining and keeping in effect in, all material respects, the regulatory approvals for which Z-Tel is responsible.

                  10.1.1. AUTHORITY IN PLACE. Sprint will not place orders for any Services under this Agreement (except for mutually agreeable technical trial orders and orders with due dates after any expected regulatory authorization or approval is due) unless all applicable regulatory authorizations and approvals are in place.

                  10.1.2. DEMONSTRATED PROOF OF AUTHORITY. Sprint will provide proof of any applicable regulatory authorization upon Z-Tel's written request.

         10.2. SUBSCRIBER FEES. Sprint will have sole and unilateral control of the prices charged to Sprint End Users subscriber services.

         10.3. NO CONTRAVENTION. Sprint represents and warrants that its execution and delivery of this Agreement, its performance of its obligations under this Agreement, and its exercise of its rights under this Agreement do not and will not:

                           (a) violate Sprint's Certificate of Incorporation or
                  bylaws, or

                           (b) constitute a breach of or a default under any
                  agreement or instrument to which Sprint is a party to or by which it or its assets are bound, which breach or default would have a material adverse effect on

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                  Sprint's ability to perform its obligations under this
                  Agreement.

         10.4. HAZARDS, INTERFERENCE, ETC. Upon notice from Z-Tel, Sprint promptly will eliminate any hazard, service obstruction or interference that any Sprint hardware, software, use, content or action is causing or is likely to cause to Z-Tel's technical operations to the extent that (i) Sprint's use of the hardware, software or content, (ii) Sprint's action, or (iii) the hazard, service obstruction or interference relates to or arises under this Agreement. If Sprint requests that Z-Tel assist it in removing the hazard, service obstruction or interference, Z-Tel may, but is not required to, assist in the removal. Any such assistance Z-Tel may provide will be billed to and paid by Sprint as a direct cost.

         10.5. SECURITY. Sprint or Sprint's End Users will be solely responsible for selection of security, and use of any code, password or other means necessary to restrict access to their computers, servers or other equipment through the Services.

         10.6. SUBPOENAS. At Sprint's request and direction, Sprint authorizes Z-Tel to comply with all subpoenas, court orders and administrative agency orders to produce information, including those calling for detailed call records, when the targeted telephone numbers belong to Sprint's End Users using Sprint's OCN or Z-Tel's OCN. Sprint will cooperate with Z-Tel in complying with these subpoenas, court orders and administrative agency orders.

         10.7. SPRINT COMPLIANCE WITH LAWS. In its performance of this Agreement and its use of the Services, Sprint will comply in all material respects with all applicable Law.

         10.8. ACCEPTABLE USE. When using the Services, Sprint will comply in all material respects with Z-Tel's Acceptable Use Policy ("AUP"), a copy of which is attached to this Agreement as Schedule 10.8. Notwithstanding the foregoing provisions of this Section 10.8, to the extent that any term in
Schedule 10.8 is inconsistent with the terms of this Agreement (excluding
Schedule 10.8), the latter will prevail. The Parties do not intend that any provision of Schedule 10.8 limit any right of Sprint under this Agreement.

         10.9. LONG DISTANCE CHOICE. Sprint will be responsible for providing Z-Tel with the Sprint End User's choice of pre-subscribed interexchange carrier.

                  10.9.1. PIC SELECTION. Unless Sprint otherwise directs on an End User order, as part of the ILEC order, Z-Tel will PIC Sprint for all inter and intra LATA Services.

                  10.9.2. CARRIER ARRANGEMENTS. When Sprint acts as its own Long Distance Carrier or selects a carrier other than Z-Tel or Z-Tel's designated third-party provider, Sprint will be fully responsible to Sprint's End Users for the refusal of the long distance provider to provide a Sprint End User's long distance services.

                  10.9.3. PROOF OF AUTHORIZATION. Sprint is responsible for obtaining valid

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

         authorization and verification to establish or change long-distance providers and will provide copies of this authorization and verification to Z-Tel upon Z-Tel's written request.

                  10.9.4. RESPONSIBILITY FOR ANI USAGE. Except as otherwise provided in Section 10.11 regarding fraud, Sprint will be financially responsible for long distance usage generated under this Agreement by each End User ANI that Z-Tel activates on Sprint's behalf.

                  10.9.5. MANUAL PROCESSING. Z-Tel will manually process the pre-subscribed interexchange carrier when a Sprint End User purchases only local Telephone Exchange Service.

         10.10. CONNECTIVITY TO Z-NODE. Unless otherwise stated in the SOW, Sprint will be responsible for establishing, maintaining and paying for the physical facilities utilized to provide Sprint End User access to the Z-Node.

         10.11. FRAUD. Z-Tel and Sprint will work cooperatively and reasonably with each other to develop systems for detecting, preventing and limiting fraud.

                           (a) Subject to Section 5.3, Sprint will be
                  responsible for paying Z-Tel for any costs, charges or fees that Z-Tel incurs or are otherwise due to Z-Tel under this Agreement that arise from consumer fraud involving Sprint End Users (or Persons reasonably believed by Z-Tel to be Sprint End Users because of order entry errors by Sprint, Sprint's Affiliates or their respective contractors), except as set forth in subparagraph (b) of this Section 10.11, and for Sprint's internal fraud.

                           (b) *************************************************
                  **************************************************************
                  Annually, Z-Tel will be responsible for other fraud associated with its ordinary negligence in the annual aggregate up to the greater of:

                                    (i) ******************

                                    (ii) Two and one half percent (2.5%) of the
                           aggregate Z-Tel Service Fees that Sprint paid during the immediately preceding twelve (12) month period.

                           (c) Sprint will limit its right to recover from Z-Tel
                  to the amount Z-Tel is able to recover from third parties, concerning:

                                    (i) fraudulent usage by a Sprint End User;

                                    (ii) excessive billing of ILEC Fees
                           resulting in higher Local Wholesale Services to Sprint; or

                                    (iii) excessive billing of non-ILEC fees
                           resulting in higher

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

                           Local Wholesale Services fees or Ancillary Service fees to Sprint.

                           (d) If Sprint has taken full financial responsibility
                  for fraud under subsection (a) of this Section 10.11, Z-Tel will assign to Sprint, within ten (10) calendar days after Sprint's request, any claim against the Sprint End User, the ILEC or the third party that arises from that fraud, but in each case only to the extent it applies to the Sprint End User.

                           (e) Notwithstanding the foregoing, this Section 10.11
                  does not cover Slamming/Cramming, which is addressed in
                  Section 4.8.

         10.12. FORECASTS. No later than the 20th calendar day of each month, Sprint will provide Z-Tel with forecasts regarding the expected types, volumes and locations of the Services that Sprint's End Users will purchase for each month in the upcoming six (6) months during the Term, together with related headcount forecasts. The forecast provided on or before the 20th calendar day of any particular month will be a binding forecast, as further described in this
Section 10.12, for the second month during which the forecast is provided (this forecast, for the second month, being the "COMMITTED FORECAST"). For example, a forecast that Sprint provides on or before the 20th day of March will be binding for the month of May. Sprint has no minimum purchase obligation; therefore, a forecast may project zero purchase volume. Sprint will have no liability to Z-Tel for the accuracy or inaccuracy of the forecasts except for headcount under a Committed Forecast that has been accepted under Section 4.6.

         10.13. COMPLIANCE WITH REGULATORY RULES. Sprint represents and warrants to Z-Tel that it has and will continue to comply in all material respects with all applicable rules and regulations relating to End User listing information, including CPNI and other related rules and regulations. Sprint further represents that it will comply in all material respects with applicable Law governing billing and disconnecting an End User's Telecommunication Service (including any applicable Law requiring notice to End Users of disconnection for non-payment of service fees). Upon Z-Tel's written request, Sprint will provide documentation, within five (5) calendar days or as necessary to meet regulatory demands, related to specific Sprint End User accounts proving compliance in all material respects with these disconnect rules and regulations that may exist in a given regulatory jurisdiction.

         10.14. FUTURE SERVICES. During the Term, Sprint will allow Z-Tel to bid on future services and related Telecommunications Services that Sprint desires. Sprint is not obligated to grant this opportunity to Z-Tel for the furnishing of services clearly outside Z-Tel's areas of expertise.

         10.15. USE OF SERVICE.

                  (a) RETAIL SERVICES. Sprint represents and warrants that it will use Z-Tel-provided services solely to compete in and provide retail services (or wholesale

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         services to its Contractual Affiliates for use in selling
         Sprint-branded services at retail).

                  (b) DATA ENTRY. Sprint will not knowingly enter into any Z-Tel or third party system any data that is profane, threatening, indecent, libelous, defamatory or unlawful, or that violates or infringes any trademark, copyright or similar rights of others. Sprint will not knowingly enter any data that is false or misleading. Z-Tel will provide Sprint with reasonable notice and opportunity to cure any misuse unless the misuse is deemed by Z-Tel to be fraudulent or likely to result in irreparable harm to Z-Tel.

                  (c) NETWORK MISUSE. Sprint and its Affiliates and their respective End Users may not, without authorization:

                           (i) conduct any intrusion into any part of Z-Tel's system,

                           (ii) tamper with non-Sprint End User accounts
                  resident on Z-Tel's system,

                           (iii) use any of Z-Tel's machines, files, accounts or
                  networks to access any non-Sprint system,

                           (iv) utilize any part of Z-Tel's system to seek
                  intentionally information on, obtain copies of, or modify files, passwords or other data belonging to non-Sprint End Users,

                           (v) scan Z-Tel's network (or other networks through
                  Z-Tel's system) with intent to breach security, or

                           (vi) use Z-Tel access to OSS systems or ILEC systems
                  for purposes not contemplated by this Agreement.

         Sprint has no obligation under this Section 10.15 concerning any prohibited action described in this Section 10.15 by any Person other than Sprint and Sprint's Owned Affiliates unless the Person accessed Z-Tel's systems through a Sprint account under this Agreement.

         10.16. INSURANCE.

                  10.16.1. COVERAGE. Sprint will obtain and keep in force during the Term not less than the following insurance:

                           (a) Commercial General Liability insurance, including
                  bodily injury, property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor and products/completed operations hazards, with limits of not less than $1,000,000 combined single limit per occurrence and $2,000,000 annual aggregated,

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

                           (b) Workers' Compensation insurance, as provided for
                  in any jurisdiction in which Sprint personnel who perform Services under this Agreement work, with an employer's liability limit of not less than $500,000 for bodily injury by accident or disease,

                           (c) Business Auto insurance covering owned, non-owned
                  and hired autos, with limits of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability, and

                           (d) Umbrella/Excess Liability insurance with limits
                  of not less than $3,000,000 combined single limit in excess of the above-referenced Commercial General Liability, Employer's Liability and Business Auto Liability.

                  10.16.2. CERTIFICATES OF INSURANCE.

                           (a) All required insurance polices will be issued by
                  insurers who are:

                                    (i) financially reputable, and

                                    (ii) licensed to do business in all
                           jurisdictions where Services are provided under this Agreement.

                           (b) Sprint will provide certificates of insurance
                  that:

                                    (i) are industry standard in form and
                           content,

                                    (ii) evidence that all the required
                           coverages are in force, and

                                    (iii) have been endorsed to provide that no
                           policy will be canceled or materially altered without first giving Z-Tel at least thirty (30) calendar days' prior written notice.

                  10.16.3. NO LIMITATION. Nothing contained in this Section
         10.16 limits Sprint's liability to Z-Tel to the limits of insurance certified or carried.

                  10.16.4. SELF INSURANCE. At its option, Sprint may self insure all or part of the insurance requirements listed in this Section 10.16. If Sprint elects to self insure, Sprint will provide written notice to Z-Tel outlining its self insurance coverages. Notwithstanding its election to self insure, Sprint will remain responsible to Z-Tel for the occurrences listed in this Section 10.16 in the same manner as if Sprint had elected to obtain this insurance coverage from a third party insurer.

         10.17. MATERIAL THREAT. Sprint will provide notice to Z-Tel as soon as possible, but in any case within fifteen (15) Business Days after Sprint learns in writing of the

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commencement of any suit or administrative, arbitration or other proceeding against Sprint, any of its Owned Affiliates or their respective businesses, assets or properties, in each case only to the extent an adverse judgment in the suit or proceeding would materially impact Sprint's ability to fulfill its obligations under this Agreement. Sprint will provide a reasonably detailed description of the threat summarizing its potential impacts both operationally and financially.

         10.18. REVERSE ENGINEERING. Sprint will not copy (except for making back-up copies and other uses expressly permitted in furtherance of this Agreement), de-compile or reverse engineer Z-Tel Technology or create derivative works from the Z-Tel Technology. Sprint acknowledges that a violation of this
Section 10.18 will cause immediate and irreparable harm to Z-Tel and that Z-Tel would not have an adequate remedy at law for the violation and, therefore, in the event of any violation or threatened violation, Z-Tel may seek an injunction restraining the violation or further violation in this situation.

         10.19. INTERCONNECTION AGREEMENTS. Sprint acknowledges that Interconnection Agreements between Z-Tel and local exchange carriers are available for review and copying at the applicable state public utility or public service commissions.

         10.20. Z-TEL VENDORS. Sprint will not enter into any agreement, contract, arrangement or understanding with ********************* for purposes of avoiding any Service Fees under this Agreement, or substituting any Service contemplated to be provided by Z-Tel under this Agreement during the Term, except solely in connection with the Back-Up Plan, Back-Up System or Technology Escrow under Sections XII and XIV. Sprint acknowledges that violation or threatened violation of this Section 10.20 will cause immediate and irreparable harm to Z-Tel and, in this event, an injunction restraining the violation may be entered.

                     SECTION XI. - SERVICE LEVEL AND REMEDY

         11.1. SLAS. Z-Tel will provide the Services in accordance with the applicable service level agreement ("SLA") attached to this Agreement as Schedule B.

                  11.1.1. PERFORMANCE LEVELS. The SLAs will detail service standards and available remedies when Z-Tel's Services do not meet specified standards. Z-Tel's service levels will meet or exceed the standard of service that the ILECs provide or that Z-Tel provides in general release to its own retail and wholesale customers.

                  11.1.2. ACTIONS BY ILECS AND REGULATORY AUTHORITIES. Neither Party will be liable for any delay or failure to the extent it results from the requirements of Law or the acts, delays or failures to act of any Regulatory Authority or any ILEC with which Z-Tel has an Interconnection Agreement.

         11.2. FORCE MAJEURE APPLICATION. If a Force Majeure Event interferes with a Party's performance of its obligations under this Agreement, both Parties are excused from their respective performance on a day-to-day basis to the extent of the interference, but only if:

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

                         (a) the Force Majeure Event is beyond the reasonable
                  control of the Party asserting its rights under this Section 11.2,

                         (b) the affected Party notifies the other Party as soon
                  as practicable concerning the nature and expected duration of the asserted Force Majeure Event, and

                         (c) the affected Party uses all commercially reasonable
                  efforts to avoid or remove the causes of nonperformance and resumes performance promptly after the causes have been removed.

                SECTION XII. - DISASTER RECOVERY, BACK-UP SYSTEM

         12.1. ON-SITE DISASTER RECOVERY PLAN. Attached as Schedule 12.1 is a Disaster Recovery Plan. During the Term, Z-Tel will materially comply with the Disaster Recovery Plan.

                  12.2. BACK-UP PLAN. Z-Tel and Sprint will develop a written implementation plan (the "BACK-UP PLAN") for a Back-Up System that will provide in an emergency situation or upon a Z-Tel Triggering Event, when activated, an alternative mechanism for providing access to OSS Services necessary to support Sprint End Users' utilization of Local Wholesale Services (the "BACK-UP SYSTEM"). The Back-Up Plan will describe the day-to-day maintenance and operation of the Back-Up System.

                  12.2.1. PLAN CONTENTS. The Back-Up Plan will contain:

                           (a) key business objectives and associated
                  performance requirements,

                           (b) key assumptions,

                           (c) a high-level system strategic architecture,

                           (d) an itemization of the architecture elements to be
                  replicated,

                           (e) a bar chart showing an approximate timeframe for
                  assembling the strategic architecture,

                           (f) a detailed plan to cover the implementation
                  activity,

                           (g) a listing of equipment necessary to implement the
                  Back-Up Plan, along with projected ordering dates, prices (if applicable), anticipated delivery dates and required installation intervals,

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

                           (h) engineering drawings and specifications,

                           (i) a listing of connectivity requirements,

                           (j) an itemization regarding Z-Tel cost recovery,

                           (k) procedures and timetables for testing of the
                  Back-Up System's ability to takeover primary OSS functions from Z-Tel's Tampa system, and

                           (l) procedures and expectations concerning amendments
                  and updates of the Back-Up Plan.

                  12.2.2. PLAN DEVELOPMENT. Z-Tel will deliver a preliminary Back-Up Plan to Sprint on or before February 28, 2003. Z-Tel and Sprint will negotiate in good faith to agree on a finalized Back-Up Plan on or before March 31, 2003. When the Parties have agreed in writing upon the Back-Up Plan, it will be incorporated into this Agreement by this reference.

                  12.2.3. JOINT DISASTER PLANNING TEAM. The Parties will establish a joint planning team, which will consist of at least one, but no more than three, representatives from each Party (as designated by each Party), for the purpose of developing and supporting implementation of the Back-Up Plan (the "JOINT DISASTER PLANNING Team"). The Parties' respective representatives on the Joint Disaster Planning Team will be at a level that can make commitments for their respective Party concerning the development of the Back-Up Plan. They also will have appropriate qualifications and skills within the subject matter. The Joint Disaster Planning Team will meet as appropriate or necessary to meet the completion deadlines set forth above in this
         Section 12.2.

         12.3. MATERIAL BREACH. The Parties agree that time is of the essence in developing the Back-Up Plan. Z-Tel's failure to meet the schedule for development of the Back-Up Plan as set forth in Section 12.2 above will constitute a material breach of this Agreement unless the failure was caused by any delay attributable to Sprint.

         12.4. IMPLEMENTATION OF BACK-UP PLAN; BACK-UP SYSTEM. At any time or times during the Term, Sprint may build a Back-Up System that replicates the OSS systems and OSS functions included in the Z-Tel Fundamental Technology (and related Z-Tel Technology and third party interfaces) in accordance with the Back-Up Plan. The Back-Up System will not be in active operation unless and until (i) Z-Tel requests Sprint to make the Back-Up System operational in an emergency situation or (ii) Sprint elects to make the Back-Up System operational in conjunction with the Technology License following a Z-Tel Triggering Event.

                  12.4.1. TIMING OF IMPLEMENTATION. Sprint may deploy the Back-Up System as it pertains to OSS systems and OSS functions (and related third party

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         interfaces) at any time or times during the Term, other than during a
         Transition period following the termination of this Agreement (and whether in one or more phases), in its sole discretion. In this case, Sprint will determine the timetable and manner in which the deployment of the Back-Up System will occur, based upon the implementation plan contained in the Back-Up Plan, except that:

                           (a) Sprint may delay or otherwise extend the
                  timetable for the deployment of the Back-Up System that is set forth in the Back-Up Plan, in its sole discretion, but upon reasonable notice to Z-Tel, and

                           (b) Sprint may accelerate the timetable for the
                  deployment of the Back-Up System that is set forth in the Back-Up Plan with the written consent of Z-Tel which may not be unreasonably withheld.

                  12.4.2. LOCATION. Sprint may construct the Back-Up System at one location of its choosing, utilizing equipment, connectivity and labor in compliance with the Back-Up Plan.

                  12.4.3. Z-TEL'S ASSISTANCE AND COOPERATION. Sprint may request reasonable assistance from Z-Tel in implementing the Back-Up Plan (including assistance concerning third party vendor and data interfaces) and constructing the Back-Up System. Z-Tel will render reasonable assistance as Sprint requests on a time and materials basis (the details of which the Parties will agree upon in the Back-Up Plan), but following Sprint's first request for implementation assistance, Z-Tel may delay the commencement of its assistance for up to thirty
         (30) calendar days with reasonable cause. Z-Tel must provide written notice of its delay request, together with an explanation of the cause, to Sprint via Super Notice.

                  12.4.4. BACK-UP SYSTEM OPERATIONS. Except as set forth in a mutually agreed upon SOW concerning Z-Tel's assistance with installation and maintenance:

                           (a) Sprint will be solely responsible for the
                  installation and maintenance of the Back-Up System on an ongoing basis,

                           (b) Sprint will be solely responsible for the
                  operation of the Back-Up System upon a Z-Tel Triggering Event and the Technology License becoming effective, and

                           (c) Sprint and Z-Tel will share operational
                  responsibility as directed in the Back-Up Plan in association with utilization of the Back-Up System upon the occurrence of a Z-Tel request to activate the Back-Up System in aid response to an emergency situation.

                  12.4.5. OPERATING METHODS AND PROCEDURES.

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                           (a) Upon Z-Tel's request for the Back-Up System to
                  become operational in an emergency situation, to the extent technologically possible, operation of the Back-Up System will be in material compliance with standard Z-Tel methods and procedures for the duration of the emergency.

                           (b) Upon activation of the Back-Up System by Sprint
                  upon the occurrence of a Triggering Event and the Technology License becoming effective, to the extent technologically possible and consistent with Sprint's providing and maintaining service to Sprint End Users, Sprint will operate the Back-Up System in material compliance with standard Z-Tel methods and procedures for a period of forty-five (45) calendar days.

                           (c) Sprint's obligations under the foregoing
                  subparagraphs (a) and (b) are subject to the following conditions precedent:

                                    (i) that Z-Tel will furnish to Sprint a copy
                           of Z-Tel's standard methods and procedures upon declaring an emergency threat or situation (whichever is earlier) that may require activation of the Back-Up System, and

                                    (ii) that Z-Tel's operation of its systems
                           is in material compliance with these standard methods and procedures both (A) immediately before the occurrence of the emergency or the Triggering Event and (B) during the periods designated in this Section 12.4.5.

                           (d) Sprint will return to Z-Tel all copies it
                  possesses of the methods and procedures it receives from Z-Tel under Section 12.4.5(c)(i) upon the return to standard operations after the cessation of the emergency.

                           (e) During the periods designated in this Section
                  12.4.5, Z-Tel and Sprint will work together to address any Sprint concerns or problems that Sprint raises with Z-Tel concerning Z-Tel's standard methods and procedures in association with operating and maintaining the Back-Up System.

                           (f) Notwithstanding any provision of this Section
                  12.4, Sprint will have no obligation for the operation of the Back-Up System in material compliance with Z-Tel's standard methods and procedures during the ********* calendar day period following Sprint's receipt of them from Z-Tel or the Technology Escrow Agent. In the event of an emergency, during this ********************** period Sprint will operate the Back-Up System as Z-Tel directs, and Z-Tel will be solely responsible for Sprint's operation of the Back-Up System in material compliance with Z-Tel's directions.

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                  12.4.6. TITLE. Sprint will retain all title to the Back-Up
         System equipment. Z-Tel will not take any action that would affect Sprint's title to the Back-Up System equipment.

         12.5. TESTING OF BACK-UP SYSTEM. Upon completing the Back-Up Plan implementation, the Parties will cooperate in the initial testing of the Back-Up System in accordance with the Back-Up Plan. Furthermore, the Parties will cooperate in any subsequent testing of the Back-Up System under a schedule to be adopted in the Back-Up Plan which will allow Sprint to request testing and require Z-Tel to participate in testing (a) no more frequently than once every six (6) months if Sprint has ************************************** this
Agreement during the month preceding a Sprint request, and (b) at least once a year if Sprint has more than **************************************************
********** under this Agreement during the month preceding a Sprint request. Notwithstanding the above the Parties may agree to conduct more frequent testing. Testing will not involve live End Users

                  12.5.1. Z-TEL BACK-UP MATERIALS. In conjunction with the testing of the Back-Up System, Z-Tel make available for use in the testing the following, as they pertain to the OSS systems and OSS functionality and as more specifically described in the Back-Up Plan (the "Z-TEL BACK-UP MATERIALS"):

                           (a) necessary elements of the existing Z-Tel
                  Fundamental Technology,

                           (b) the Z-Tel Fundamental Technology that Z-Tel
                  subsequently utilizes on Sprint's behalf during the Term, and

                           (c) the operating systems and interfaces (as
                  designated within the existing Z-Tel Technology and to which Z-Tel has the necessary license rights) necessary to operate the Back-Up System.

                  12.5.2. RESTRICTIONS ON SPRINT'S ACCESS AND USE OF Z-TEL BACK-UP MATERIALS. Except for the limited purpose of testing the Back-Up System as described in this Section 12.5 with Z-Tel's assistance or as provided under the Technology License (upon the Technology License becoming effective), Sprint has no rights in or to the Z-Tel Back-Up Materials and will not, and will not permit its officers, Affiliates, employees or agents to:

                           (a) use the Back-Up Materials,

                           (b) use any source code for the Z-Tel Technology,

                           (c) modify, update, enhance or make derivative works
                  of the Z-Tel Technology, or

                           (d) translate, reverse engineer, decompile, recompile
                  or disassemble the object code version of any Z-Tel
                  Technology.

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                  12.5.3. Z-TEL'S ASSISTANCE. Z-Tel will assist Sprint with the development and testing of the Back-Up system as provided in this
         Section 12.5 and in the Back-Up Plan (including assistance concerning third party vendor and ILEC cooperation and interfaces, and assistance resolving any operational problems discovered in the testing) on a time and materials basis (the details of which the Parties will agree upon in the Back-Up Plan).

                     SECTION XIII. - THIRD PARTY AGREEMENTS

         13.1. THIRD-PARTY AGREEMENTS.

                  (a) When the Services that Z-Tel is to render under this Agreement require the use of third party services, software or facilities (including those of ILECs), this Agreement and Z-Tel's furnishing of Services under this Agreement will be subject to those conditions, restrictions, rules, policies, procedures, limitations and rights imposed or granted under the third party agreements or licenses, including Interconnection Agreements, that are described in the attached Schedule 13.1.

                  (b) Sprint will comply with the conditions, restrictions, rules, policies, procedures, limitations and rights contained in
         Schedule 13.1 of this Agreement with respect to third-party vendors providing or licensing products or services to Z-Tel or Sprint in connection with Z-Tel's furnishing of Services to Sprint. Z-Tel may reasonably amend or supplement Schedule 13.1 from time to time during the Term upon at least thirty (30) calendar days' written notice to Sprint. Any new condition, restriction, rule, policy, procedure, limitation or right that Z-Tel adds to Schedule 13.1 by amendment or supplement under this Section 13.1(b) will be binding on Sprint upon and after Sprint's receipt of Z-Tel's notice under this Section 13.1(b).

                  (c) Except when the Parties have otherwise agreed in writing, Z-Tel will be responsible for securing all necessary rights, licenses and permissions for Sprint concerning Sprint's use during the Term of the third party services, software and facilities set forth in Schedule 13.1, including Sprint's use under the license granted in Section 16.3 of this Agreement.

       SECTION XIV. -- TECHNOLOGY DELIVERY, TECHNOLOGY LICENSE AND ESCROW.

         14.1. TECHNOLOGY LICENSE GRANT. Subject to Section 14.8, Z-Tel grants to Sprint, effective upon the happening of a Z-Tel Triggering Event a worldwide, perpetual, irrevocable, non-cancelable and non-terminable, non-exclusive, non-assignable and non-sublicensable (except with respect to Sprint's Owned Affiliates) right and license (the "TECHNOLOGY LICENSE"):

                  (a) to use:

                           (i) the Z-Tel Fundamental Technology,

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                           (ii) all pre-existing Z-Tel intellectual or
                  proprietary property or rights incorporated into the works for hire belonging to Sprint that are described in Section 1.12.5, and

                           (iii) any Z-Tel modifications of third party software
                  to the extent Z-Tel has a right to license the modified third party software, and

                  (b) to exercise all rights in connection therewith (other than the right to alienate the same or to take any action to put it in the public domain), including the rights:

                           (i) to display, perform, execute, modify, develop and
                  otherwise create derivative works of the licensed technology,

                           (ii) to make copies of the licensed technology,
                  whether or not modified,

                           (iii) to use the licensed technology (including in
                  combination with any other information, data, materials or intellectual property), and

                           (iv) to permit Sprint's independent contractors and
                  Sprint's Owned Affiliates to exercise any or all of the foregoing rights solely for the benefit of Sprint and its Affiliates and the Sprint End Users,

all solely to the extent reasonably necessary or useful to enable Sprint and its Owned Affiliates to deploy, generate, test, develop, use for training, maintain and support, market, sell and otherwise use and provide services comparable to the Services under this Agreement, including as Sprint or any of its Owned Affiliates may subsequently modify or develop them under this license.

         The Technology License includes Z-Tel Technology that Z-Tel does not own only to the extent that it is, or will be, capable of being sublicensed by Z-Tel to Sprint, and is subject to any license agreements between Z-Tel and the licensors of this Z-Tel Technology.

         14.2. TRIGGERING EVENT.

                  14.2.1. EXERCISE OF OPTION. If a Z-Tel Triggering Event occurs, then:

                           (a) the Z-Tel Fundamental Technology will be subject
                  to the Technology License set forth in Section 14.1, and

                           (b) Sprint may obtain the release from escrow of the
                  source code for the Z-Tel Fundamental Technology and the other Technology Escrow Materials in accordance with the Technology Escrow Agreement with contemporaneous written Super Notice to Z-Tel, and

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                           (c) upon Sprint's request, Z-Tel will immediately:

                                    (i) deliver to Sprint all of the
                           then-existing Z-Tel Fundamental Technology to the extent that Z-Tel owns it or is capable of sublicensing it under any applicable agreements between Z-Tel and its licensors, and

                                    (ii) take all actions that are commercially
                           reasonable to facilitate Sprint's procurement and use of any Z-Tel Fundamental Technology that Z-Tel does not deliver under Section 14.2.1(c)(i) because Z-Tel does not own or is prohibited from sublicensing the Z-Tel Fundamental Technology.

                  14.2.2. ROYALTY PAYMENT. To the extent Sprint is not otherwise paying Service Fees under this Agreement for any individual Sprint ANI, then:

                           (a) If Sprint exercises its option under Section
                  14.2.1 because of a Liquidation Event, or if Z-Tel subsequently has a Liquidation Event after a Z-Tel Triggering Event, then Sprint will have no royalty obligation to Z-Tel for the Technology License at either time.

                           (b) If Sprint exercises its option under Section
                  14.2.1 because of a Z-Tel Triggering Event that is not a Liquidation Event, then Sprint will pay to Z-Tel a royalty for its use of the Technology License equal to ********* ***** per month per line for adjunct to basic and enhanced services provided to Sprint End Users using the Technology License. Sprint will pay the royalty payment due for any month to Z-Tel or Z-Tel's assignee by the end of the following month.

                           (c) For any month in which Sprint pays Z-Tel Service
                  Fees under this Agreement for any particular line, Z-Tel will credit against those fees all applicable royalty payments that Sprint pays under this Section 14.2.2 for that month for that particular line.

         14.3. TECHNOLOGY ESCROW. Contemporaneously with the execution of this Agreement, the Parties will enter into a technology escrow agreement (the "TECHNOLOGY ESCROW AGREEMENT") in substantially the form of the attached Exhibit B with DSI Technology Escrow Services, Inc. (the "TECHNOLOGY ESCROW AGENT") to secure Sprint's rights under this Section 14. This Technology Escrow will be established and maintained at Sprint's expense for Sprint's sole benefit. If the Technology Escrow Agreement terminates or otherwise expires for any reason during the Term, Z-Tel will immediately enter into a new escrow arrangement with the Technology Escrow Agent (or another independent escrow agent reasonably acceptable to Sprint to serve as Technology Escrow Agent) substantially in the form of Exhibit C and in accordance with this Section 14.3.

         14.4. TECHNOLOGY ESCROW MATERIALS.

                  14.4.1. DEPOSIT. Within forty-five (45) calendar days after the Effective

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         Date, Z-Tel will deposit into escrow with the Technology Escrow Agent, as provided for under the Technology Escrow Agreement, copies of all of the then existing Z-Tel Fundamental Technology, including all source code and:

                           (a) related documentation and materials (e.g.,
                  annotations, flow charts, schematics, statements of principles of operations, operational methods and procedures, software summaries, software design, program logic, program listings, functional specifications, logical models and architecture standards describing the data flows, data structures and control logic):

                                    (i) for the Z-Tel Fundamental Technology,
                           and

                                    (ii) for all modifications and enhancements
                           that Z-Tel makes to third party software included in the Z-Tel Technology (to the extent that Z-Tel has a right to license them to Sprint),

                           (b) software development tools that Z-Tel (or any of
                  its Affiliates) uses to provide any Services under this Agreement, and

                           (c) training materials related to the use of the
                  Z-Tel Fundamental Technology

         (collectively, together with the Z-Tel Fundamental Technology, the "TECHNOLOGY ESCROW MATERIALS").

                  Z-Tel acknowledges that the Z-Tel Technology contains embedded third party software. Z-Tel will assist Sprint in determining the identity of all third parties who have granted Z-Tel licenses to use their software in the Z-Tel Technology. Subject to Section 10.20 of this Agreement, Z-Tel grants Sprint the right to negotiate license agreements with any third party that has granted Z-Tel a software license that is embedded in the Z-Tel Technology.

                  14.4.2. UPGRADES AND UPDATES OF TECHNOLOGY ESCROW MATERIALS.

                           (a) If at anytime Z-Tel delivers a scheduled release
                  to any Z-Tel Fundamental Technology, Z-Tel will immediately upgrade or update the Technology Escrow Materials. However, if at anytime Z-Tel implements any upgrade, update, patch or other change to the Z-Tel Fundamental Technology that is not a scheduled release, Z-Tel will add these unscheduled release materials to the Escrow Materials on a monthly basis.

                           (b) Not less frequently than on a monthly basis
                  during the Term, Z-Tel will either:

                                    (i) deposit copies of the then-current
                           Technology Escrow Materials with the Technology Escrow Agent, subject to the Technology Escrow Agreement, or provide to Sprint a written

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                           statement, signed by Z-Tel's Chief Technology
                           Officer, Senior Vice President Enterprise Systems or more senior officer, that there has been no change in the Z-Tel Fundamental Technology as of the date of the statement, and

                                    (ii) provide to Sprint a written statement,
                           signed by Z-Tel's Chief Technology Officer, Senior Vice President Enterprise Systems or more senior officer, that the Technology Escrow Materials, as of the date of the statement, are current and accurately reflect the Z-Tel Fundamental Technology as of that date.

                  These written statements will be part of the Technology Escrow Materials.

         14.5. AUDIT OF TECHNOLOGY ESCROW MATERIALS. The Parties will designate a mutually acceptable neutral third party who, at Sprint's expense and request from time to time, will audit the Technology Escrow Materials that Z-Tel deposits with the Technology Escrow Agent for purposes of determining whether Z-Tel has fulfilled its deposit obligations under this Section XIV. This auditor will be bound by reasonable confidentiality restrictions that prohibit him from directly or indirectly providing to Sprint or any third party any information, data or knowledge pertaining to the Z-Tel Fundamental Technology, except as necessary for the limited purpose of disclosing to Sprint the existence of any deficiency determined in the audit. Z-Tel will promptly, upon written notice from Sprint, correct any deficiency that the audit discloses.

         14.6. RELEASE OF TECHNOLOGY ESCROW MATERIALS. Release of the Technology Escrow Materials to Sprint will be on the terms and conditions (including notice, redeposit and other provisions) set forth in the Technology Escrow Agreement. Any release will, in any event, be granted to Sprint whenever Sprint provides written notice to the Technology Escrow Agent, with a copy to Z-Tel, stating that a Triggering Event has occurred and demanding release of the Technology Escrow Materials to Sprint. Any Technology Escrow Materials released to Sprint under this Section 14.6 will be subject to the Technology License.

         14.7. BANKRUPTCY. Z-Tel's obligations and rights under this Section 14 extend:

                  (a) to any trustee in bankruptcy, receiver, administrator or liquidator appointed for Z-Tel ("TRUSTEE"),

                  (b) to Z-Tel as debtor-in-possession, and

                  (c) to any other successor in interest to Z-Tel.

         14.8. DISPUTES REGARDING DELIVERY OR RELEASE OF TECHNOLOGY ESCROW MATERIALS. If a court of competent jurisdiction determines that any delivery of Technology Escrow Materials under this Section XIV or any release of the Technology Escrow Materials should not have occurred and the court issues an order against Sprint to that effect, then:

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                           (a) Sprint will return the Technology Escrow
                  Materials and all copies and records thereof to the Technology Escrow Agent; and

                           (b) The Technology License will be rescinded, and

                           (c) Sprint will pay to Z-Tel within ten (10) Business
                  Days the difference between the fees and charges paid to Z-Tel under Section 14.2.2 and the full fees and charges due Z-Tel under Schedule C for Services Z-Tel has, or would have, provided from the time of the rescinded release or delivery of the Technology Escrow Materials through the date of rescission.

         14.9. ASSIGNMENT OF TECHNOLOGY LICENSE. Sprint and its Owned Affiliates may assign the Technology License, in whole or in part, at any time, only to a successor in interest or to a purchaser of all or substantially all of Sprint's assets or of the assets of that portion of Sprint's business (or any Affiliate's business) to which the Technology License pertains.

         14.10. REMEDIES LIMITED. Subject to Section 14.8, Z-Tel expressly acknowledges and agrees that the Technology License granted under Section 14.1 is perpetual, irrevocable, non-cancelable, non-terminable and royalty free (except to the extent otherwise set forth in this Section XIV) and that in the event of any dispute over the payment of any monies (other than royalties due under this Section XIV) that Z-Tel contends are due and owing by Sprint under this Agreement, or any breach of this Agreement in regard to the Technology License, Z-Tel's sole and exclusive remedy will be a suit for damages and not revocation, termination, cancellation or limitation of the Technology License.

                          SECTION XV. - CONFIDENTIALITY

         15.1. CONFIDENTIALITY. In connection with the performance of this Agreement, either Party may gain access to or receive Confidential Information of the other Party. Both Parties will hold the other Party's Confidential Information in confidence and trust and strictly limit disclosure of it to their employees and agents who have a need to know it for purposes of this Agreement. Except with the other Party's prior written consent, neither Party will disclose, use or permit (by Persons within their respective control) the use or disclosure of the other Party's Confidential Information, except in satisfying its obligations under this Agreement. Each Party will protect the other Party's Confidential Information from inappropriate disclosure, whether inadvertent or intentional, using at least the same degree of care they ordinarily use in safeguarding and protecting their own proprietary information, but in no event using less than reasonable care.

         Notwithstanding the foregoing, either Party may disclose the other Party's Confidential Information if:

                           (a) the disclosure is required by applicable Law,
                  rule or regulation, a court order or an order of a similar judicial or administrative body or the rules of any stock exchange, and

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                           (b) the disclosing Party notifies the other Party in
                  writing of the requirement and cooperates reasonably with that Party in obtaining a protective or similar order concerning the disclosure.

         15.2. RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Confidential Information, disclosed in connection with this Agreement will remain the exclusive property of the disclosing Party, in that Party's sole discretion. Each Party will promptly return to the other Party or destroy or erase all Confidential Information of the other Party in its possession or control upon the earlier of (i) the receipt of the other Party's written request for return or destruction of Confidential Information, and (ii) the termination of this Agreement.

         15.3. THIRD PARTY DISCLOSURE REQUESTS. If either Party receives any written or oral third party request, order, instruction or solicitation for the disclosure of Confidential Information not in conformance with this Agreement or becomes aware of any attempt by a third party to improperly gain access to Confidential Information, the Party will immediately notify the other Party of the request, order, instruction or solicitation, or of the attempt, and fully disclose the details surrounding the request, order, instruction or solicitation or attempt.

Notwithstanding the foregoing, publication of information relating to this Agreement may occur through press releases, articles, interviews and speeches ("PUBLICITY") as described in this paragraph. Both Parties must approve the content of any Publicity before its publication. Neither Party will, without the other Party's prior written consent, make any news release, public announcement, denial or confirmation of this Agreement, its value or its terms and conditions, or in any other manner advertise or publish this Agreement, its value or its terms and conditions. Nothing in this Agreement is intended to imply that either Party will agree to any publicity whatsoever. Either Party may, in its sole discretion, withhold its consent to any Publicity. The Parties will utilize the text attached to this Agreement as Exhibit C for filing with the SEC in association with a SEC Form 8-K report, if any, and its initial press release, if any, pertaining to the execution of this Agreement. The Parties will use the materials in Exhibit C and the statements set forth on Schedule 15.3 as the basis of initial public verbal disclosures if any, regarding the execution of this Agreement.

         15.4. REQUIRED DISCLOSURES. Notwithstanding any other provision of this Agreement with at least five (5) Business Days' prior written notice and consultation with the other Party, a Party may disclose its business relationship with the other Party and the existence of this Agreement in the exercise of reasonable judgment:

                  (a) under a request or requirement of any Regulatory Authority, or

                  (b) to the extent required under applicable Law or the rules of any securities exchange or automated quotation system.

         15.5. EQUITABLE RELIEF. Each Party acknowledges that a violation of this Section XV will cause immediate and irreparable harm to the other Party. Therefore, in such an

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event the other Party may seek an injunction restraining the violation or further violation.

         15.6. SURVIVAL. The provisions of this Section XV will survive the termination or expiration of the Term for five (5) years.

               SECTION XVI. - PROPERTY RIGHTS; LICENSE; TRADEMARKS

         16.1. PROPERTY RIGHTS AND USAGE. Sprint acknowledges:

                           (a) that ownership of and title to all of the
                  property and all other materials that Z-Tel or its suppliers develop or provide in connection with this Agreement (including any trade secrets, know-how, methodologies and processes related to Z-Tel's Services, and including any equipment, facilities, computer software (in object code and source code form), script, programming code, data, information or HTML script) will remain solely with and in Z-Tel or its suppliers, as the case may be, and

                           (b) that Z-Tel or its suppliers, as the case may be,
                  retain all copyrights, trademarks, patents, trade secrets and any other proprietary rights inherent in or appurtenant to the property and other materials described in Section 16.1(a) above, except as expressly provided under this Agreement. Sprint may use this property and materials only as provided in this Agreement or under the Technology License.

         16.2. TITLE TO EQUIPMENT. Subject to Sections XIV, this Agreement does not convey to Sprint title of any kind to any of the equipment or transmission facilities that Z-Tel uses to provide the Services.

         16.3. GRANT OF USE LICENSE. Z-Tel grants Sprint a limited, worldwide, non-exclusive, non-transferable (except as provided in this Agreement), royalty free (other than as provided in Schedule C), irrevocable license to access and use, during the Term and exclusively in connection with fulfilling the terms and conditions of this Agreement and marketing, selling and using the Services (the "TECHNOLOGY USE LICENSE"):

                           (a) the Z-Tel Technology to the extent owned or
                  licensable by Z-Tel, the Sales Channel Interface, the Z-Line Platform, the Z-Tel OSS Services, the Z-Node Services and all other Services outlined in this Agreement, and

                           (b) all pre-existing Z-Tel intellectual or
                  proprietary property or rights incorporated into the works for hire belonging to Sprint that are described in Section 1.12.5.

All rights concerning the Services, including intellectual property or similar proprietary rights with respect thereto, belong solely and exclusively to Z-Tel, whether or not they are embedded in any of the Services.

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                  16.3.1. RETAIL LIMITATION. This Technology Use License is only for Sprint's use in connection with providing LW Based Services directly (or indirectly through Sprint's Affiliates) to Sprint's End Users. Notwithstanding any other provision of this Agreement, Sprint will not be limited in its ability:

                           (a) to add features or functionality,

                           (b) to package, bundle, integrate, joint sell, or

                           (c) to engage in any other product, marketing or
                  other business approach (but Sprint will not offer Z-Node Services on a stand-alone basis).

                  16.3.2. BRAND LIMITATION. Through this Technology Use License, Sprint may sell the LW Based Services by way of the Sprint Marks listed in the SOW.

                  16.3.3. SALES AGENTS. Nothing within this Section 16.3 will be interpreted to restrict Sprint's ability to use sales agents to procure retail End Users.

         16.4. TRADEMARKS. Each Party will not use any Mark of the other Party in any manner whatsoever without the other Party's prior written approval, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any approval or authorization (existing now or in the future), a Party's Marks are and will remain solely and exclusively the Party's property. Except as expressly provided in this Agreement in this Section XVI, a Party will not, by virtue of this Agreement or any activities under this Agreement, acquire any right, title, interest or license in the other Party's Marks.

                  16.4.1. SPRINT BRANDING EXCEPTION. Z-Tel is authorized and required to use the Sprint Marks in providing Local Wholesale Services and related services to Sprint when Z-Tel is in direct contact with Sprint's End Users and acting on Sprint's authority. Z-Tel's use of Sprint Marks will comply with Sprint's brand usage guidelines (a copy of which is attached as Schedule 16.4.1). Sprint may update, modify and amend these guidelines at any time and from time to time during the Term, in its sole discretion, and in this event Sprint will provide to Z-Tel a copy of the update, modification or amendment through the notice provisions of Section 21.14.

                  16.4.2. Z-TEL BRANDING EXCEPTION. Sprint is authorized to use the Z-Tel Marks in referencing Sprint's underlying provider of network and enhanced services.

                    SECTION XVII. - DISCLAIMER OF WARRANTIES

         17.1. DISCLAIMER OF WARRANTIES. EXCEPT AS PROVIDED IN SECTION IX (Z-Tel Responsibilities and Warranty), SECTION XI (Service Level and Remedy) AND THE SLAs, Z-TEL PROVIDES THE SERVICES AND PRODUCTS "AS IS," WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. Z-

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TEL DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Z-TEL DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICES WILL MEET SPRINT'S REQUIREMENTS.

                    SECTION XVIII. - LIMITATIONS ON LIABILITY

         18.1. LIMITATIONS. Except as provided in Section XI (Service Level and Remedy) or the SLAs referenced in Section XI and as otherwise expressly provided in this Agreement, no Party will be liable to the other Party for any loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants or contractors, ILECs or others acting in aid or concert with, or as vendors to, the other Party. With the exception of fines and penalties that regulatory or taxing authorities impose, in no event will either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including, but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done under this Agreement, even if the other Party has been advised of the possibility of these damages. For purposes of this Section 18.1, Z-Tel will be deemed to not be an agent, servant, contractor or Person acting in aid or concert with, or as vendor to, Sprint. For purposes of this Section 18.1, Sprint will be deemed to not be an agent, servant, contractor or Person acting in aid or concert with, or as vendor to, Z-Tel.

         18.2. APPLICATION. The limitations of liability in this Agreement will apply:

                           (a) whether the action in which recovery sought is
                  based on contract or non-intentional tort, or under a statute or rule, and

                           (b) notwithstanding that a limited liability Party is
                  alleged to be jointly liable with one or more Parties or otherwise.

                         SECTION XIX. - INDEMNIFICATION

         19.1. INDEMNIFICATION. Each Party (the "INDEMNIFYING PARTY") will indemnify and hold harmless the other Party and its permitted assigns, and its partners, officers, directors, employees and agents, and each of their representatives, and its successors and assigns (collectively, the "INDEMNITEES") at all times from and after the Effective Date against and in respect of any Damages (defined in Section 19.2) suffered by the Indemnitees as a result of any claims, actions or demands (collectively, a "CLAIM") by a third party to the extent caused by or arising out of:

                           (a) any material breach by the Indemnifying Party of
                  any of its representations, warranties or covenants contained in this Agreement;

                           (b) any grossly negligent act or omission, or any
                  willful misconduct or omission, by the Indemnifying Party, including any grossly negligent or willful failure to comply with due care with regard use or

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                  storage of CPNI, Slamming, Cramming or use or storage of
                  subscriber list information;

                           (c) subject to Sections 4.8 and 10.11, any fraud
                  associated with the Indemnifying Party's End Users or accounts;

                           (d) the Indemnitee's use of the Indemnifying Party's
                  Marks in accordance with this Agreement;

                           (e) the Indemnifying Party's use of the Indemnitee's
                  Marks in violation of this Agreement; or

                           (f) any illegal acts by the Indemnifying Party or its
                  Affiliates, directors, officers, employees and agents.

         For purposes of subparagraph (f), Z-Tel is not an agent of Sprint, and Sprint is not an agent of Z-Tel.

         19.2. DAMAGES. For the purposes of this Agreement and unless otherwise specifically provided, the term "Damages" includes:

                           (a) all amounts finally awarded or charged against an
                  Indemnitee,

                           (b) any amounts paid in settlement as permitted by
                  this Section XIX, and

                           (c) all out-of-pocket expenses or costs incurred by
                  the Indemnitee(s), including reasonable professional and attorneys' fees and expenses.

         19.3. PROCEDURE. Promptly upon the Indemnitee's receipt of prompt written Super Notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, with respect to any matter as to which an Indemnifying Party has agreed to indemnify an Indemnitee under this Agreement, the Indemnitee will give prompt written Super Notice to the Indemnifying Party, together with a statement of any material information respecting the matter that the Indemnitee then possesses. The Indemnifying Party may contest and defend the Claim with respect to which it has been called upon to indemnify the Indemnitee under this Agreement, except that:

                           (a) the Indemnifying Party will deliver written
                  notice of its intention to contest the Claim to the Indemnitee within twenty (20) calendar days after the Indemnifying Party's receipt of notice of the Claim;

                           (b) the Indemnifying Party will pay all costs and
                  expenses of the contest or defense, including all reasonable attorneys' and accountants' fees, and the cost of any bond required by Law to be posted in connection with the contest or defense;

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                           (c) the Indemnifying Party will contest or defend the
                  Claim through attorneys it has employed for that purpose, at its sole cost and expense, but the Indemnitee may participate in the contest or defense of the Claim through attorneys of its own choosing, at its cost and expense without the Indemnifying Party's contribution or indemnification for these costs or expenses;

                           (d) if, after such opportunity, the Indemnitee does
                  not elect to participate in the contest or defense of the Claim, the Indemnitee (subject to paragraph (f) below) will be bound by the results that the Indemnifying Party obtains, including any out-of-court settlement or compromise;

                           (e) If the Indemnifying Party assumes the contest or
                  defense of the Claim, the Indemnitee will not settle, or attempt to settle, the Claim without the Indemnifying Party's prior written consent, which consent the Indemnifying Party may withhold in its good faith discretion; and

                           (f) the Indemnifying Party will not settle any Claim
                  without the Indemnitee's prior written consent, which consent the Indemnitee may withhold in its good faith discretion, unless the settlement contains a complete and unconditional release of the Indemnitee and does not involve the imposition of any nonmonetary relief on the Indemnitee.

                              SECTION XX. - AUDITS

         20.1. ADEQUATE BOOKS AND RECORDS. Each party will maintain, during the Term and for at least three (3) years after the expiration or earlier termination of the Term, the records pertaining to Services as are required to be maintained under the SOW. Each Party represents and warrants to the other Party that its records fairly and adequately substantiate the Services provided, the fees due and the payments made and received under this Agreement.

         20.2. RIGHT TO AUDIT. Sprint and its accountants, attorneys and agents will have the right to audit Z-Tel's records relating to its performance under this Agreement at reasonable times and places upon prior written notice for the sole purposes of confirming that all charges and payments have been made, and all SLAs have been satisfied, each in accordance with this Agreement. The right to audit will include the right to verify that costs associated with the ILECs and other third party vendors fairly represent the direct costs incurred by Z-Tel.

         The audits will in no event be more frequent than two (2) times per year. Sprint will provide Z-Tel with at least twenty (20) calendar days' prior notice of an audit, but Z-Tel may reasonably delay any audit if Z-Tel is temporarily unable to assist Sprint and its auditors. In conjunction with the audit notice, Sprint will give a written list of the materials requested for review during the audit, but Sprint's auditors will not be limited by this list if they discover that additional materials may be relevant or helpful to the audit. Z-Tel will make the information that Sprint reasonably requires to conduct the

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audit available on a timely basis during normal business hours and assist Sprint and its internal or external auditors as reasonably necessary. Z-Tel may provide to Sprint certain materials concerning Z-Tel operations not connected with the furnishing of Services to Sprint only under a limited use release.

         Sprint will provide to Z-Tel the results of the audit. Z-Tel will not be responsible for Sprint's expenses incurred for an audit, unless the audit discloses an over billing in excess of five percent (5%) during the period the audit covers, in which case Z-Tel will pay for the entire cost of the audit. Z-Tel will immediately, but in no event more than ten (10) calendar days after discovery of an over billing, reimburse Sprint for the over billing disclosed by the audit, together with simple interest for the period of time between the date on which overpayment was made and the date on which Sprint is reimbursed, at a rate of one percent (1%) per month. Notwithstanding the foregoing, if Z-Tel disputes that it has over billed Sprint, the dispute will be treated as a Billing Dispute under this Agreement. Sprint will immediately, but in no event more than ten (10) calendar days after discovery of an under billing, reimburse Z-Tel for the under billing disclosed by the audit. Notwithstanding the foregoing, if Sprint disputes that Z-Tel under billed Sprint, the dispute will be treated as a Billing Dispute under this Agreement.

         20.3. VERIFICATION OF THIRD PARTY CHARGES. Upon Sprint's written request, but no more than once annually, Z-Tel will provide a certificate signed by Z-Tel's Chief Financial Officer (except in the case of certificates concerning ILEC reconciliation, which will be signed by Z-Tel's Chief Technology Officer) attesting that charges associated with third party services reflects the fees contained in underlying Z-Tel vendor agreements and the charges that Z-Tel has incurred on behalf of Sprint End Users.

         20.4. DISCLOSURE. The documents and information reviewed in connection with the audits under Section 20.2 will be subject to the confidentiality provisions set forth in Section XV unless they fall within one or more of the exclusions (ii), (iii), (iv) or (v) from what constitutes Confidential Information, as set forth in the Definitions section of this Agreement. Nothing in this Section XX requires the disclosure of any other contract or agreement if the disclosure would breach an agreement with a third party.

                          SECTION XXI. - MISCELLANEOUS

         21.1. GOOD FAITH PERFORMANCE. The Parties will act in good faith in the performance of their obligations under this Agreement consistent with the purposes of this Agreement. Except as otherwise specifically noted in this Agreement, neither party will unreasonably delay, withhold or condition any approval or consent that this Agreement requires or permits.

         21.2. NO EXCLUSIVITY. Neither party is required to deal exclusively with the other Party. Both Parties are free to enter into similar agreements with other parties, including competitors of one another.

         21.3. TAXES. The Party so obligated to pay taxes or regulatory fees may contest the taxes or fees in good faith, at its own expense, and will be entitled to the benefit of

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any refund or recovery, but the Party will not permit any lien to exist on any asset of the other Party by reason of the contest.

         21.4. NONINTERFERENCE. During the Term and for a period of twelve (12) months thereafter, neither Party, nor any of its Affiliates or representatives, will induce or attempt to induce any person who is an employee, vendor or supplier of the other Party to terminate such relationship. Neither Party will use any scheme, artifice or device to circumvent the purposes of this Section 21.4.

         21.5. DISPUTE RESOLUTION.

                  21.5.1. ESCALATION PROCEDURES. The Parties will work in good faith to resolve informally any disputes internally by escalating them as necessary to progressively higher levels of management. The Parties will exchange escalation lists setting forth responsible officers, including names, departments, titles and telephone numbers.

                  21.5.2. NEGOTIATIONS. The Parties will attempt in good faith to resolve any claim, controversy, or dispute between them, their agents, employees, officers, directors or Affiliates through negotiation. This provision will not be construed as a waiver of a Party's rights to seek legal or regulatory intervention as provided by Law.

                  21.5.3. DISPUTES INVOLVING BILLING. Except as described in
         Section 21.5.4, this Section 21.5 does not apply to billing disputes. Billing Disputes are addressed in Section 5.3 of this Agreement.

                  21.5.4. CONTINUED PERFORMANCE. Unless performance is otherwise expressly excused under this Agreement, both Parties will continue to perform during the Dispute Resolution process, including with respect to Billing Disputes. Notwithstanding the foregoing, nothing in this
         Section 21.5.4 will affect any right of either Party to terminate this Agreement to the extent expressly permitted under Section II of this Agreement.

 21.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings and arrangements, both oral and written, between the Parties concerning the subject matter. Furthermore, this Agreement has been negotiated and fully reviewed by counsel for both Parties.

         Except as otherwise provided in this Agreement, this Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the Parties. All exhibits, schedules and other attachments to this Agreement are incorporated by this reference as integral parts of this Agreement. To the extent there is any conflict between this Agreement and any schedule or exhibit to this Agreement, this Agreement (excluding the schedule or exhibit in question) will govern.

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         21.7. COMPLIANCE WITH ETHICAL BUSINESS PRACTICES. Each Party will supervise and review all employees or agents engaged in marketing services to or taking orders from End Users to prevent, to the maximum extent feasible, the switching of any individual or entity's telephone service without that individual or entity's permission.

         21.8. ASSIGNMENT. Neither Party may assign this Agreement without the written consent of the other Party, which will not be unreasonably withheld. Any attempt to assign this Agreement in contravention of the preceding sentence is void. Notwithstanding the foregoing, Sprint may assign its rights and obligations under this Agreement to any of its Owned Affiliates, but upon the assignment and assumption, Sprint will remain obligated under this Agreement for such assigned obligations.

         21.9. BINDING AGREEMENT. Subject to the preceding paragraph, this Agreement will inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

         21.10. LITIGATION VENUE. In the event of litigation, the Parties agree that venue will not be in Kansas or Florida.

         21.11. GOVERNING LAW. Provisions of this Agreement subject to the jurisdiction of the FCC will be governed and interpreted in accordance with applicable federal Laws. Provisions of this Agreement subject to the jurisdiction of any state Regulatory Authority will be governed and interpreted in accordance with applicable state Laws. In all other cases, this Agreement will be governed and interpreted under the substantive Laws of Delaware, without reference to its principles of conflicts or choice of law. The Parties acknowledge that this Agreement will be performed in part in Delaware.

         21.12. LEGAL FEES. Regarding any dispute under this Agreement, a prevailing party, as determined by a court of competent jurisdiction, will be entitled to payment of the entire court costs and reasonable attorneys' fees incurred in investigating, preparing and conducting any litigation that might arise under this Agreement.

         21.13. LETTER OF AGENCY. Simultaneously with the execution of this Agreement, Sprint will execute and deliver to Z-Tel a letter of authorization in substantially the same form as Schedule D to this Agreement.

         21.14. NOTICES.

                  21.14.1. DEEMED DELIVERY. Any notices or deliveries permitted or required by this Agreement must be given by messenger or by overnight delivery with Federal Express, United Parcel Service, Airborne Express or a similarly nationally recognized overnight delivery service. These notices or deliveries will be deemed to have been given (i) upon delivery by messenger, if a receipt is obtained for delivery, (ii) one (1) calendar day after timely deposit for overnight delivery with Federal Express, United Parcel Service, Airborne Express or similar nationally recognized overnight delivery service, if the service obtains a confirmation of delivery, or (iii) three (3) Business Days after mailing, if mailed via certified or registered U.S. mail, return receipt requested; if the notice is

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

         delivered, deposited for delivery, mailed or sent to the Party's address as set forth on the Designee Schedule:

                  21.14.2. SUPER NOTICE. For certain situations that under this Agreement expressly require "Super Notice," Super Notice means that the notice must be given both:

                           (a) as set forth in Section 21.14.1, and

                           (b) to the senior executives of the recipient listed
                  on the Designee Schedule, via electronic mail and overnight delivery via Federal Express, United Parcel Service, Airborne Express or a similarly nationally recognized overnight delivery service, with delivery confirmation requested.

                  21.14.3. SATURDAY, SUNDAY OR LEGAL HOLIDAY. Notices deemed to have been given or delivered as set forth above on a Saturday, Sunday or legal holiday will instead be deemed to have been given or delivered on the next succeeding day that is not a Saturday, Sunday or legal holiday.

         21.15. WAIVER. No failure or delay by either Party to this Agreement in the exercise of any right, power or remedy it may have will operate as a waiver, nor will any single or partial exercise of any right, power or remedy by either Party preclude any other or further exercise by the Party of that right, power or remedy or the exercise of any other right, power or remedy. No express waiver or assent by any Party to any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or conditions of this Agreement.

         21.16. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement, or in the course of dealing between the Parties under this Agreement, will be deemed to create between the Parties (including their respective directors, officers, employees and agents) a partnership, joint venture, association, employment relationship or any other relationship, other than that of independent contractors with respect to each other. Neither Party will have the authority to commit or legally bind the other Party in any manner whatsoever, including, the acceptance or making of any agreement, representation or warranty.

         21.17. THIRD PARTY BENEFICIARIES. Except as expressly stated in Section 21.8, this Agreement inures to the benefit of Z-Tel and Sprint only and no third party will have any rights under this Agreement.

         21.18. CONSTRUCTION. This Agreement was negotiated at arms' length and will not be construed more strongly against any Party regardless of which Party was responsible for its preparation. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the other genders. The word "Agreement" and words of similar import referring to this Agreement refer to this

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Agreement as a whole, including the Schedules and Exhibits attached to it, and not to any particular provision of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it is deemed to be followed by the words "without limitation."

         21.19. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, this Agreement will be constructively amended to the extent necessary and possible to achieve the same objectives as the severed provision was intended to achieve, and the remaining provisions of this Agreement will continue in full force and effect.

         21.20. SURVIVAL. The Parties' obligations under the following provisions will survive the termination or expiration of this Agreement (following the Term): 1.9.9, 2.4, 2.5, 4.3.1, 4.8, 4.10, 4.11, 5.2, 5.3, 9.14,
10.4 (first sentence only), 10.6, 10.11 (excluding the first sentence), 11.2, 12.5.2, 14.1, 14.2.2, 14.7, 14.8, 14.9, 14.10, XV, 16.1, 16.4 (but not 16.4.1 or
16.4.2), XVII, XVIII, XIX, 20.1, 21.1, 21.4, 21.6, 21.8, 21.9, 21.10, 21.11,
21.12, 21.14, 21.15, 21.18, 21.19, 21.20, 21.26, and, any other provisions of this Agreement that, by their terms or by their nature are contemplated to survive (or to be performed after) termination of this Agreement will, in each case, survive cancellation, expiration or termination of this Agreement and continue in full force and effect. Furthermore, Z-Tel and Sprint obligations regarding the retention of records will survive this Agreement until expiration of applicable regulatory requirements.

         21.21. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together will constitute one single agreement between the Parties. Signed facsimile copies of this Agreement, addenda, attachments, schedules and exhibits will legally bind the Parties to the same extent as original documents.

         21.22. LAW ENFORCEMENT COOPERATION. Each Party may cooperate with law enforcement authorities and national security authorities to the full extent required or permitted by applicable Law in matters related to services provided by it under this Agreement, including, the production of records, the establishment of new lines or the installation of new services on an existing line to support law enforcement or national security operations, and the installation of wiretaps, trap-and-trace facilities and equipment, and dialed number recording facilities and equipment. A Party will not be obligated to inform the other Party or the other Party's End Users of actions taken in cooperating with law enforcement or national security authorities, except to the extent required by applicable Law.

         21.23. EMERGENCY INTERFACES. Z-Tel will use commercially reasonable efforts to facilitate the prompt, robust, reliable and efficient interconnection of Z-Tel systems to relevant 911/E-911 emergency platforms and systems. Z-Tel and Sprint will comply with all applicable rules and regulations (including 911 taxes and surcharges as defined by local requirements) pertaining to the provision of 911-E911 services. Each Party will be responsible for securing any necessary certification from local public safety access points or county or municipal coordinators required before that Party initiates service within a new geographic area.

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         21.24. PAYPHONE SERVICES PROHIBITED. Notwithstanding any other provision of this Agreement, under no circumstances may Sprint use any facility or service that Z-Tel provides under this Agreement in connection with public pay telephone facilities or services.

         21.25. SPRINT SERVICES. Z-Tel will give Sprint the opportunity to bid on Z-Tel's transport and wireless services by giving Sprint a request for proposal at least thirty (30) calendar days before the date that Z-Tel intends to decide on its service provider for these product offerings. Transport and wireless services include wireless voice, wireline and wireless long distance, Internet connectivity, and teleconferencing.

         If Sprint elects to submit a proposal to Z-Tel concerning Z-Tel's desired services, the proposed prices will take into account Z-Tel's expected volume. If Sprint's offer meets the service requirements that Z-Tel establishes and matches or exceeds the most favorable terms and conditions among qualified offers that Z-Tel receives from other vendors, then to the extent allowed under Z-Tel's existing contracts, Z-Tel will select Sprint as its preferred service provider for the services under bid and transfer those services to Sprint as its current commitments expire and technical interfaces are established.

         If Sprint's offer does not match or exceed the most favorable terms and conditions among qualified offers that Z-Tel receives from other vendors or does not meet the service requirements that Z-Tel established in the initial bid, request than Z-Tel will:

                           (a) advise Sprint promptly concerning why Sprint's
                  offer was not competitive or not compliant, suggesting the change or changes that are needed to make Sprint's offer competitive and/or compliant, and

                           (b) allow Sprint the opportunity to resubmit its
                  offer.

         Sprint will have no obligation to submit or resubmit any offer.

         If any Sprint revised offer meets the service requirements that Z-Tel established in its initial bid request and matches or exceeds the most favorable terms and conditions among qualified offers that Z-Tel receives from other vendors, then to the extent allowed under Z-Tel's existing contracts Z-Tel will select Sprint as its preferred service provider for the services under bid and transfer those services to Sprint as its current commitments expire and technical interfaces are established.

         In addition to the other requirements set forth in this Section 21.25, Z-Tel will be required to select Sprint as its service provider only if Sprint has paid to Z-Tel at least five-hundred-thousand dollars ($500,000) in Z-Tel Service Fees in the month preceding Z-Tel's request for a proposal.

         21.26. WAIVER OF JURY TRIAL. Z-Tel and Sprint knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation arising in based on, or arising out of, under or in connection with, this Agreement or any other course of conduct, course of dealing, statements (whether verbal or written) or

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actions of Z-Tel or Sprint. This provision is a material inducement for the
Parties to enter into this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Z-TEL COMMUNICATIONS, INC.                SPRINT COMMUNICATIONS COMPANY L.P.

By:                                       By:
____________________________________      ______________________________________

Name:                                     Name:
____________________________________      ______________________________________

Title:                                    Title:
____________________________________      ______________________________________

Date:                                     Date:
____________________________________      ______________________________________

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                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE /
 EXHIBIT                                DESCRIPTION
--------                                -----------
Schedule A           Initial Statement of Work

Schedule B           Service Level Agreement

Schedule C           Pricing Schedule

Schedule D           Z-Tel Fundamental Technology

Schedule E           Existing Z-Tel Technology

Schedule 10.8        Z-Tel's Acceptable Use Policy

Schedule 13.1        Conditions, Restrictions, Rules, Policies, Procedures,
                     Limitations and Rights Imposed or Granted under Z-Tel's
                     Third Party Agreements and Licenses

Designee Schedule    Contact Information for Notices Sent To Sprint and
                     Z-Tel

Exhibit A            Form of Transition Escrow Agreement

Exhibit B            Form of Technology Escrow Agreement

Exhibit C            Form of Text for Initial SEC Filing and Press Release

Exhibit D            Form of Blanket Agency Agreement Letter for Local Service
                     Providers

                                       88
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                                   SCHEDULE A

                            INITIAL STATEMENT OF WORK

                                  See Attached.


                                      ****
This entire schedule, consisting of 123 pages, has been omitted pursuant to a request for confidentiality.


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                                   SCHEDULE B


                      SERVICE LEVEL AGREEMENT AND REMEDIES


           See Attached.SERVICE LEVEL AGREEMENT AND REMEDIES PREAMBLE

         A. Service Level Agreements (SLAs) will be put into place to ensure that both Z-Tel and SPRINT jointly provide quality service at the lowest cost while maximizing revenue opportunities and complying with regulatory requirements.

         B. The Definitive Agreement (including the exhibits and schedules attached to it) constitutes the entire agreement between the Parties and supersedes all other agreements and understandings, both written and oral, between the Parties, with respect to the transactions between Sprint and Z-Tel including this Schedule B. To the extent there is any conflict between this Schedule B and the Definitive Agreement, the Definitive Agreement (excluding Schedule B) will govern. All capitalized terms used but not otherwise defined in this Schedule B will have the meaning provided in the Definitive Agreement.

         C. SLAs will be defined where the service level is objectively measurable and one Party has the clear ability to control it.

         D. These service level agreements will be tied to the greatest extent possible to one or more of the following key objectives identified in the Statement of Work between the Parties: quality, timeliness, cost and revenue.

         E. Both Parties will use their best efforts to provide services hereunder that are at least equal in quality and provided within the same time intervals as each Party provides to itself or to its own end user customers, but at a minimum at a level appropriate for a national common carrier class service provider.

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         DEFINITIONS

         ACTION PLAN

         An Action Plan is a plan to correct or minimize deviation from expected performance. Where appropriate, each Action Plan will include a defined implementation schedule. For clarity purposes, the Action Plan responding to any Significant Miss will include an implementation schedule.

         ATTACHMENT A

         Attachment A to this Schedule B is a matrix listing all Stabilization, Operational and Administrative SLAs.

         ATTACHMENT B

         Attachment B to this Schedule B are SLA Definition sheets identifying for each SLA details regarding calculation of each specific metric.

         BILL CREDITS

         Bill Credits are credits that are given to SPRINT on a Z-Tel bill. Bill Credits may also be applied to an ILEC bill.

         CACS

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         CACs means Computer Aided Collection System.

         COMX

         COMX is *************** application that supports the provisioning of orders.

         CURE AND SIGNIFICANT MISS CURE PERIOD

         The Significant Miss Cure Period is the period of time to correct a condition where performance does not meet expectations. Unless otherwise stated in this document or the Definitive Agreement, the Significant Miss Cure Period for any operational SLA will be thirty
         (30) calendar days. For purposes of clarification, a Cure for any Operational SLA will only be deemed to have been effected if there is no reoccurrence of the Significant Miss during the following 30 calendar day period. A cure for a Triggering Event SLA and the cure period for a Triggering Event SLA will be governed by the Definitive Agreement.

         DATA FEEDS

         Data Feeds are the electronic delivery of predefined information.

         DEFINITIVE AGREEMENT

         Definitive Agreement means the AGREEMENT FOR RESALE OF LOCAL WIRELINE TELECOMMUNICATIONS SERVICES AND PROVISION OF ANCILLARY SERVICES between SPRINT and Z-Tel.

         DEMARC

         Demarc means the meet point or point of interface between the two Parties.

         DISCONNECT

         Disconnect is the submission of a Local Service Order (LSR) to an ILEC to terminate local telephone service.

         EXPECTED SERVICE LEVEL

         Level of performance within any particular SLA which if met or exceeded will be deemed to be satisfactory by Z-Tel and Sprint.

         ILEC

         ILEC means Incumbent Local Exchange Carrier.

         LOCKBOX

         Lockbox is the process used to process payments.

         LSR

         LSR means Local Service Order.

         LSR SUBMISSION

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         LSR Submission is the process used to submit a Local Service Order to an ILEC.

         PROVISIONING

         Provisioning is the process used to provide or set up service to a customer.

         REJECT

         A Reject is an LSR sent back from the ILEC without having been executed.

         REPORTS

         Reports are compilations of data prepared for management purposes.

         RESPONSE TIME

         Response Time is the time required for a system to reply to an inquiry or complete a function.

         ROOT CAUSE ANALYSIS

         Root Cause Analysis is the analysis performed to determine the actual cause of an event, condition or status.

         SALES

         Sales means the process used to enable customers to purchase a product.

         SIGNIFICANT MISS

         Performance below the Expected Service Level during any given month which is not Cured during the subsequent thirty (30) calendar day period.

         SLA

         SLA means Service Level Agreement.

         SERVICE MANAGEMENT COMMITTEE

         The Service Management Committee will consist of up to three representatives from each Party as designated by the individual Party. Designees will be at a level that can generally make commitments for the Party relative to this SLA document, SLA Metrics, SLA Remedies, and SLA Adjustments/Exclusions as described in Section 6 of this Schedule
         B. The Service Management Committee will meet monthly or as required to perform the functions designated in this document, including reviewing performance levels and developing Action Plans as necessary to correct any Significant Misses.

         SNIP

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

         SNIP is the process of suspending a customer's telephone service

         STABILIZATION PERIOD

         The Stabilization Period is from the Effective Date through April 30, 2003.

         STABILIZATION PERIOD SLAS

         The Stabilization Period SLAs are the SLA measurements computed during the period from the Effective Date through April 30, 2003.

         STATEMENT OF WORK

         The Statement of Work is the document attached to the Definitive Agreement as Schedule A, that describes and defines, at a high level, the Services and Software that Z-Tel will provide to SPRINT so that SPRINT can provide its Local Wholesale (LW) Based Services to SPRINT customers.

         TRIGGERING EVENT PERFORMANCE LEVEL

         Level of performance which if not maintained will impact commercial viability of Sprint product offerings.

         Z-NODE

         The Z-Node is the combination of Z-Tel hardware and software that is used to provide some of the enhanced telephone services to be provided by Z-Tel under the Definitive Agreement.

1.0 SLA GENERIC TYPES

         There will be three (3) generic types of SLAs:

         1.1 STABILIZATION PERIOD SLAS

                  1.1.1 Stabilization Period SLAs will be utilized to measure operational effectiveness and identify areas for performance improvement.

                  1.1.2 Stabilization Period SLAs will be computed beginning on the Effective Date of this Agreement (or as soon as reasonably possible) through April 30, 2003.

                  1.1.3 Stabilization Period SLAs are identified in
                           Attachment A to this Agreement, which may be updated from time to time pursuant to the process outlined in
                           Section 7.0 of this Agreement.

                  1.1.4  The Stabilization Period SLAs will be measured and
                           reviewed by the Service Management Committee.

                  1.1.5  Any SLA Significant Miss, as would be determined
                           under

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

                           Section 21.2.3 below, if applicable, will require Z-Tel to develop and implement a plan of action to correct material deviations from the expected result

                  1.1.6  No financial penalties or remedies will apply to
                           missed Stabilization Period SLAs.

                  1.1.7  The Significant Miss Cure Period for any
                           Stabilization Period SLA performance problems as determined by the Service Management Committee will be negotiated between the Parties.

                  1.1.8  The Stabilization Period SLAs will become Operational
                           SLAs on May 1, 2003.

         1.2 OPERATIONAL SLAS

                  1.2.1.  Operational SLAs will be utilized to measure
                           effectiveness of methods, procedures, hardware, configurations and resource alignment and identify areas for performance improvement.

                           1.2.1.1  Operational SLAs performance will be
                                      reported within **********************
                                      after each calendar month by Z-Tel.

                           1.2.1.2 Operational SLAs will be computed and
                                    applied only after April 30, 2003.

                           1.2.1.3 Operational SLAs are intended to provide
                                    insight on all key areas of performance.

                           1.2.1.4 All of the Operational SLAs will be reviewed
                                    at a monthly meeting of the Service
                                    Management Committee which meeting is to be held no later than **********************
                                    after each calendar month.

                           1.2.2.1 For each SLA, the documentation in the SLA
                                    Definition Pages (Attachment B) will
                                    identify (as appropriate):

                  1.2.2. The operational SLAs subject to this agreement are as identified in Attachment A and Attachment B to this Service Level Agreement document, which may be updated from time to time pursuant to the process outlined in Section 7.0 of this Agreement.

                           a. a definition

                           b. special exclusions and/or exceptions

                           c. performance standard(s)

                           d. methodology and data source

                           e. calculation including numerator, denominator and
                                applicable periods of time

                  1.2.2.2 For each SLA the documentation will establish performance and/or availability standards.

                           1.2.2.2.1  Service level goals incorporated
                                      into SLAs will be oriented to supporting a standard that would sustain general commercial operations at the level of performance which Z-Tel provides to its own retail customers, but at a minimum at a level appropriate for a national common carrier class service provider.

                            1.2.2.2.2 SLA documentation will establish
                                      an Expected Service Level for each
                                      Operational SLA, which is the level that should be met by Z-Tel.

         1.2.3. Operational SLA Remedies

                  1.2.3.1 For any Operational SLA, performance at or above the
                           Expected Service Level will be within expectations of both parties and no remedy will apply.

                  1.2.3.2 Any performance below the Expected Service Level will require an Action Plan (including Root Cause
                           Analysis) to be jointly developed by the Parties to address and, wherever possible, correct material deviations from the expected result.

                  1.2.3.2.1 The implementation period for any Action Plan will be negotiated between the Parties based upon the circumstances involved.

                  1.2.3.3 A Significant Miss for an Operational SLA will result in the imposition of a one percent (1%) liquidated damage provision calculated against the Z-Tel Service Fees of the month in which service did not meet the necessary standard and applied to the monthly invoice next issued by Z-Tel.

                           1.2.3.3.1 Liquidated damage provisions will be
                                      implemented through bill credits.

                           1.2.3.3.2 Bill credits issued in conjunction with
                                      Section 1.2.3.3 may not be utilized to
                                      offset ILEC Fees.

                           1.2.3.3.3 In no event, will the accumulated penalties
                                      for SLA Significant Misses exceed ********
                                      ************  of the Z-Tel Service ******
                                      collected by Z-Tel under the Definitive
                                      Agreement for that month.

         1.3 TRIGGERING EVENT SLAS

                  1.3.1  Triggering Event SLAs will define situations where
                           there is a severe impact on SPRINT's ability to meet minimal customer service or operational requirements such that Z-Tel's failure to meet such SLAs would permit SPRINT to terminate the Definitive Agreement with cause upon providing to Z-Tel the appropriate notice and opportunity to cure.

                  1.3.2  These Triggering Event SLAs will not be in effect for the Stabilization Period..

                  1.3.3  Z-Tel's uncured failure to meet any Triggering Event
                           SLA requirements, as stated in Section 1.3.4.1.1 below, with proper notice by Sprint as described in the Definitive Agreement may be deemed and designated as a "Z-Tel Triggering Event" under the terms of the Definitive Agreement.

                  1.3.4  Triggering Event SLAs

                           1.3.4.1 Triggering Event SLAs will be a subset of
                                    Operational SLAs as defined in Section
                                    12.2.2 and the attached Attachment A.

                                  1.3.4.1.1 Triggering Event SLAs and their
                                             associated Triggering Event Failure
                                             Levels are as follows:

                                                                      TRIGGERING
                                                                        EVENT
ID    ACTIVITY      NAME          DESCRIPTION         MEASURE        PERFORMANCE
----  --------   ----------      --------------   --------------    ---------------
P 1   ********   ******          **************   ******            ***************
                 **********      **************   **************    ***************
                                 **************   **************    ***********
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 ****             **************
                                                  ********

P.2   *******    ********        **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    *********
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 ***********      ****

P 3   *******    ******          **************   **************    ***************
                 **********      **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    ***************
                                 ****             **************    ************
                                                  ****

B 1A  *******    ******          **************   **************    ***************
                 **********      **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    ***************
                                 **************   **************    ***************
                                 ****             **************    ***************
                                                  ****              ************

B 1B  *******    ******          **************   **************    ***************
                 **********      **************   **************    ***************
                                 **************   **************    *************
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 ****             **************
                                                  ****

B 2   *******    ******          **************   **************    ***************
                 **********      **************   **************    ***************
                                 **************   **************    ***********
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 ****             **************
                                                  ****

S 1A  *******    ******          **************   **************    ***************
                 **********      **************   **************    ***************
                                 **************   **************    ***********
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 ****             **************
                                                  ****

S 2   *******    **********      **************   **************    ***************
                 **********      **************   **************    ***************
                                 **************   **************    ***********
                                 **************   **************
                                 **************   **************
                                 **************   **************
                                 ****             **************
                                                  ****

                                1.3.4.1.2 No Triggering Event will be
                                             attributed where performance has
                                             been at or exceeded the Triggering
                                             Event Performance Level.

                                1.3.4.1.3 Where performance falls below the
                                             Triggering Event Performance Level
                                             after any Exclusions as defined in
                                             Section 5.0 or in the SLA Detail
                                             Sheets, Sprint may declare a
                                             Triggering Event.

                                1.3.4.1.4 Z-Tel's failure to meet Triggering
                                             Event SLA requirement(s) will not
                                             be deemed a Triggering Event if
                                             Z-Tel's failure is directly caused
                                             by a decision between the Parties
                                             not to agree to a specific
                                             headcount support level, until the
                                             dispute over the approval of the
                                             headcount in question is resolved.
                                             In order to invoke relief from
                                             performance remedies under Section
                                             4.6.5, Z-Tel must provide timely
                                             Super Notice, in writing, that such
                                             refusal by SPRINT to approve
                                             specific headcount level presents a
                                             substantial risk of causing Z-Tel
                                             to fail to meet the critical terms
                                             of such Triggering Event SLA.

                                1.3.4.1.5 For Triggering Event purposes, Reject
                                             Handling will be suspended as a
                                             Triggering Event Metric if percent
                                             rejects for Sprint exceeds the
                                             performance for Z-Tel's retail
                                             operations by more than *****

                                1.3.4.1.6 Triggering Event SLA changes may be initiated from time to time through the Service Management Committee. However, changes to the list of Triggering Event SLAs and/or the associated Triggering Event Failure Levels will require an amendment to this document, signed by both Parties.

2.0 ROLES AND RESPONSIBILITIES

         Roles and responsibilities in regard to SLAs are as stated below:

         2.1 Z-Tel Will:

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

                  2.1.1. On schedules mutually agreed upon by Z-Tel and SPRINT, measure and report to SPRINT on Z-Tel's performance as it relates to those SLA performance categories identified in this Schedule B.

                  2.1.2. Use best efforts to promptly resolve all system and service delivery matters as they pertain to the SLAs identified in this Schedule B and applicable to the services supported and managed by Z-Tel.

         2.2 SPRINT Will:

                  2.2.1. Use Z-Tel Technology and equipment in accordance with the feature and functionality descriptions.

                  2.2.2.   Provide workstation and system security.

                  2.2.3. Provide any underlying data that is necessary in an accurate timely fashion.

                  2.2.4. Not create any queries and/or executables that will perform any functions targeted at blocking access to or interfering with components provided to them by Z-Tel.

                  2.2.5. Not create mechanisms to generate fictitious customer service records (e.g., orders, trouble tickets, SNIPS, billing errors, outages, etc.) as a method of sampling Z-Tel compliance with SLAs except as agreed to between the Parties.

3.0 Reporting.

         Unless otherwise specifically provided herein:

         3.1 During the Stabilization Period the Parties will further define the details of how, when and the manner in which each specific SLA will be measured, reported and tracked.

         3.2 After completion of the Stabilization Period, as soon as reasonably practical after each calendar month-end, but not to exceed 5 Business days after the end of a calendar month, each Party will report to the other Party the actual service levels for the previous calendar month for all SLAs specified in this Schedule B.

         3.3 Reporting formats and media will be proposed by each Party and agreed upon by the other Party during the Stabilization Period.

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

4.0 EXCLUSIONS

         4.1 Notwithstanding exclusions contained in the normal calculation of individual SLAs as described in Section 2.2.2.1 above, Z-Tel may exclude from the determination of its actual performance of any applicable Service Level the period of time for which any of the conditions set forth below ("Exclusions") adversely affect Z-Tel's ability to meet such Service Levels.

                  4.1.1  Outages for maintenance or the installation, upgrade or replacement of equipment or software that are scheduled and executed within the maintenance windows agreed to by Z-Tel and SPRINT, and other times agreed upon in advance by SPRINT. Z-Tel will schedule with SPRINT, at least two (2) business days in advance where possible, any additional scheduled maintenance requiring system downtime for system software upgrades.

                  4.1.2  As established in Section *** of the Definitive
                           Agreement ("Escalation of *********** Matters."), Z-Tel's failure to meet the P1, P2, P3, or P4 Operational and Triggering Event SLA's will not be deemed a Significant Miss if Z-Tel's failure is directly caused by the decision between parties not to agree to a specific *********** support levels, until the dispute over the approval of the forecast in question is resolved. In order to invoke Section 5.1.2, Z-Tel must provide timely Super Notice, in writing, that such refusal by Sprint to approve specific headcount level(s) presents a substantial risk of causing Z-Tel to fail to meet the critical terms of such Operational SLA. For purposes of clarification, this provision will not have any affect on any Operational and Triggering Event SLA's other than P1, P2, P3, or P4.

                  4.1.3  During the period beginning on the Efffective Date
                           through July 2003, any Sprint forecast that understates its actual demands for Z-Tel services in the aggregate (i.e., all states combined for residential and small business service) by more than ***** ************ for any Committed Forecast will relieve Z-Tel of its duty to fully perform in accordance with the applicable P1, P2, P3, P4, B2 and S1B Operational and Triggering Event SLAs for that month provided that Z-Tel has made reasonable efforts to respond to any updated forecast, taking into consideration the time that the forecast was updated. For purposes of clarification, this provision will not have any affect on any Operational SLA's and Triggering Event other than P1, P2, P3, P4, B2, and S1B.

                  4.1.4  For the period beginning August 1, 2003 and
                           continuing through the Term of the Definitive Agreement, any Sprint forecast that understates its actual demands for Z-Tel services in the aggregate (i.e., all states combined for residential and small business service) by more than ******* ************* for any Committed Forecast will relieve Z-Tel of its duty to fully perform in accordance with the applicable P1, P2, P3, P4, B2 and S1B Operational and Triggering Event SLAs for that month provided that Z-Tel has made reasonable efforts to respond to any updated forecast, taking into consideration the time that the forecast was updated. For purposes of clarification, this provision will not have any affect on any Operational and Triggering Event SLA's other than P1, P2, P3, P4, B2 and S1B.

                  4.1.5  Outages for maintenance or installation, upgrade or replacement of equipment or software that are scheduled and executed by ******.

                  4.1.6  Any transactions excluded by mutual written agreement of Z-Tel and SPRINT and as documented in this document or the SLA Details sheet (Attachment B).

                  4.1.7  If an event described as a Force Majeure Event in the
                           Definitive Agreement the relevant period for the event will be subtracted from the applicable SLA measurements. Nonetheless, Z-Tel will notify SPRINT in advance if Z-Tel knows of a situation where an event or special request will cause the unavailability of the application.

                  4.1.8  Problems adversely affecting the delivery of Services and resulting from components (hardware, software, systems, network, switch failures, switch tape failures and other related failures), for which SPRINT (or any third party engaged by or acting on behalf of SPRINT) is operationally and administratively responsible, will not be considered in calculating the applicable SLA measurements. Nonetheless, Z-Tel will notify SPRINT in advance if Z-Tel knows of a situation where problems with components for which SPRINT is responsible will cause a stoppage or delays of Z-Tel Services.

                  ILEC and IXC problems adversely affecting the
                           delivery of Services and resulting from components (hardware, software, systems, network, switch failures, switch tape failures, signaling and other related failures), which are outside the control of Z-Tel, its affiliates and primary vendors (i.e., ***************************************), will not be considered in calculation of the applicable SLA measurements. Nonetheless, Z-Tel shall notify SPRINT in advance if Z-Tel knows of a situation where problems with components provided by third parties, other than its affiliates and primary vendors, will cause a stoppage or delay of Z-Tel Services.

                  4.1.10 Problems related to a prioritization or reprioritization of tasks or incidents by SPRINT where Z-Tel has apprised SPRINT with written warning to the Service Management Committee within 72 hours of Sprint's prioritization or reprioritization request that such prioritization (or lack of prioritization in the case of incidents) or reprioritization may affect SLAs.

                  4.1.11 Delays due to non-receipt or late receipt of SPRINT input, where the non-receipt or late receipt was beyond the control of Z-Tel.

                  4.1.12 Temporary exclusions from Service Level Agreement performance measurements requested by Z-Tel, and approved in writing by SPRINT, to implement major changes in applications, environments, conversions, or systems software.

                  4.2.1  Both parties will work in good faith to resolve any differences of opinion as they relate to the appropriateness and accuracy of Exclusions as described in Section 5.1 above.

         4.2 Within 5 days of providing Reports under Section 4.0 of this SLA Agreement, Z-Tel will provide written notice along with a reasonable explanation of any Exclusions pertaining to monthly data as described in Section 5.1 which have been incorporated into that month's reports.

5.0 Service Level Agreement Change Process

         5.1 New SLAs may be added or substituted or existing SLAs may be modified or deleted, through the process set forth in this Section.
                           5.1.1 It is the intent of the Parties to maintain a fair, reasonable, attainable, accurate, meaningful, and consistent

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

                           measurement of Z-Tel's performance of Services.

                           5.1.2 Relative to the above standard, all SLAs will be reviewed at least annually.

                           5.1.3 Events or changes that materially affect delivery of services by either Party could initiate the need to delete or modify existing SLAs or add new SLAs. Such events and changes may include: the Parties' planning processes, changes in SPRINT's business (e.g., business requirements, changes in volumes), regulatory requirements, changes in ILEC methods and procedures, vendor changes in methods and procedures, and audit requirements.

                           5.2.1 Upon identifying the need to add, delete or modify any SLA, Z-Tel or SPRINT will prepare a written analysis that supports the SLA change (a "Service Level Agreement Change Proposal") and submit it to the other Party.

                           5.2.2 The Parties will then review the Service Level Agreement Change Proposal and the receiving Party will have sixty (60) calendar days to respond with an assessment of the ramifications of the request (e.g., cost impacts, impact on business, etc.).

                           5.2.3 All Service Level Agreement Change Proposals must be mutually agreed upon through the Service Management Committee before any SLAs are added, deleted or modified. If the Service Management Committee is unable to reach consensus on any proposed Service Level Agreement change, the Parties will attempt to resolve the matter pursuant to the escalation procedures in the Definitive Agreement.

                           5.2.4 Any new SLAs will not be enforced for ninety days, unless otherwise agreed, after initial publication of the metric as agreed to between the Parties.

                           5.2.5 Additionally, by mutual written agreement, which shall include accepted minutes of proceedings of the Service Management Committee, major change initiatives as determined by the Service Management Committee may cause the suspension of one or more SLAs for a period of one to three months after implementation of the major change. During this suspension period the involved service level(s) will be pursued on a best efforts basis.

         5.2 SLA Change Process. Changes to SLAs will only be effected through the following SLA Change Process.

Agreed to by the Parties, as signified below:

SPRINT Communications Company LP   Z-Tel Communications, Inc

BY:_____   BY:


Print Name       Print Name


Title        Title


Date        Date

                                  ATTACHMENT A

                                OPERATIONAL SLAS

 ID    TYPE SLA   ACTIVITY     NAME    DESCRIPTION  MEASURE    TARGET    Source
P 1     ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ********   ******
        **        *******    *******     *******    *******   *          ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   *******    **
        **        *****      *****       *****      *****
        ******    *******    *******     *******    *******
        ******    *******    *******     *******    *******
        ******
        ******
        **

P 2     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        ******                           *******    *******   ********   **
        **                               *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

P 3     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        ******                           *******    *******   ********   **
        **                               *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

P 4     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        ******                           *******    *******   ********   **
        **                               *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

B 1A    ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******   ********   **
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

B 1B    ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******   ********   **
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

B 2     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******   ********   **
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

S1A     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******   ********   **
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

S1B     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******   ********   **
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

S 2     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   ******
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******   ********   **
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

S 3     ******    *******    *******     *******    *******   ********   ******
        ******    ******     *****       *******    *******   ******     ******
        ******    *******    *******     *******    *******   ********   **
        ******    *******    *******     *******    *******   ******     ******
        **                               *******    *******              ******
                                         *******    *******              **
                                         *****      *****
                                         *******    *******


S 4     ******    *******    *******     *******    *******   ********   ******
        *                                *******    *******   ******     *
                                         *******    *******   ********
                                         *******    *******   ******
                                         *******    *******   ********
                                         *****      *****     ****
                                         *******    *******   ********
                                         *******    *******   ******

                                  ATTACHMENT B

                                METRIC DEFINITION

                                      ****


This entire attachment, consisting of 17 pages, has been omitted pursuant to a request for confidentiality treatment.

                                   SCHEDULE C

                                PRICING SCHEDULE


                                      ****

This entire schedule, consisting of 11 pages, has been omitted pursuant to a request for confidentiality treatment.

                                   SCHEDULE D

                          Z-TEL FUNDAMENTAL TECHNOLOGY


                                      ****

This entire schedule, consisting of 3 pages, has been omitted pursuant to a confidential treatment request.

                                   SCHEDULE E

                           EXISTING Z-TEL TECHNOLOGY

                                      ****

This entire schedule, consisting of 15 pages, has been omitted pursuant to a request for confidential treatment.

                                  SCHEDULE 10.8

                             ACCEPTABLE USE POLICY

This Acceptable Use Policy ("AUP") establishes guidelines for acceptable use of e-mail, internet, networking and operational support system services (the "AUP SERVICES") provided by Z-Tel Communications, Inc. ("WE" or "Z-TEL") to Sprint, Sprint's Affiliates Sprint's End Users (each, a "SPRINT CUSTOMER" and collectively "SPRINT CUSTOMERS"). Sprint has no obligation under this Schedule
10.8 concerning any prohibited action described in this Schedule 10.8 by any Sprint Customer other than Sprint and Sprint's Owned Affiliates unless the Sprint Customer accessed Z-Tel's systems through a Sprint account or Sprint interface under this Agreement.

I.  SYSTEM AND NETWORK SECURITY.

Z-Tel reserves the right to take action against the unauthorized use or attempted unauthorized use of Z-Tel's AUP Services or systems. Unauthorized use or attempted unauthorized use includes, but is not limited to, password cracking, defrauding others into releasing their passwords, denial-of-service attacks, sending packets with an illegal packet size, UDP flooding, ping-flooding, half-open TCP connection flooding, etc. A Sprint Customer may not use Z-Tel's systems, programs, scripts and commands, nor send messages, with the intent to interfere with any End User's terminal session.

         A Sprint Customer may not use the AUP Services in a manner that encumbers Z-Tel's disk space, processors or other system resources beyond those allowed by the specific type of account. A Sprint Customer may not make any attempts to interfere with an AUP Service, overload an AUP Service or attempt to disable a Z-Tel host. A Sprint Customer may not use any of the AUP Services or Z-Tel's systems to transmit computer viruses, trojan horses, cancelbots, or other destructive programming code. Non-authorized relays through any third party systems are strictly prohibited.

         Each Sprint Customer must respect the privacy of others. Each Sprint Customer will not represent itself as another person unless explicitly authorized to do so by that person.

 Z-Tel may take actions reasonably necessary to protect its network, systems, and relationships with third parties when a Sprint Customer's activity is causing critical performance problems for Z-Tel. When any Sprint Customer's service is compromised due to Z-Tel action under this policy, Z-Tel will provide concurrent Super Notice to Sprint as described on the Designee Schedule.

         When a Sprint Customer is apparently violating this policy but the activity is not causing significant performance problems for Z-Tel, Z-Tel will provide notice of its intent to impair the service of the Sprint Customer at least three Business Days before such action is taken. Z-Tel will work with Sprint to avoid impairment to the service of a Sprint Customer by identifying potential concerns with individual Sprint Customers and notifying Sprint so that Sprint may work with the Sprint Customer to change its behavior before it becomes a significant problem.

II.  E-MAIL

         Each Sprint Customer will not continue to send e-mail through Z-Tel's systems to a recipient if that recipient has requested that the Sprint Customer discontinue the communication. Each Sprint Customer will not, through Z-Tel's systems, flood/spam newsgroups with commercial or non-commercial postings. The Sprint Customers will not use Z-Tel's AUP Services to send unsolicited advertising messages to non-Sprint End Users.

         Other activities that Sprint Customers are prohibited from engaging in through Z-Tel's systems under this Agreement include:

                  (i)  transmission of e-mail or newsgroup postings that are harassing, libelous, defamatory, legally obscene or pornographic, threatening, abusive, or hateful to non-consenting recipients;

                  (ii) forwarding or propagation of chain letters of any
                           type (including charity requests or petitions for signatures);

                  (iii) "Mail bombing" or "Syn flood" attacks that overburden a recipient computer system by sending a high volume of spurious data which effectively impedes functionality, or totally disables recipient system(s), and any other methods of denial of service;

                  (iv) forging header information on e-mail or any other
                           material transmitted through our servers;

                  (v)  impersonating any person or entity including, but not limited to, any Z-Tel employee or officer;

                  (vi) forging headers or otherwise manipulate identifiers
                           in order to disguise the origin of any Content (as defined in Section III below);

                  (vii) stalking or otherwise harassing another;

                  (viii) collecting or storing proprietary information about non-Sprint End Users; and

                  (ix)  using the Sprint Customer's account, or network
                           connection, to collect replies of messages sent from any another provider that violates the rules of this AUP.

III.  CONTENT

         All information, data, text, sound, messages or other materials that are publicly posted on a website or privately transmitted by a party (other than Z-Tel) ("CONTENT") using Z-Tel's systems are the sole responsibility of the person that originated the Content.

Z-Tel exercises no control whatsoever over the Content created on or passing through its network and, therefore, does not guarantee the accuracy, integrity or quality of the Content. Each Sprint Customer, and not Z-Tel, is entirely responsible for all Content that it uploads, posts, emails or otherwise transmits via the AUP Services. Under no circumstances will Z-Tel be liable in any way for any Content, including, but not limited to, for any errors or omissions in any Content, or for any loss or damage of any kind incurred as a result of the use of any Content posted, emailed or otherwise transmitted by the AUP Services. The inclusion of a link on any site managed by Z-Tel does not imply an endorsement of the linked site by Z-Tel.

IV.  COMPLIANCE WITH LAW; COPYRIGHT AND OTHER INTELLECTUAL PROPERTY
          INFRINGEMENT.

         The Sprint Customers may not use any AUP Service to initiate a transmission of or store any information, data, or material in a manner that would intentionally or unintentionally violate any applicable local, state, national or international treaties, laws, rules or regulations, including, but not limited to:

                  (i) any applicable patent, trademark or copyright law,

                  (ii) any regulations promulgated by the U.S. Securities and Exchange Commission, or

                  (iii) any rules of any national or other securities exchange, including, without limitation, the New York Stock Exchange, the American Stock Exchange and any NASDAQ market.

         Z-Tel reserves the right to remove any and all materials from its systems that it reasonably believes infringe on another's copyright or other intellectual property rights. Z-Tel may remove these materials at any time upon receiving a complaint or notice of alleged infringement. If Sprint has a good faith belief that a user of Z-Tel's AUP Services is infringing on a copyright, please notify us:

                   Legal Counsel

                   Z-Tel Communications, Inc.
                  601 S. Harbour Island Boulevard, Suite 220
                  Tampa, FL 33602

Any such notification should include the identity and location of the alleged infringing material.

         The Sprint Customers cannot sue or recover any damages whatsoever from Z-Tel as a result of Z-Tel's decision to remove offending material from Z-Tel's server.

VII.  INTERNATIONAL USE

         Z-Tel makes no representation that materials on its site are appropriate or available for use in locations outside the United States, and accessing them from territories where their contents are illegal is prohibited. Sprint Customers who choose to access Z-Tel's network or Web site from other locations do so on their own initiative and are responsible for compliance with local laws.

VIII.  GENERAL

Use of other organizations' networks or computing resources is subject to their respective permission and usage policies.

                                  SCHEDULE 13.1

  CONDITIONS, RESTRICTIONS, RULES, POLICIES, PROCEDURES, LIMITATIONS AND RIGHTS
      IMPOSED OR GRANTED UNDER Z-TEL'S THIRD PARTY AGREEMENTS AND LICENSES

         To the extent Sprint or any Sprint Affiliate, or any of their respective employees, gain, under this Agreement, access to or use of any software, hardware, technology, technical information, documentation, or other intellectual property ("THIRD-PARTY TECHNOLOGY") provided to Z-Tel by any third-party vendor ("Z-TEL THIRD-PARTY VENDOR"), Sprint will comply with the following obligations and ensure that the Sprint Affiliate or employee also complies with the following obligations, but in each case only to the extent that Z-Tel is obligated to do so.

         To the extent that any agent (including marketing agents) or other independent contractor of any tier of Sprint or any Sprint Owned Affiliate, or any Sprint End User, gains, under this Agreement through Sprint, access to or use of any Third Party Technology provided to Z-Tel by any Z-Tel Third-Party Vendor, Sprint will ensure that the agent, independent contractor or Sprint End User complies with the obligations set forth below (but only to the extent Z-Tel is obligated to do so).

         1. Sprint may use Third-Party Technology only in furtherance of this Agreement and only on the terms and conditions of this Agreement. Sprint will not copy, distribute, or disseminate any Third-Party Technology or any part thereof, except as expressly permitted by and subject to the limits of Sprint's license rights under this Agreement.

         2. Sprint will:

                  (a) hold Confidential Information of Z-Tel Third-Party Vendors in strict confidence;

                  (b) limit disclosure of Z-Tel Third-Party Vendor
                           Confidential Information to Sprint's own employees and others having a need to know the Confidential Information;

                  (c) notify Z-Tel promptly of any unauthorized use or
                           disclosure of Z-Tel Third-Party Vendor Confidential Information; and

                  (d) cooperate with and assist Z-Tel to stop or minimize
                           any such unauthorized use or disclosure.

         Sprint will protect the confidentiality of the Third-Party Technology, using the same degree of care used to protect its own intellectual property of like importance, but in any case using no less than a reasonable degree of care.

             DESIGNEE SCHEDULE SPRINT AND Z-TEL CONTACT INFORMATION

A. In accordance with Section 5.3.6 of the Agreement the following persons will be contacted in the event of a billing dispute:

                            Sprint (Name/Title)               Z-Tel (Name/Title)
                            -------------------               ------------------
Within ** calendar days     Mark A. Hall                      Linda Dellaero
                            Manager, Decision Support         Accounts Receivable
                            6360 Sprint Parkway               Manager
                            Mailstop  KSOPHE0406              601 South Harbour Island
                            Overland Park, KS  66251          Blvd.
                            mark.a.hall@mail.sprint.com       Suite 220
                            Phone: 913-762-1065               Tampa, FL 33602
                                                              ddellaero@z-tel.com
                                                              Phone:  813-233-4517

Within ** calendar days     Sean W. Garrett                   Frank Straub
                            Director, Decision Support        Director of Finance &
                            6360 Sprint Parkway               Accounting
                            Mailstop KSOPHE0406               601 South Harbour Island
                            Overland Park, KS  66251          Blvd.
                            sean.w.garrett@mail.sprint.com    Suite 220
                            Phone:  913-762-1525              Tampa, FL 33602
                                                              fstraub@z-tel.com
                                                              Phone:  813-233-4746

Within ** calendar days     Joe F. Meyer                      Don Davis
                            Vice President                    Vice President
                            6360 Sprint Parkway               601 South Harbour Island
                            Mailstop KSOPHE0402               Blvd.
                            Overland Park, KS 66251           Suite 220
                            joe.f.meyer@mail.sprint.com       Tampa, FL 33602
                            Phone: 913-762-7798               ddavis@z-tel.com
                                                              Phone:  813-233-4615

B. In accordance with Section 21.14.1, all notices under the Agreement will be sent:

         To Z-Tel:

                       Z-Tel Communications, Inc.
                       601 South Harbour Island Boulevard
                       Suite 220
                       Tampa, Florida  33602

         To Sprint:

                       Sprint Communications Company L.P.
                       Mailstop: KSOPHE 0410-4B177
                       6360 Sprint Parkway
                       Overland Park, Kansas 66251-1666
                       Attn:  David Palan

         and, if the notice is to Z-Tel, a copy, which will not constitute notice, is delivered, deposited for delivery, mailed or sent in the same manner to:

                       Andrew Graham, Esquire
                       Z-Tel Communications, Inc.
                       601 South Harbour Island Boulevard
                       Suite 220
                       Tampa, Florida  33602

         and, if the notice is to Sprint, a copy, which will not constitute notice, is delivered, deposited for delivery, mailed or sent in the same manner to:

                       Michelle Brown, Esquire
                       Sprint Communications Company L.P.
                       Mailstop: KSOPHN 0304-3B653
                       6450 Sprint Parkway
                       Overland Park, Kansas 66251-6100

Any Party may change the address to which notices are to be delivered by giving notice of the change of address in the manner set forth above

C. In accordance with Section 21.14.2 of the Agreement, Super Notice will be sent:

         If to Z-Tel:

                       Z-Tel Communications, Inc.
                       601 South Harbour Island Boulevard
                       Suite 220
                       Tampa, Florida  33602
                       Attn:  Robert A. Curtis
                       Email:  rcurtis@z-tel.com

         If to Sprint:

                       Sprint Communications Company L.P.
                       Mailstop: KSOPHE0402
                       6360 Sprint Parkway
                       Overland Park, Kansas 66251-1666
                       Attn:  Joe F. Meyer
                       Email: joe.f.meyer@mail.sprint.com

and if to Sprint under Schedule 10.8, also to:

              Liz Cecini
              6360 Sprint Parkway
              Carver A
              Mailstop: KSOPHE0402-4C450
              Overland Park, KS 66251-1666

                                    EXHIBIT A

                          TRANSITION ESCROW AGREEMENT

This Transition Escrow Agreement (the "Agreement") is dated as of ________, 2003, by and among COMMERCE BANK, NATIONAL ASSOCIATION, Kansas City, Missouri, a national banking association duly organized and existing under the laws of the United States (the "Escrow Agent"), SPRINT COMMUNICATIONS COMPANY L.P., a Delaware limited partnership ("Sprint"), and Z-TEL COMMUNICATIONS, INC., a Delaware corporation ("Z-Tel")(each a "Party" and collectively the "Parties").

Sprint and Z-Tel are parties to a Services Agreement (as defined in Section 1). Under the terms of the Services Agreement, Sprint has agreed to deposit, as security for payment, a portion of projected fees for Z-Tel services into escrow with Escrow Agent upon execution of this Agreement.

In consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

         1. DEFINITIONS.

         "AUTHORIZED INVESTMENTS" means those investments acceptable to Sprint as communicated by Sprint to Escrow Agent from time to time, which investments will be in AAA rated, short-term, investment grade instruments that can be sold in a secondary market.

"AUTHORIZED REPRESENTATIVE" means, as to Sprint, _______________; and as to Z-Tel, ___________________.

          "ESCROW ACCOUNT" means the escrow account created under Section 2 of this Agreement and maintained by Escrow Agent under this Agreement.

          "ESCROW AGENT" means Commerce Bank, National Association, Kansas City, Missouri, or its successor under this Agreement.

          "ESCROW ASSETS" means the assets deposited into the Escrow Account under Section 3 and any substitutions, replacements, investments or reinvestments of the assets under this Agreement.

                  "EXCESS BALANCE DISBURSEMENT REQUEST" has the meaning set forth in Section 6(a).

          "INVESTMENT INCOME" means earnings accrued from the investment of the Escrow Assets.

          "SERVICES AGREEMENT" means the Agreement for Resale of Local Wireline Telecommunications Services and Provision of Ancillary Services dated as of February __, 2003, between Sprint and Z-Tel.

          "UNPAID FEES DISBURSEMENT REQUEST" has the meaning set forth in
         Section 6(b).

         All capitalized terms used, but not defined in this Agreement have the meaning set forth in the Services Agreement (which meanings are incorporated into this Agreement by this reference).

         2. CREATION OF THE ESCROW ACCOUNT. Contemporaneously with the execution and delivery of this Agreement, Escrow Agent will create and establish an escrow account for the purpose of receiving and holding the Escrow Assets in trust under this

Agreement (the "ESCROW ACCOUNT").

         3. OWNERSHIP AND REGISTRATION OF THE ESCROW ASSETS. The Escrow Assets will be the property of Sprint until disbursed under this Agreement. Escrow Agent will hold the Escrow Assets in bearer form (if not cash) or, if registered, registered in the name of Escrow Agent or its nominee.

         4. INITIAL DEPOSIT TO THE ESCROW ACCOUNT.

                  (a) Under the Services Agreement, Sprint agreed to deliver to Escrow Agent for deposit into the Escrow Account certain funds for Basic System Support fees, ILEC Recurring fees, ILEC Non-Recurring fees, ILEC Usage fees, Z-Tel Dedicated Support fees and Third Party unit-based fees (collectively, the "TRANSITION FEES") for the Sprint End Users that have not been Transitioned. The purpose of the escrow is to secure Sprint's payment obligations to Z-Tel. No amounts would be escrowed if the Transition has not occurred because Z-Tel has not completed the necessary work on the ILEC interfaces.

                  (b) The specific amount that Sprint agreed to escrow is determined as follows:

                           (i) if the Transition has been delayed beyond the
                  Transition Date (as defined in Section 2.5.5(c) of the Services Agreement) for two (2) months or less, the amount to be escrowed is one month's Transition Fees (as estimated reasonably and in good faith and based on the most current Committed Forecast described in Section 10.12 of the Services Agreement, the "TRANSITION FEE FORECAST") for the Sprint End Users that have not yet been Transitioned, and

                   (ii) if the Transition has been delayed beyond the Transition
                  Date for more than two (2) months, the amount to be escrowed is two (2) months' Transition Fees (based on the Transition Fee Forecast) for the Sprint End Users that have not yet been Transitioned.

                   (iii) however, after the initial deposit, the Escrow Account balance will not fall below an amount equal to at least fifty
                  (50) percent of the Escrow Account balance from the previous month, without the prior consent of Z-Tel unless a final disbursement of the Escrow Funds has occurred.

          (c) Upon execution of this Agreement Sprint will deposit into the Escrow Account the amount described in Section 4(b)(i). Sprint and Z-Tel agree that this amount is $____________.

    (d) Escrow Agent is not responsible for the sufficiency of the amount of the Escrow Assets. Escrow Agent will hold the Escrow Assets in trust and disburse them only as set forth in this Agreement.

         5. TRUE-UP OF ESCROW ASSET BALANCE. Sprint and Z-Tel will true-up the Escrow Account Balance on a monthly basis until the termination of this Agreement as follows:

         (a) Within a reasonable period after the end of each month after the Transition Date, Escrow Agent will provide to Sprint and Z-Tel a statement reflecting the balance of the Escrow Assets.

          (b) Within five (5) Business Days after receiving Escrow Agent's statement, Sprint will deposit in the escrow the additional funds that are necessary to cause the balance of the Escrow Assets to equal or exceed the amount then required under

         Section 4.

         6. DISBURSEMENTS.

                  (a) Sprint is entitled to disbursement from the escrow of the amount by which the balance of the Escrow Assets reflected in Escrow Agent's statement exceeds the amount then required under Section 4. Sprint may request this disbursement solely by sending to Z-Tel a written request for escrow disbursement. Z-Tel will within five (5) Business Days request disbursement from the escrow, of the amount by which the balance of the Escrow Assess reflected in the Escrow Agent's statement exceeds the amount then required under Section 4, by sending to the Escrow Agent a request for disbursement in the form attached to this Agreement as Attachment A (an "EXCESS BALANCE DISBURSEMENT REQUEST"), with a contemporaneous copy to Sprint.

   (b) Z-Tel is entitled to disbursements from the escrow from time to time during the term of this Agreement in amounts equal to any Transition Fees payable by Sprint under the Services Agreement that Sprint does not pay when due. Z-Tel may request this disbursement solely by sending to Escrow Agent a request for disbursement in the form attached to this Agreement as Attachment B (an "UNPAID FEES DISBURSEMENT REQUEST"), with a contemporaneous copy to Sprint.

   (c) Escrow Agent will disburse the Escrow Assets in accordance with the following provisions:

                   (i) If Escrow Agent receives an Excess Balance Disbursement
                  Request from Z-Tel requesting that all or any portion of the Escrow Assets be disbursed to Sprint, Escrow Agent will disburse the requested Escrow Assets to Sprint in accordance with the instructions contained in the Excess Balance Disbursement Request within ten (10) Business Days after receiving the Excess Balance Disbursement Request.

                   (ii) If Escrow Agent receives a Unpaid Fees Disbursement
                  Request from Z-Tel (with Z-Tel's certification of its delivery of the request to Sprint and

                  Z-Tel's certification that the Escrow Assets requested to be disbursed to Z-Tel are for Transition Fees payable by Sprint under the Services Agreement that Sprint has not paid when due) requesting that all or any portion of the Escrow Assets be disbursed to Z-Tel, Escrow Agent will disburse the requested Escrow Assets to Z-Tel in accordance with the instructions contained in the Unpaid Fees Disbursement Request within ten (10) Business Days after receiving the Unpaid Fees Disbursement Request without regard to any objection from Sprint concerning the Unpaid Fees Disbursement Request.

                  (d) The Parties agree and acknowledge that (i) only Z-Tel may seek disbursement from the Escrow Agent, (ii) Z-Tel will be irreparably harmed by any delay in disbursement by the Escrow Agent relative to any Unpaid Fees Disbursement Request, and (iii) Sprint may not threaten to take or take any action to delay (other than obtaining a stay from a court of competent jurisdiction) the payment by the Escrow Agent.

         7. INCOME ON ESCROW ASSETS.

  (a) All Investment Income, if any, is solely Sprint's property.

          (b) At the time of the final disbursement of the Escrow Assets, Escrow Agent will immediately disburse to Sprint all Investment Income in the manner Sprint instructs except to the extent such Investment Income is disbursed to Z-Tel because the balance of the Escrow Assets falls short of the amount then required under Section 4.

         8. INVESTMENT OF ESCROW ASSETS. Escrow Agent will invest and reinvest the Escrow Assets in Authorized Investments as Sprint directs in writing from time to time. Escrow Agent will initially invest the Escrow Assets in the Financial Square Treasury Obligation Fund.

         9. TERMINATION. This Agreement will continue in effect until Escrow Agent has disbursed all of the Escrow Assets under this Agreement, at which time this Agreement will terminate. The provisions of Sections 1, 4 through 8 and 10 through 23 will survive the termination of this Agreement.

         10. FEES AND EXPENSES. Escrow Agent will be entitled to the fees and expenses set forth on Attachment B for performing its duties under this Agreement. Sprint and Z-Tel will each pay for one-half (1/2) of all fees or expenses payable to Escrow Agent under this Agreement.

         11. DUTIES OF ESCROW AGENT.

          (a) Escrow Agent is liable as a depository only, with its duties being only those specifically provided in this Agreement, which are ministerial in nature and not discretionary. Escrow Agent is not responsible for any mistake of fact or error in judgment, or for any acts or failure to act of any kind it takes in good faith and believes to be authorized or within the rights or powers conferred under this Agreement, unless there is shown willful misconduct or gross negligence.

          (b) Escrow Agent is not responsible for the sufficiency or accuracy of the form, execution or validity of the documents delivered or Escrow Assets deposited under this Agreement, nor for any description of property or other matter noted in the documents. Escrow Agent is not responsible for any default by Sprint or Z-Tel. Escrow Agent has no obligation to seek Sprint's and Z-Tel's performance of their respective obligations under this Agreement. Escrow Agent is not responsible for the lapsing of any rights under any statutes of limitation concerning the Escrow Assets. Escrow Agent is not liable for collection of items until it receives the cash proceeds of the items. Escrow Agent is not liable for interest on any deposit of money.

                  (c) Escrow Agent is not responsible for the identity, authority or rights of persons executing or delivering, or purporting to execute or deliver any document or item under this Agreement and when performing its duties under this Agreement it may rely absolutely and be fully protected in acting upon any item, document or other writing it believes to be authentic. Escrow Agent may, as a condition to the disbursement of money or property, require from the payee or recipient a receipt for the disbursement and, upon final payment or distribution, require a release from any liability arising out of its execution or performance of its obligations under this Agreement.

                  (d) Sprint and Z-Tel will jointly indemnify and hold harmless Escrow Agent from and against all costs, damages, liabilities and expenses Escrow Agent incurs in connection with or arising out of this Agreement that Escrow Agent incurs as a result of claims or actions by third parties. Escrow Agent may consult with and engage the services of legal counsel of its choice with respect to any matter pertaining to this Agreement. Sprint and Z-Tel will jointly and severally reimburse Escrow Agent for the reasonable costs and expenses of the legal counsel.

                  (e) Escrow Agent retains the right to resign upon giving at least thirty (30) calendar days' prior written notice to Sprint and Z-Tel.

 12. GOOD FAITH PERFORMANCE. The parties to this Agreement will act in good faith in the performance of their obligations under this Agreement consistent with the purposes of this Agreement. Except as otherwise specifically noted in this Agreement, neither party will unreasonably delay, withhold or condition any approval or consent that this Agreement requires or permits.

 13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings and arrangements, both oral and written, between the Parties concerning the subject matter. Furthermore, this Agreement has been negotiated and fully reviewed by counsel for all Parties. Except as otherwise provided in this Agreement, this Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the Parties. All attachments, schedules and other attachments to this Agreement are incorporated by this reference as integral parts of this Agreement.

 14. ASSIGNMENT. No Party may assign this Agreement without the written consent of the other Parties, which will not be unreasonably withheld. Any attempt to assign this Agreement in contravention of the preceding sentence is void. Notwithstanding the foregoing, Sprint may assign its rights and obligations under this Agreement to any of its Owned Affiliates, but upon the assignment and assumption, Sprint will remain obligated under this Agreement for such assigned obligations.

 15. BINDING AGREEMENT. Subject to the preceding paragraph, this Agreement will inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

 16. LITIGATION VENUE. In the event of litigation arising from any dispute under this Agreement, the Parties agree that venue will not be in Kansas or Florida.

 17. GOVERNING LAW. This Agreement will be governed and interpreted under the substantive laws of Missouri, without reference to its principles of conflicts or choice of law. The Parties acknowledge that this Agreement will be performed in part in Missouri.

 18. LEGAL FEES. Regarding any dispute under this Agreement, a prevailing party, as determined by a court of competent jurisdiction, will be entitled to payment of the entire court costs and reasonable attorneys' fees incurred in investigating, preparing and conducting any litigation that might arise under this Agreement.

 19. NOTICES.

          (a) Any notices or deliveries permitted or required by this Agreement must be given by messenger or by overnight delivery with Federal Express, United Parcel Service, Airborne Express or a similarly nationally recognized overnight delivery service. These notices or deliveries will be deemed to have been given (i) upon delivery by messenger, if a receipt is obtained for delivery, (ii) one (1) calendar day after timely deposit for overnight delivery with Federal Express, United Parcel Service, Airborne Express or similar nationally recognized overnight delivery service, if the service obtains a confirmation of delivery, or (iii) three (3) Business Days after mailing, if mailed via certified or registered U.S. mail, return receipt requested; if the notice is delivered, deposited for delivery, mailed or sent to the Party's address as set forth below:

         To Commerce:

                          Commerce Bank, N.A.
                          Corporate Trust Department, TBMZ-5
                          P.O. Box 419248
                          Kansas City, MO 64141-6248

         To Commerce via messenger or overnight delivery:

                          Commerce Bank, N.A.
                          Attn: Corporate Trust Department
                          922 Walnut Street, 3rd Floor
                          Kansas City, MO 64106

         To Z-Tel:

                          Z-Tel Communications, Inc.
                          601 South Harbour Island Boulevard
                          Suite 220
                          Tampa, Florida  33602
                          Attn:  Donald C. Davis

         To Sprint:

                          Sprint Communications Company L.P.
                          Mailstop: KSOPHE 0410-4B177
                          6360 Sprint Parkway
                          Overland Park, Kansas 66251-1666
                          Attn:  David Palan

         and, if the notice is to Z-Tel, a copy, which will not constitute notice, is delivered, deposited for delivery, mailed or sent in the same manner to

                          Andrew Graham, Esquire
                          Z-Tel Communications, Inc.
                          601 South Harbour Island Boulevard
                          Suite 220
                          Tampa, Florida  33602

         and, if the notice is to Sprint, a copy, which will not constitute notice, is delivered, deposited for delivery, mailed or sent in the same manner to:

                          Michelle Brown, Esquire
                          Sprint Communications Company L.P.
                          Mailstop: KSOPHN 0304-3B653
                          6450 Sprint Parkway
                          Overland Park, Kansas 66251-6100

         Any Party may change the address to which notices are to be delivered by giving notice of the change of address in the manner set forth above.

          (b) Notices deemed to have been given or delivered as set forth above on a Saturday, Sunday or legal holiday will instead be deemed to have been given or delivered on the next succeeding day that is not a Saturday, Sunday or legal holiday.

 20. WAIVER. No failure or delay by any Party to this Agreement in the exercise of any right, power or remedy it may have will operate as a waiver, nor will any single or partial exercise of any right, power or remedy by either Party preclude any other or further exercise by the Party of that right, power or remedy or the exercise of any other right, power or remedy. No express waiver or assent by any Party to any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or conditions of this Agreement.

 21. CONSTRUCTION. This Agreement was negotiated at arms' length and will not be construed more strongly against any Party regardless of which Party was responsible for its preparation. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the other genders. The word "Agreement" and words of similar import referring to this Agreement refer to this Agreement as a whole, including the Schedules and Attachments attached to it, and not to any particular provision of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it is deemed to be followed by the words "without limitation."

 22. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, this Agreement will be constructively amended to the extent necessary and possible to achieve the same objectives as the severed provision was intended to achieve, and the remaining provisions of this Agreement will continue in full force and effect.

 23. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together will constitute one single agreement between the Parties. Signed facsimile copies of this Agreement, addenda, attachments, schedules and attachments will legally bind the Parties to the same extent as original documents.

 24. WAIVER OF JURY TRIAL. Z-Tel, Commerce, and Sprint knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation arising in based on, or arising out of, under or in connection with, this Agreement. This provision is a material inducement for the Parties to enter into this Agreement.

This Agreement is executed as of the date first above written.

SPRINT COMMUNICATIONS        Z-TEL COMMUNICATIONS, INC.
COMPANY L.P.

By________________________   By
Name______________________   Name ______________________
Title ____________________   Title _______________________

COMMERCE BANK, N.A.

By _________________________
Name _______________________
Title ______________________

                                  ATTACHMENT A

                  FORM OF EXCESS BALANCE DISBURSEMENT REQUEST

This disbursement request (the "EXCESS BALANCE DISBURSEMENT REQUEST") is made as of __________, by Z-Tel Communications, Inc., a Delaware corporation
("Z-TEL").

Z-Tel, Sprint Communications Company L.P, a Delaware limited partnership ("SPRINT"), and Commerce Bank, N.A., Kansas City, Missouri, a national banking association duly organized and existing under the laws of the United States (the "ESCROW AGENT"), are each parties to that certain Transition Escrow Agreement dated ___________ (the "ESCROW AGREEMENT").

In accordance with Section 5 of the Escrow Agreement, Z-Tel requests that Escrow Agent distribute [$___________ from] the Escrow Assets to Sprint pursuant to the wire transfer instructions attached as Schedule I.

Z-Tel has caused this Excess Balance Disbursement Request to be executed by its respective duly authorized officers on the date first written above.

Z-TEL COMMUNICATIONS, INC.

By: ____________________________
Name: __________________________
Title: _________________________

                                  ATTACHMENT B

                    FORM OF UNPAID FEES DISBURSEMENT REQUEST

This disbursement request (the "UNPAID FEES DISBURSEMENT REQUEST") is made as of __________, by Z-Tel Communications, Inc., a Delaware corporation ("Z-TEL").

Z-Tel, Sprint Communications Company L.P., a Delaware limited partnership ("SPRINT"), and Commerce Bank, N.A., Kansas City, Missouri, a national banking association duly organized and existing under the laws of the United States (the "ESCROW AGENT"), are each parties to that certain Transition Escrow Agreement dated ___________ (the "ESCROW AGREEMENT").

In accordance with Section 5 of the Escrow Agreement, Z-Tel requests that Escrow Agent distribute [$_________ from] the Escrow Assets to Z-Tel pursuant to the wire transfer instructions attached as Schedule I.

         Z-Tel certifies that it has delivered a copy of this Unpaid Fees Disbursement Request to Sprint pursuant to the requirements of Section 19 of the Escrow Agreement.

         Z-Tel certifies that the Escrow Assets requested to be disbursed to Z-Tel are for Transition Fees payable by Sprint under the Services Agreement that Sprint has not paid when due.

Z-Tel has caused this Unpaid Fees Disbursement Request to be executed by its respective duly authorized officers on the date first written above.

Z-TEL COMMUNICATIONS, INC.

By: _______________________
Name: _____________________
Title: ____________________

                                   SCHEDULE I

                           WIRE TRANSFER INSTRUCTIONS

Bank:

                                   Exhibit B


                           TECHNOLOGY ESCROW AGREEMENT

                      Account Number ______________________

      This Technology Escrow Agreement ("Agreement") is effective February 4, 2003, among DSI TECHNOLOGY ESCROW SERVICES, INC. ("DSI"), Z-Tel Communications, Inc., a Delaware corporation ("Company"), and SPRINT COMMUNICATIONS COMPANY L.P. a Delaware limited partnership ("Sprint") (collectively the "PARTIES.")

      A. Company and Sprint have entered into an Agreement for Resale of Local Wireline Telecommunications Services and Provision of Ancillary Services dated as of February 4, 2003, pertaining in part to Sprint's use of certain fundamental technology of Company (the "SERVICES AGREEMENT").

      B. Company desires to conceal its fundamental technology except under certain limited circumstances.

      C. The availability of the fundamental technology of Company is critical to Sprint in the conduct of its business and, therefore, Sprint needs access to such fundamental technology under certain circumstances.

      D. Company and Sprint desire to establish an escrow with DSI to provide for the retention, administration and controlled access of and to such fundamental technology materials of Company.

      E. The parties desire this Agreement to be supplementary to the Services Agreement under the United States Bankruptcy Code, specifically 11 USC Section 365(n).

                              ARTICLE 1 -- DEPOSITS

      1.1 OBLIGATION TO MAKE DEPOSIT. On or before March 21, 2003, Company will deliver to DSI the fundamental technology and other materials required to be deposited by the Services Agreement ("DEPOSIT MATERIALS"); the materials to be delivered initially to DSI are identified on Attachment A. Attachment A has been prepared and signed by Company and Sprint. DSI has and will have no obligation with respect to the preparation, signing or delivery of Attachment A.

      1.2 IDENTIFICATION OF TANGIBLE MEDIA. Before each delivery of the Deposit Materials to DSI, Company will conspicuously label for identification each document, magnetic tape, disk or other tangible media upon which the Deposit Materials are written or stored. Additionally, Company will complete a Description of Deposit Materials in the form of Attachment B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Each Attachment B will be signed by Company and delivered to DSI with the Deposit Materials. DSI will have no obligation with respect to this Agreement, except the obligation to notify the Parties regarding the status of the account as required in Section 2.2 below, unless and until Company makes the initial deposit with DSI.

      1.3 DEPOSIT INSPECTION. When DSI receives Deposit Materials and the applicable Attachment B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Attachment B. In addition to the deposit inspection, Sprint may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

      1.4 ACCEPTANCE OF DEPOSIT. At completion of each deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on the applicable Attachment B, DSI will date and sign such Attachment B and mail a copy of it to Company and Sprint. If DSI determines that the labeling does not match the item descriptions or quantity on such Attachment B, DSI will:

            (a) note the discrepancies in writing on such Attachment B;

            (b) date and sign such Attachment B with the exceptions noted; and

            (c) mail a copy of such Attachment B to Company and Sprint. DSI's acceptance of the deposit occurs upon the signing of the applicable Attachment B by DSI.

      Delivery of the signed Attachment B to Sprint is Sprint's notice that the Deposit Materials have been received and accepted by DSI.

      1.5 COMPANY'S REPRESENTATIONS. Company represents as follows:

            (a) Company lawfully possesses all of the Deposit Materials deposited with DSI;

            (b) With respect to all of the Deposit Materials, Company has the right and authority to grant to DSI and Sprint the rights as provided in this Agreement;

            (c) The Deposit Materials are not subject to any lien or other encumbrance;

            (d) The Deposit Materials consist of the fundamental technology and other materials identified in the Services Agreement and Attachment A; and

            (e) The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

      1.6 VERIFICATION. Sprint will have the right, at Sprint's expense, to cause a verification of any Deposit Materials by DSI or another neutral party that is acceptable to Z-Tel. Sprint will notify Company and DSI of Sprint's request for verification. Company will have the right to be present at the verification. Verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. In the event that DSI provides a verification for Sprint pursuant to this Section, DSI will provide Sprint only information resulting from a Level One Verification as a Level One Verification is described on Schedule 2.1 to this Agreement.

      1.7 DEPOSIT UPDATES. If at any time Company undergoes a scheduled release to any Deposit Materials, Company will, pursuant to Section 14.4.2 of the Services Agreement, immediately upgrade or update the Deposit Materials. If at any time Company implements any upgrade, update patch or other change for any Deposit Materials that is not a scheduled release, Company will, pursuant to
Section 14.4.2 of the Services Agreement, add these unscheduled release materials to the Deposit Materials on a monthly basis. Not less frequently than on a monthly basis during the Term, pursuant to Section 14.4.2 of the Services Agreement, Company will either:

            (a) deposit copies of the then-current Deposit Materials with DSI or provide to Sprint and to DSI a written statement, signed by Company's Chief Technology Officer, Senior Vice President Enterprise Systems or more senior officer, that there has been no change in the Deposit Materials as of the date of the statement, or

            (b) provide to Sprint and to DSI a written statement, signed by Company's Chief Technology Officer, Senior Vice President Enterprise Systems or more senior officer, that the Deposit Materials, as of the date of the statement, are current and accurately reflect the Deposit Materials as of that date. These written statements will be part of the Deposit Materials.

      All deposit updates will be listed on a new Attachment B and Company will sign the new Attachment B. Each Attachment B will be held and maintained separately within the escrow account. An independent record will be created that will document the activity for each Attachment B. The processing of all deposit updates will be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials will include the initial Deposit Materials and any and all updates.

      1.8 REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Company and Sprint or as otherwise provided in this Agreement.

                 ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

      2.1 CONFIDENTIALITY. DSI will maintain the Deposit Materials in a secure, environmentally safe, locked facility that is accessible only to authorized representatives of DSI. DSI will have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI will not disclose, transfer, make available or use the Deposit Materials. DSI will not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It will not be the responsibility of DSI to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.) In the event that DSI provides a verification for Sprint pursuant to
Section 1.6 of this Agreement, DSI will provide Sprint only information resulting from a Level One Verification as a Level One Verification is described on Schedule 2.1 to this Agreement.

      2.2 STATUS REPORTS. DSI will issue to Company and Sprint a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

      2.3 AUDIT OF DSI RECORDS. During the term of this Agreement, Company and Sprint will each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection will be held during normal business hours and following reasonable prior notice.

                       ARTICLE 3 -- GRANT OF RIGHTS TO DSI

      3.1 TITLE TO MEDIA. Upon delivery of media to DSI, Company transfers to DSI the title to the media upon which the Deposit Materials are written or stored. However, this transfer does not include ownership of the proprietary and third party technology and materials contained on the media, such as any copyright, trade secret, patent or other intellectual property rights.

      3.2 RIGHT TO MAKE COPIES. DSI will have the right to make copies of the Deposit Materials as reasonably necessary to perform its duties under this Agreement. DSI will copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Company will provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

      3.3 RIGHT TO TRANSFER UPON RELEASE. Company grants to DSI the right to transfer a copy of the Deposit Materials media to Sprint upon any release of the Deposit Materials for use by Sprint in accordance with Article 4 below. Except upon such a release or as otherwise provided in this Agreement, DSI will not transfer the Deposit Materials.

                         ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS. As used in this Agreement, "RELEASE CONDITION" means any of the Company Triggering Events as described in the Services Agreement (which descriptions are incorporated into this Agreement by this reference) including each of the following Release Conditions:

            (i) Z-Tel materially breaches any provision of the Services Agreement and fails to cure the breach within thirty (30) calendar days after receiving written notice from Sprint;

            (ii) Z-Tel's performance under the Services Agreement as measured by applicable SLAs for order processing, billing, OSS availability, Repair, data file transmission or Z-Node availability fails to meet the triggering event criteria as established in Schedule B of the Services Agreement and Z-Tel fails to cure this variance within thirty (30) calendar days after receiving written notice from Sprint;

            (iii) there occurs a Disconnect of Z-Tel ILEC UNE services affecting greater than five percent (5%) of Sprint's End Users that Z-Tel is then serving through any particular ILEC;

            (iv) there is a material adverse change in Z-Tel's regulatory environment, including any change in applicable Laws that materially and adversely affects Z-Tel's ability to perform its obligations under this Agreement;

            (v) there is a Change of Control;

            (vi) there is a material adverse change in Z-Tel's financial condition, evidenced by:

                  (A) simultaneously meeting three or more of the following
            criteria:

                        (1) Z-Tel fails to hold cash and cash equivalents of at
                  least $6.5 million,

                        (2) Z-Tel fails to maintain a current ratio (current
                  assets/(current liabilities less Short Term Deferred Revenue)) greater than point six (0.6),

                        (3) Z-Tel fails to maintain a cash ratio ((cash and
                  marketable securities)/(current liabilities less Short Term Deferred

                  Revenue)) greater than point one-five (0.15),

                        (4) Z-Tel fails to maintain working capital (current
                  assets minus current liabilities (less Short Term Deferred Revenue)) greater than negative twenty million dollars (-$20 million),

                        (5) Z-Tel fails to maintain a ratio of working capital
                  (current assets minus current liabilities (less Short Term Deferred Revenue)) divided by total assets greater than negative point two-three (-0.23), and

                        (6) Z-Tel materially breaches any agreement for borrowed
                  money (including any material violation of a debt covenant);
                  or

                  (B) Z-Tel receives a going concern qualification from its auditors;

            (vii) Z-Tel ceases ongoing business operations; or

            (viii) Z-Tel becomes Bankrupt, makes a general assignment for benefit of creditors or has a receiver appointed for its assets, or a court of competent jurisdiction issues an order for Z-Tel's winding up.

      For purposes of this Section cash and cash equivalents exclude any restricted amounts.

      Capitalized terms used in this Section, but not defined in this Section have the meanings set forth on Attachment E.

      4.2 FILING FOR RELEASE. If Sprint believes in good faith that a Release Condition has occurred, Sprint may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials by delivering a Notice to DSI and to Company in the form of Attachment D to this Agreement executed by an officer of Sprint (a "RELEASE INSTRUCTION"). Upon receipt of such notice, DSI will provide a copy of the notice to Company by commercial express mail.

      4.3 RELEASE OF DEPOSIT. Upon receipt of the Release Instruction from Sprint, DSI has no obligation to determine independently whether a Release Condition has occurred and no right to refuse to release the Deposit Materials to Sprint. If Company disputes DSI's release of the Deposit Materials, Company and Sprint will resolve the dispute as provided in the Services Agreement. Regardless of whether Company disputes DSI's release of the Deposit Materials, DSI is authorized and directed by Company and Sprint to release the Deposit Materials to Sprint upon receipt of the Release Instruction. Any copying expense in excess of $100 will be chargeable to Sprint. However, DSI is entitled to receive any fees due DSI before making the release.

      4.4 RETURN OF DEPOSIT. During the term of this Agreement, upon the resolution of any dispute pursuant to the Services Agreement requiring that the Deposit Materials be returned to DSI, Sprint will deliver the Deposit Materials, and all copies of these materials, in accordance with the order issued as a result of dispute resolution and will certify in writing to Company that Sprint has no copies of the Deposit Materials in Sprint's possession. Sprint will conspicuously label for identification each document, magnetic tape, disk or other tangible media upon which the Deposit Materials are written or stored. Additionally, Sprint will complete a Description of Deposit Materials in the form of Attachment B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Description of Deposit Materials will be signed by Sprint and delivered to DSI with the returned Deposit Materials. Upon receipt of the Deposit Materials DSI will create a new Attachment B and hold and maintain that Attachment B separately within the escrow account. DSI will create an independent record that will document the activity for each above mentioned Attachment B.

      4.5 RETENTION BY DSI OF COPY OF DEPOSIT MATERIALS. Following release of the Deposit Materials, DSI will retain a copy of the Deposit Materials for the longer of (a) forty-five (45) calendar days and (b) the final resolution of any dispute pursuant to the Services Agreement seeking the return of the Deposit Materials to DSI (including the expiration of the time in which Sprint or Company may seek judicial review of any order issued as a result of the dispute resolution). DSI will then transfer to Company all copies of the Deposit Materials then in its possession (including transferring to Company the title to the media upon which the Deposit Materials are written or stored) and this Agreement will terminate.

      4.6 VERIFICATION OF RETURNED DEPOSIT MATERIALS. If Sprint returns the Deposit Materials to DSI as contemplated by Section 4.4 of this Agreement, DSI will, upon written request from Z-Tel, compare file sizes and file names between the returned Deposit Materials and the previously released Deposit Materials, and take such other reasonable measures as are appropriate for purposes of attempting to determine whether the returned Deposit Materials are different from the previously released Deposit Materials. Sprint maintains the responsibility to ensure the returned Deposit Materials are identical to those that were released to Sprint pursuant to Section 4.3. The fees for DSI's verification described in this Section 4.6 will be paid by Sprint.

                        ARTICLE 5 -- TERM AND TERMINATION

      5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year (the "INITIAL TERM"). After the Initial Term has expired, this Agreement will automatically renew from year-to-year unless (a) Company and Sprint jointly instruct DSI in writing that the Agreement is terminated; or (b) DSI instructs Company and Sprint in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with
Section 5.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the Initial Term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of the other applicable escrow arrangements.

      5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI will provide written notice of delinquency to Sprint and Company. Either Sprint or Company will have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within sixty (60) calendar days after the date of the notice, then DSI will have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI will have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

      5.3 TERMINATION BY RESIGNATION. DSI reserves the right to terminate this Agreement, for any reason, by providing Company and Sprint with ninety (90) calendar days' written notice of its intent to terminate this Agreement. Within the ninety (90) day period, Company and Sprint may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within ninety (90) calendar days after the date of DSI's written termination notice, then DSI will return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

      5.4 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI will return or otherwise deliver the Deposit Materials in accordance with Company's instructions. If there are no instructions, DSI will return the Deposit Materials to Company. DSI will have no obligation to return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to Sprint in accordance with Section 4.3.

      5.5 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, the following provisions of this Agreement will survive:

            (a) Company's Representations (Section 1.5);

            (b) The obligations of DSI in Section 2.1 regarding confidentiality with respect to the Deposit Materials;

            (c) The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3), if a release of the Deposit Materials to Sprint has occurred before termination;

            (d) The obligation to pay DSI any fees and expenses due;

            (e) The provisions of Article 7; and

            (f) Any other provisions in this Agreement that specifically state they survive the termination of this Agreement.

                             ARTICLE 6 -- DSI'S FEES

      6.1 FEE SCHEDULE. Sprint will pay DSI its standard fees and expenses applicable to the services provided. DSI will notify Sprint of DSI's fees at least sixty (60) calendar days before any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote before rendering the service. Sprint will pay any fees charged by DSI for performing the services described in Section 4.5 and Section 4.6 of this Agreement.

6.2 PAYMENT TERMS. DSI will not be required to perform any service unless the payment for that service and any outstanding balances owed to DSI are paid in full. Initial fees are due upon receipt of a signed contract or receipt of the Deposit Materials, whichever is earliest. If invoiced fees are not paid within sixty (60) calendar days after the date of invoice, DSI may terminate this Agreement in accordance with Section 5.2.

                       ARTICLE 7 -- LIABILITY AND DISPUTES

      7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature from Sprint or Company authorized representative that DSI believes to be genuine. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI will not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

      7.2 INDEMNIFICATION. Company and Sprint each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("LIABILITIES") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.

      7.3 DISPUTE RESOLUTION. In the event of a dispute between Company and Sprint pursuant to a release of Deposit Materials under Article 4, Company and Sprint will resolve such dispute in accordance with the Services Agreement. In the event of any other dispute relating to or arising from this Agreement, DSI may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by DSI in connection with such action, including reasonable attorneys' fees and costs, will be borne 50% by each of Company and Sprint. DSI will perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party under the order by reason of the act.

      7.4 CONTROLLING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

      7.5 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from any arbitrator or any court of competent jurisdiction that may direct DSI to take or refrain from taking any action, that party will:

            (a) Give DSI at least two (2) Business Days' prior notice of the hearing;

            (b) Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered under such order; and

            (c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

      7.6 LIMITATION OF LIABILITY. In no event will DSI be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and in no event shall the collective liability of DSI exceed ten times the fees paid under this Agreement. The foregoing limitation of liability does not apply with respect to any acts of gross negligence, personal injury claims, property damage claims (excluding the Deposit), or intellectual property infringement. The foregoing limitation of liability does not apply to any unauthorized release of the Deposit Materials by DSI (whether intentionally or negligently or otherwise), and DSI's liability is limited to adjudged, actual damages (for the avoidance of doubt, actual damages includes incidental, indirect, special, or consequential damages, but actual damages excludes exemplary or punitive damages).

                         ARTICLE 8 -- GENERAL PROVISIONS

      8.1 ENTIRE AGREEMENT. This Agreement, which includes Attachments described in this Agreement, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Services Agreement between Company and Sprint. DSI's only obligations to Company or Sprint are as set forth in this Agreement. No amendment or modification of this Agreement will be valid or binding unless signed by all the parties to this Agreement, except that Attachment A need not be signed by DSI, Attachment B need not be signed by Sprint and Attachment C need not be signed.

      8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications will be given to the parties at the addresses specified in the attached Attachment C. It will be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties will have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by first class mail.

      8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability will affect neither the validity of this Agreement nor the remaining provisions in this Agreement, and the provision in question will be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

      8.4 SUCCESSORS. This Agreement will be binding upon and will inure to the benefit of the successors and assigns of the parties. However, DSI will have no obligation in performing this Agreement to recognize any successor or assign of Company or Sprint unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

      8.5 REGULATIONS. Company and Sprint are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

Z-TEL COMMUNICATIONS, INC.               SPRINT COMMUNICATIONS COMPANY L.P.

By: _________________________________   By: _________________________________
Name:________________________________   Name:________________________________
Title:_______________________________   Title:_______________________________
Date:________________________________   Date:________________________________







                  DSI TECHNOLOGY ESCROW SERVICES, INC.

                  By:_______________________________________
                  Name:_____________________________________

                                  SCHEDULE 2.1

                               LEVEL 1 - INVENTORY

This series of tests provides insight into whether the necessary information required to recreate the Depositor's development environment has been properly stored in escrow. These tests detect errors that often inhibit effective use of the escrow deposit.

Steps include: Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions; and identifying materials required to recreate the Depositor's software development environment. At completion of testing, DSI will distribute a report to Preferred Beneficiary detailing DSI's investigation which will include attachments of any build instructions, file classification tables and listings, and listings of required software development materials, including without limitation, required source code languages and compilers, third-party software, libraries, operating systems, and hardware, as well as DSI's analysis of the deposit (when identifying materials required to recreate Depositor's software development environment, DSI will rely on (1) information provided in Depositor's completed questionnaire, this can be obtained via a DSI verification representative, and/or (2) DSI's testing experience).

                                  ATTACHMENT A

                            MATERIALS TO BE DEPOSITED

                      Account Number ______________________

Z-Tel represents to Sprint that Deposit Materials delivered to DSI will consist of the following:

Z-Node OA&M Software
Z-Node Service Software and Configuration Specifications to support:
            Voice Mail
            Family Mailbox
            Find Me
            Notify Me
            On-Line Account Maintenance
            Web Access to Features
            Telution Configuration Specifications
Z-Tel Custom Software
            Local Calling Area Lookup
            Local Calling Cap Viewer
            Pre-Processor for CDR (Mediation and Rating)
            Bill Processing Scripts
            Post-Process Validation
Customer Care Interface (CCI) Software
Agent Desktop Phone (ADP) Software
Call Center IVR Scripts
Report Hierarchy & Menus
ILEC Gateway Software
RTS Provisioning Gateway
RTS middleware

For each item above Z-Tel will provide the applicable source code (where applicable), related documentation, software development tools and training materials.

_____________________________________    _____________________________________
Z-Tel Communications, Inc.               Sprint Communications Company L.P.

By: _________________________________    By: _________________________________
Name:________________________________    Name:________________________________
Title:_______________________________    Title:_______________________________
Date:________________________________    Date:________________________________

                                  ATTACHMENT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Z-Tel Communications, Inc. ___________________________________________________

Account Number _______________________________________________________________

      F. Product Name Version

(Product Name will appear as the Attachment B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity    Media Type & Size            Label Description of Each Separate Item
______      Disk 3.5" or ____
______      DAT tape ____mm
______      CD-ROM
______      Data cartridge tape ____
______      TK 70 or ____ tape
______      Magnetic tape ____
______      Documentation
______      Other ______________________

PRODUCT DESCRIPTION:
Environment___________________________________________________________________

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name____________________________________ Version______________
Hardware required_____________________________________________________________
Software required_____________________________________________________________
Other required information____________________________________________

I certify for Z-TEL that the above described___________________________DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI:________________________materials (any exceptions are noted above):

Signature________________________         Signature___________________________
Print Name_______________________         Print Name__________________________
Date_____________________________         Date Accepted_______________________
                                          Attachment B#_______________________

    Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123
                                 (858) 499-1600

                                  ATTACHMENT C

                               DESIGNATED CONTACT

                      Account Number ______________________

Notices, deposit material returns and    Invoices to Z-Tel should be
communications to Z-Tel                  addressed to:
should be addressed to:
                                         ____________________________________
                                         ____________________________________
Company Name:_______                     ____________________________________
Address:_______                          ____________________________________

Designated Contact:_______               Contact:_______

Telephone:_______                        ____________________________________
Facsimile:_______                        P.O.#, if required:_________________
E-mail:  _________________________
Verification Contact:  ___________                  (a) E-mail:
                                            _________________________________

Notices and communications to            Invoices to Sprint
Sprint should be addressed to:           should be addressed to:

Company Name:_______                     ____________________________________
                                         ____________________________________
Address:_______                          ____________________________________
Designated Contact:_______                      Contact:_______

Telephone:_______
Facsimile:_______                        P.O.#, if required:_________________
E-mail:  ________________________                    (b) E-mail:
                                            _________________________________

Requests from Z-Tel or Sprint to change the designated contact should be given in writing by the designated contact or an authorized employee of Z-Tel or Sprint.

Contracts, Deposit Materials and         Invoice inquiries and fee remittances
notices to                               to DSI should be addressed to:
DSI should be addressed to:

DSI Technology Escrow Services, Inc.     DSI Technology Escrow Services, Inc.
Contract Administration                  PO Box 45156
9265 Sky Park Court, Suite 202           San Francisco, CA  94145-0156
San Diego, CA 92123
Telephone: (858) 499-1600                (858) 499-1636
Facsimile: (858) 694-1919                (858) 499-1637
E-mail: ca@dsiescrow.com

Date:_________________________________

                                  ATTACHMENT D

                      TECHNOLOGY ESCROW RELEASE INSTRUCTION

To: DSI Technology Escrow Services, Inc.

From: Sprint Communications Company L.P

Re: Z-Tel/Sprint Technology Escrow

The undersigned Officer certifies, on behalf of Sprint Communications Company L.P, that a Z-Tel Triggering Event has occurred within the meaning of the Agreement for Wholesale Telephone Exchange Services, Z-Node Services, Ancillary Services and Technology License dated February ____, 2003 between Z-Tel Communications, Inc. and Sprint Communications Company L.P. That event is

_________________________________________________________
____________________________________________________________________________

OR

The undersigned Officer certifies, on behalf of Sprint Communications Company L.P, that a Z-Tel Liquidation Proceeding has occurred within the meaning of the Agreement for Wholesale Telephone Exchange Services, Z-Node Services, Ancillary Services and Technology License dated February _____, 2003 between Z-Tel Communications, Inc. and Sprint Communications Company L.P. That event is

_________________________________________________________
____________________________________________________________________________

The undersigned Officer also certifies, on behalf of Sprint Communications Company L.P., that Sprint has tendered to Z-Tel in immediately available funds all non-disputed fees and charges currently due Z-Tel.

The undersigned Officer demands, on behalf of Sprint Communications Company L.P., the immediate release of the Technology Escrow Materials to Sprint.

SPRINT COMMUNICATIONS COMPANY L.P.

BY:__________________________
TITLE:_______________________
DATE:________________________

                                  ATTACHMENT E

                                   DEFINITIONS

ANCILLARY SERVICES means any facility or service that is requested by Sprint that is not a Telecommunications Service or an Information Service that is necessary or desirable to directly support delivery by Sprint of Telecommunications Services and Information Services to its End Users and is not identified as a function to be performed by Z-Tel in the SOW.

BANKRUPTCY OR BANKRUPT means the happening of any of the following events:

      (a) the filing of an application for, or a consent to, the appointment of a trustee, receiver or liquidator for all or any substantial portion of the party's assets;

      (b) the filing of a voluntary petition in bankruptcy;

      (c) the filing of a pleading in any court of record admitting inability to pay debts as they come due;

      (d) the making of an assignment for the benefit of creditors;

      (e) the consenting to, or default in the answering of, a bankruptcy petition filed;

      (f) the entry of a judgment or decree in any bankruptcy or insolvency proceeding adjudicating bankruptcy or insolvency;

      (g) the entry of an order for any relief in any bankruptcy or insolvency proceeding;

      (h) when one hundred twenty (120) calendar days after the commencement of any involuntary proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, the proceeding has not been dismissed; and

      (i) when ninety (90) calendar days after the appointment, without the party's consent or acquiescence, of a trustee, receiver or liquidator of the Party or all or any substantial portion of the party's assets, the appointment has not been vacated or stayed or when ninety (90) calendar days after the stay the appointment has not been vacated.

CHANGE OF CONTROL means the occurrence of any of the following events:

      (a) Any "person" (as that term is defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the rules under the Exchange Act, including Rule 13d-5(b)) acquires, directly or indirectly, "beneficial ownership" (as determined under Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of Z-Tel's directors ("VOTING SECURITIES") so that, after the acquisition, the "person" holds, directly or indirectly, shares of voting securities representing forty percent (40%) or more of the combined voting power of Z-Tel's then outstanding voting securities, other than an acquisition of voting securities:

      (i) by a trustee or other fiduciary holding the securities under any employee benefit plan (or related trust) sponsored or maintained by Z-Tel or any person that Z-Tel controls,

      (ii) by any employee benefit plan (or related trust) sponsored or maintained by Z-Tel or any person that Z-Tel controls,

      (iii) by Z-Tel,

      (iv) by a corporation owned, directly or indirectly, by Z-Tel's stockholders in substantially the same proportions as their ownership of Z-Tel stock, or

      (v) in a transaction that would not be a Change in Control under clause
(c) below.

      Notwithstanding the foregoing, an event is not a "Change of Control" under this subparagraph (a) unless:

      (A) the "person" is one or more Change of Control Companies or any of their respective Affiliates or successors, or

      (B) the "person" includes one or more Change of Control Companies or any of their respective Affiliates or successors, and any included Change of Control Company, Affiliate or successor owns, controls or otherwise holds (together with its Affiliates and successors) voting securities representing in aggregate ************************* or more of the combined voting power of the "person's" then outstanding voting securities.

      For purposes of this Agreement, the "CHANGE OF CONTROL COMPANIES" are
*****************************************************************************
**************************************************************************. For
the avoidance of doubt, nothing in the proceeding will limit the effectiveness of the exclusions set forth in clauses (i), (ii), (iii), (iv), and (v) of this subparagraph (a).

      (b) A change occurs in the composition of Z-Tel's Board of Directors that causes less than a majority of Z-Tel's directors to be directors that meet one or more of the following descriptions:

      (i) a director who:

            (A) has been a director of Z-Tel for a continuous period of at least the previous twelve (12) months, or

            (B) was a director of Z-Tel as of the Effective Date and has continued that role continuously without interruption since the Effective Date,

      (ii) a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in this clause (b) by prior nomination or election, but excluding, for the purpose of this subclause (b)(ii), any director whose initial assumption of office occurred as a result of:

      (A) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than Z-Tel's Board of Directors, or

      (B) a tender offer, merger, sale of substantially all of Z-Tel's assets, consolidation, reorganization or business combination that would be a Change in Control under clause (c) below, or

      (iii) a director who was serving on Z-Tel's Board of Directors as a result of the consummation of a transaction that would not be a Change in Control under clause (c) below.

      Notwithstanding the foregoing, an event is not a "Change of Control" under this subparagraph (b) unless after the event a majority of Z-Tel's directors are representing (through any arrangement, agreement, or understanding), were designated by, or are employed by, one or more of the Change of Control Companies or any of their respective Affiliates or successors.

      (c) Z-Tel consummates (whether directly involving Z-Tel or indirectly involving Z-Tel through one or more intermediaries):

      (i) a merger, consolidation, reorganization or business combination,


      (ii) a sale or other disposition of all or substantially all of its assets, or


      (iii) the acquisition of assets or stock of another entity,

      in each case, other than in a transaction:

      (A) that results in Z-Tel's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of Z-Tel or the person that, as a result of the transaction, controls, directly or indirectly, Z-Tel or owns, directly or indirectly, all or substantially all of Z-Tel's assets or otherwise succeeds to Z-Tel's business (Z-Tel or such person, the "SUCCESSOR ENTITY")) directly or indirectly, at least ******************* of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction,

      (B) after which more than ******************* of the members of the Successor Entity's Board of Directors were members of Z-Tel's Board of Directors when Z-Tel's Board of Director's approved the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of Z-Tel's Board of Directors at that time), and

      (C) after which no person or group beneficially owns voting securities representing ******************* or more of the combined voting power of the Successor Entity (but no person or group will be treated for purposes of this clause (C) as beneficially owning ******************* or more of combined voting power of the Successor Entity solely because of the voting power the person or group held in Z-Tel before the consummation of the transaction.

      Notwithstanding the foregoing, an event is not a "Change of Control" under this subparagraph (c) unless it results, whether through one transaction or a series of related transactions occurring during any 365-day period, in the "ultimate parent entity" (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under such act, but using a ******** rather than a ********* of Z-Tel becoming any of the Change of Control Companies or any of their respective Affiliates or successors.

      Z-Tel liquidates or dissolves.

      DISCONNECT means the process by which dial tone is disabled by the serving carrier in association with an End User line.

      END USER means, with respect to any party, the party's retail customers including business users. "Sprint's End Users" (and derivatives thereof) includes any End User of Sprint's Affiliates who are purchasing Local Wholesale Services.

      ILEC or INCUMBENT LOCAL EXCHANGE CARRIER means with respect to an area, the local exchange carrier that:

      (a) on the date of enactment of the Telecommunications Act of 1996, provided telephone exchange service in such area; and

            (b) (i) on the date of enactment of the Telecommunications Act of 1996, was deemed to be a member of the exchange carrier association pursuant to
Section 69.601(b) of the FCC's regulations (47 C.F.R. Section 69.601(b)); or
(ii) is a person or entity that, on or after such date of enactment, became a successor or assign of a member described in clause (i)

      INFORMATION SERVICE(S) has the meaning set forth in Section 3(20) of the Communications Act of 1934, as amended, 47 U.S.C. Section 153(20).

LOCAL WHOLESALE SERVICES means:

      (a) Telephone Exchange Service that Z-Tel provides to other carriers for resale to their End Users, and other associated services through use of Z-Tel's OCN, such as basic and adjunct to basic vertical services, and exchange access functionality, and

      (b) Telephone Exchange Service that Z-Tel supports for sale by Sprint to its End Users, and other associated services through use of Sprint's OCN, such as basic and adjunct to basic vertical services and exchange access functionality.

      OCN means operating company number.

      OSS SERVICES or OPERATIONS SUPPORT SYSTEM SERVICES means all functionalities (as well as the hardware, software and documentation) that is reasonably necessary, required or useful to directly or indirectly support delivery of LW Based Services or Z-Tel Information Services to Sprint's End Users. Included within OSS Services, without limitation, are the following functionalities: ordering, provisioning, billing and collection, fulfillment, sales, preparing and handling CDRs, and customer care. For the avoidance of doubt, "OSS Services" does not include any Telecommunications Service, any Information Service or any customization of Z-Tel Technology that is developed as an Ancillary Service.

      REPAIR means the report and resolution of service issues

      SERVICE LEVEL AGREEMENTS or SLAS means specified levels of service that Z-Tel is responsible to provide in relation to Local Wholesale Services, Z-Node Services and OSS Services.

      SHORT TERM DEFERRED REVENUE means revenues offset to future periods for revenue recognition purposes that are included in current liabilities.

      TELECOMMUNICATIONS SERVICES means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

TELEPHONE EXCHANGE SERVICE means:

      (a) service within a telephone exchange, or within a connected system of telephone exchanges within the same exchange area operated to furnish to subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which are covered by the exchange service charge, or

      (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a Telecommunications Service.

Telephone Exchange Service involves the combination of loop, switch port and any other necessary elements required to provide an unbroken signal of 350 + 440 Hz reflecting that telephone service is currently provided and that the telephone company is ready to receive dialed digits.

      Z-NODE SERVICES means any proprietary Z-Tel Information Service or Z-Tel Adjunct to Basic Service provided as a vertical feature through the Z-Line Platform. Available Z-Node Services include Voice Mail, Family Mail Box, Find Me, On-Line Account Maintenance, Notify Me, and Web Access. For the avoidance of doubt, Z-Node Services will not include access to Z-Tel's Personal Voice Assistant service ("PVA(TM) service")

ABA #:

Account #:

Account Holder:

Amount Disbursed:

                                  ATTACHMENT B

                                  ESCROW FEES


ACCEPTANCE AND SET-UP FEE:   $1,500
(payable upon funding the escrow)

ANNUAL ADMINISTRATION FEE:   $1,500
(for services for one year or any
part thereof, payable in advance)

INVESTMENT FEES: Included in the annual administration fee, except for the point two five percent (0.25%) money management fee charged by the money market funds, which fee will be in addition to the annual administration fee.

OUT-OF-POCKET EXPENSES: Any out-of-pocket expenses, including fees and charges for legal counsel or other professional advisors, will be charged as incurred.

                                    EXHIBIT B

                          TECHNOLOGY ESCROW AGREEMENT

                                    EXHIBIT C

             FORM OF TEXT FOR INITIAL SEC FILING AND PRESS RELEASE

             Z-TEL AND SPRINT SIGN AGREEMENT FOR WHOLESALE SERVICES

           MEDIA CONTACTS:
         Sarah E. Bialk            Christine Attalla

         Z-Tel Technologies, Inc.                  PR Results (PR(2))(TM)
         813-233-4586                          630.783.1024
         sbialk@z-tel.com                      cattalla@prresults.org

TAMPA, Fla. (February 4, 2003) - Z-Tel Technologies, Inc. (NASDAQ: ZTEL), a leading provider of local, long distance and enhanced telecommunications services, today announced it has signed a non-exclusive, wholesale services agreement with the Sprint Corporation (NYSE: FON, PCS). The agreement gives Sprint access to Z-Tel's Web-integrated enhanced communications platform and operational support systems related to providing local residential telephone service. Specific financial terms of the agreement were not disclosed.

Z-Tel's Web-integrated enhanced services include Internet-accessible voicemail, multiple-number call forwarding and message notification by email, cell phone or pager. The agreement offers Sprint a cost-effective avenue to meet consumers' increasing demand for bundled telecommunications services outside of Sprint's existing local markets.

Gregg Smith, president and chief executive officer for Z-Tel, commented, "Our wholesale business model gives companies access to our state-of-the-art enhanced services and an efficient way to enter the local services market. We're proud to offer these benefits to Sprint."

Harry Campbell, president of Sprint's Mass Markets Organization, stated, "Z-Tel offers valuable functionality for Sprint to conduct market tests to explore providing a coast-to-coast local telephone service offering."

Smith concluded, "With our demonstrated operational expertise and proprietary, Web-integrated calling and messaging suite, we're in a unique position to quickly and seamlessly help companies establish or expand their presence in the local telecommunications services market."

ABOUT Z-TEL

Z-Tel was founded in the wake of the Telecommunications Act of 1996. With the establishment of the Unbundled Network Element-Platform (UNE-P), competitive telecommunications companies became able to provide telephone service to end-users over the incumbent local telephone providers' network. Z-Tel was formed around UNE-P with the vision of developing technology that would imbue the telephone with "Intelligent Dial Tone," wherein telephone service can be personalized to meet consumers' and businesses' diverse communications needs in an intelligent, intuitive way. Z-Tel offers residential and business customers in 46 states value-added bundled local and long distance phone service with proprietary Internet-accessible calling and messaging features. Z-Tel also makes these services available on a wholesale basis. For more information about Z-Tel's innovative services or about Z-Tel, please visit the Company's Web site at www.ztel.com.

ABOUT SPRINT

Sprint is a global communications company serving more than 26 million business and residential customers in over 70 countries. With approximately 72,000 employees worldwide and more than $26 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and Sprint's award-winning Tier 1 Internet backbone. Sprint provides local voice and data services in 18 states and operates the largest 100-percent digital, nationwide PCS wireless network in the United States.

This press release contains forward-looking statements. These forward-looking statements are based on the belief of our management, as well as assumptions made by and information currently available to our management. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not predict or assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including risk factors that are described in detail in Z-Tel's 2001 Annual Report on Form 10-K filed on March 29, 2002; and in Z-Tel's other filings with the Securities and Exchange Commission.

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

                                    EXHIBIT D

        Z-TEL BLANKET AGENCY AGREEMENT LETTER FOR LOCAL SERVICE PROVIDERS

         I am an official of Sprint Communications Company L.P. ("SPRINT") and am authorized to commit my company to the conditions stated in this Agreement:

1. Sprint will not knowingly submit any inquiries, requests or orders for service to Z-Tel without legally adequate authorization and verification of the customer to which such inquiries, requests or orders are connected.

2. The agreement between Sprint and the End User provides that the Sprint is solely responsible for representing the End User in all requests relating to local service. The agreement between Sprint and the End User holds the End User responsible to Sprint for all charges incurred on the End User's behalf for local service.

3. Z-Tel may provide ordering and management services to Sprint including sending


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

         Sprint orders for local service using the Sprint OCN through Z-Tel systems and interfaces. Z-Tel may also resell UNE-based services to Sprint that have been ordered using Z-Tel's OCN. When Z-Tel's OCN is used, Sprint is responsible to Z-Tel for all charges that are incurred in connection with service requests for Sprint's End Users regardless of whether the End User meets payment responsibilities to Sprint. When Sprint's OCN is used, Sprint is directly responsible to the ILEC for all charges that are incurred in connection with service requests for Sprint's End Users.

4. To the extent required, Sprint grants Z-Tel the authorization to act in its behalf concerning the placement of local service orders for Sprint End Users with any ILEC including both those submitted using the Z-Tel OCN and those using a Sprint OCN. Unless agreed to in writing by both parties, the Sprint End Users will deal directly with Sprint on all inquiries concerning their Local Service. This may include, but is not limited to, billing, repair, directory listings, and number portability.

5. Z-Tel is authorized to release all information regarding the Sprint End User's local service to Sprint.

6. This Agreement will continue in effect unless canceled by prior written notice by Z-Tel or Sprint at least thirty (30) calendar days before the effective date of cancellation. Cancellation will not release or limit any matters occurring before the cancellation of this Blanket Agency Agreement.

_________________________________________
Signature of Officer

_________________________________________
Title of Officer

_________________________________________
Company Name


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